Exhibit 10(c)

Conformed Version

AMENDMENT AND RESTATEMENT AGREEMENT

AMENDMENT AND RESTATEMENT AGREEMENT, dated as of August 16, 2012 (this “Amendment and Restatement Agreement”), to the Letter of Credit Agreement dated as of April 29, 2011, as amended pursuant to Amendment No. 1 to Letter of Credit Agreement, dated as of August 2, 2011 (the “Original Letter of Credit Agreement”) among KENTUCKY UTILITIES COMPANY (the “Borrower”), the LENDERS from time to time party thereto (the “Lenders”), BANCO BILBAO VIZCAYA ARGENTARIA, S.A., NEW YORK BRANCH, as Administrative Agent and Lender (the “Agent”) and SUMITOMO MITSUI BANKING CORPORATION, NEW YORK BRANCH, as Issuing Lender and Lender (“SMBC”).  Capitalized terms used herein and not otherwise defined herein have the meanings assigned to them in the Amended Letter of Credit Agreement (as defined below).

RECITALS:

WHEREAS, the parties to the Original Letter of Credit Agreement desire to add a loan facility thereto pursuant to the terms and conditions set forth in the Amended Letter of Credit Agreement;

WHEREAS, in order to effect the foregoing, the parties hereto desire to amend and restate the Original Letter of Credit Agreement as of the Amendment and Restatement Effective Date, and to enter into certain other agreements herein, in each case subject to the terms and conditions set forth herein;

NOW THEREFORE, in consideration of the mutual conditions and agreements set forth in the Amended Letter of Credit Agreement and this Amendment and Restatement Agreement, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

Section 1.  Amendment and Restatement of the Original Letter of Credit Agreement. Effective as of the Amendment and Restatement Effective Date:

(a)           the Original Letter of Credit Agreement is hereby amended and restated in its entirety in the form of the Amended and Restated Letter of Credit Agreement set forth as Annex A hereto (the Original Letter of Credit Agreement, as so amended and restated, the “Amended Letter of Credit Agreement”); and

(b)           (i) Exhibits A, B and D to the Original Letter of Credit Agreement are hereby amended and restated in their entirety as set forth in Exhibits A, B and D hereto, respectively, and (ii) Exhibit C is hereby deleted in its entirety.

Except as set forth above, all the appendices and exhibits to the Original Letter of Credit Agreement, in the forms thereof immediately prior to the Amendment and Restatement Effective Date, will continue to be appendices and exhibits to the Amended Letter of Credit Agreement.

Section 2.  Amendments of Reimbursement Agreements.  The Borrower and SMBC each hereby agree that each of the (a) Reimbursement Agreement, dated as of

May 2, 2011, with respect to the $13,059,041.10 Letter of Credit issued by SMBC to The Bank of New York Mellon, (b) Reimbursement Agreement, dated as of May 2, 2011, with respect to the $50,863,013.70 Letter of Credit issued by SMBC to U.S. Bank National Association, (c) Reimbursement Agreement, dated as of May 2, 2011, with respect to the $54,998,630.14 Letter of Credit issued by SMBC to Deutsche Bank Trust Company Americas and (d) Reimbursement Agreement, dated as of May 2, 2011, with respect to the $79,388,898.11 Letter of Credit issued by SMBC to Deutsche Bank Trust Company Americas, in each case between the Borrower and SMBC (each, an “SMBC Reimbursement Agreement”) shall be amended as follows:

(a) The introductory paragraph of each SMBC Reimbursement Agreement is hereby amended and restated in its entirety as follows:

Reference is hereby made to the $198,309,583.05 Amended and Restated Letter of Credit Agreement (as amended, amended and restated, supplemented or modified from time to time, the “Letter of Credit Agreement”) dated as of August 16, 2012, among Kentucky Utilities Company (the “Borrower”), the lending institutions party thereto from time to time, Banco Bilbao Vizcaya Argentaria, S.A., New York Branch, as Administrative Agent and Sumitomo Mitsui Banking Corporation, New York Branch, as Issuing Lender.  Terms used herein and not otherwise defined herein have, as used herein, the respective meanings provided for in Section 18.

(b) Section 3 of each SMBC Reimbursement Agreement is hereby amended by inserting the term (i) “and Repayment of Loans Under the Letter of Credit Agreement” immediately following the term “Letter of Credit” in the heading thereof, (ii) “or make a Loan under the Credit Agreement” immediately following the term “Letter of Credit” in the third line of clause (a) thereof, (iii) “or repay the full amount of such Loan” immediately following the term “such Drawing” in the third line of clause (a) thereof, (iv) “or Section 2.11, as applicable,” immediately following the term” Section 3.07” in the fourth line of clause (a) thereof,(v) “(or the obligations of the Borrower to repay any Loan made in respect thereof)” immediately following the term “any Liquidity Drawing” in the ninth line of clause (b) thereof, (vi) “or to repay such Loan” immediately following the term “such Drawing” in the eleventh line of clause (b) thereof and (vii) “(or upon the repayment or any Loan made in respect thereof)” immediately following the term “any Liquidity Drawing” in the first line of clause (c) thereof.

(b)           Section 18 of each SMBC Reimbursement Agreement is hereby amended by adding the following defined term in its appropriate alphabetical order:

“Loans” means “Loans” as defined in the Letter of Credit Agreement.

Section 3.  Effect of Amendment.  On and after the Amendment and Restatement Date, (i) each reference to “this Agreement”, “hereof”, “hereunder”, “herein” and “hereby” and each other similar reference contained in the Original Letter of Credit Agreement, and each reference to “the Letter of Credit Agreement”, “thereof”, “thereunder”, “therein” and “thereby” and each other similar reference to the Original Letter of Credit Agreement contained in any other Loan Document shall be deemed a reference to the Amended Letter of Credit Agreement and (ii) each reference to “this Agreement”, “hereof”, “hereunder”, “herein” and “hereby” and each other similar

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reference contained in each SMBC Reimbursement Agreement, and each reference to “the Reimbursement Agreement”, “thereof”, “thereunder”, “therein” and “thereby” and each other similar reference to such SMBC Reimbursement Agreement contained in any other Loan Document shall be deemed a reference to such SMBC Reimbursement Agreement as amended hereby.  This Amendment and Restatement Agreement shall constitute a “Loan Document” for all purposes of the Amended Letter of Credit Agreement and the other Loan Documents.

Section 4.  Governing Law.  This Amendment shall be governed by and construed in accordance with the laws of the State of New York.

Section 5.  Full Force and Effect; Ratification.

(a)           Except as expressly set forth herein or in the Amended Letter of Credit Agreement, this Amendment and Restatement Agreement shall not by implication or otherwise limit, impair, constitute a waiver of or otherwise affect the rights and remedies of the Lenders, the Administrative Agent or the Issuing Lenders under the Amended Letter of Credit Agreement or any other Loan Document, and shall not alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Original Letter of Credit Agreement or any other provision of the Original Letter of Credit Agreement or of any other Loan Document, all of which are ratified and affirmed in all respects and shall continue in full force and effect.

(b)           Except as expressly set forth herein, this Amendment and Restatement Agreement shall not by implication or otherwise limit, impair, constitute a waiver of or otherwise affect the rights and remedies of SMBC under the SMBC Reimbursement Agreements, and shall not alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the SMBC Reimbursement Agreements or any other provision of the SMBC Reimbursement Agreements, all of which are ratified and affirmed in all respects and shall continue in full force and effect.

(c)           This Amendment and Restatement Agreement constitutes the entire and final agreement among the parties hereto with respect to the subject matter hereof and there are no other agreements, understandings, undertakings, representations or warranties among the parties hereto with respect to the subject matter hereof except as set forth herein.

Section 6.  Counterparts. This Amendment and Restatement Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

Section 7.  Effectiveness.  This Amendment and Restatement Agreement shall become effective on the date when the Administrative Agent shall have received from each of the Borrower and the Lenders a counterpart hereof signed by such party or facsimile or other written confirmation (in form satisfactory to the Administrative Agent) that such party has signed a counterpart hereof.

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment and Restatement Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

KENTUCKY UTILITIES COMPANY
By:	/s/ Daniel K. Arbough
Name: Daniel K. Arbough Title: Treasurer

[Signature Page to Amendment and Restatement Agreement]

BANCO BILBAO VIZCAYA ARGENTARIA, S.A., NEW YORK BRANCH, as Administrative Agent and Lender
By:	/s/ Nietzsche Rodricks
Name: Nietzsche Rodricks Title: Executive Director

By:	/s/ Michael D’Anna
Name: Michael D’Anna Title: Executive Director

[Signature Page to Amendment and Restatement Agreement]

SUMITOMO MITSUI BANKING CORPORATION, NEW YORK BRANCH, as Issuing Lender and Lender
By:	/s/ Yasuhiro Shirai
Name: Yasuhiro Shirai Title: Managing Director

[Signature Page to Amendment and Restatement Agreement]

ANNEX A

Conformed Version

$198,309,583.05

AMENDED AND RESTATED LETTER OF CREDIT AGREEMENT

dated as of August 16, 2012

among

KENTUCKY UTILITIES COMPANY,

THE LENDERS FROM TIME TO TIME PARTY HERETO

and

BANCO BILBAO VIZCAYA ARGENTARIA, S.A., NEW YORK BRANCH,

as Administrative Agent

TABLE OF CONTENTS

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Appendices:

Commitment Appendix
Exhibits:

Exhibit A	-	Form of Reimbursement Agreement
Exhibit B	-	Form of Assignment and Assumption Agreement
Exhibit C	-	[Reserved]
Exhibit D	-	Form of Letter of Credit Request

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AMENDED AND RESTATED LETTER OF CREDIT AGREEMENT (this “Agreement”), dated as of August 16, 2012, is entered into among KENTUCKY UTILITIES COMPANY, a Kentucky corporation and a Virginia corporation (the “Borrower”), the LENDERS party hereto from time to time, BANCO BILBAO VIZCAYA ARGENTARIA, S.A., NEW YORK BRANCH, as Administrative Agent and SUMITOMO MITSUI BANKING CORPORATION, NEW YORK BRANCH, as Issuing Lender (“SMBC”). The parties hereto agree as follows:

RECITALS

WHEREAS, pursuant to that certain Letter of Credit Agreement, dated as of April 29, 2011 (as amended pursuant to that certain Amendment No. 1 to Letter of Credit Agreement, dated as of August 2, 2011, the “Original Letter of Credit Agreement”), among the Borrower, the Lenders party thereto, the Administrative Agent and SMBC, the Borrower requested that the Lenders provide, and the Lenders agreed to provide, a senior unsecured letter of credit facility in an aggregate amount of $198,309,583.05, on the terms and conditions set forth therein.

WHEREAS, pursuant to the Amendment and Restatement Agreement, the Borrower, the Administrative Agent and SMBC have agreed to amend and restate the Original Letter of Credit Agreement.

NOW THEREFORE, in consideration of the mutual conditions and agreements set forth in the Amendment and Restatement Agreement and this Agreement, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree to amend and restate the Original Letter of Credit Agreement, and the Original Letter of Credit Agreement is hereby amended and restated, in its entirety as follows:

ARTICLE I
DEFINITIONS

Section 1.01. Definitions.  All capitalized terms used in this Agreement or in any Appendix, Schedule or Exhibit hereto which are not otherwise defined herein or therein shall have the respective meanings set forth below.

“Administrative Agent” or “Agent” means Banco Bilbao Vizcaya Argentaria, S.A., New York Branch, in its capacity as administrative agent for the Lenders hereunder and under the other Loan Documents, and its successor or successors in such capacity.

“Administrative Questionnaire” means, with respect to each Lender, an administrative questionnaire in the form provided by the Administrative Agent and submitted to the Administrative Agent (with a copy to the Borrower) duly completed by such Lender.

“Affiliate” means, with respect to any Person, any other Person who is directly or indirectly controlling, controlled by or under common control with such Person.  A Person shall be deemed to control another Person if such Person possesses, directly or indirectly, the power to direct or cause the direction of the management or policies of the controlled Person, whether through the ownership of stock or its equivalent, by contract or otherwise.

“Agreement” has the meaning set forth in the introductory paragraph hereto, as this Agreement may be amended, amended and restated, supplemented or modified from time to time.

“Amendment and Restatement Agreement” means the Amendment and Restatement Agreement, dated as of the Amendment and Restatement Effective Date, among the Borrower, the Lenders party thereto, the Administrative Agent and SMBC.

“Amendment and Restatement Effective Date” means August 16, 2012.

“Applicable Lending Office” means, with respect to any Lender, its office located at the address set forth in its Administrative Questionnaire (or identified in its Administrative Questionnaire as its Applicable Lending Office) or such other office as such Lender may hereafter designate as its Applicable Lending Office by notice to the Borrower and the Administrative Agent.

“Applicable Percentage” means, for purposes of calculating the applicable rate for the Facility Fee for any day for purposes of Section 2.03(a), the appropriate applicable percentage set forth below corresponding to the then current highest Borrower’s Ratings; provided, that, in the event that the Borrower’s Ratings shall fall within different levels and ratings are maintained by both Rating Agencies, the applicable rating shall be based on the higher of the two ratings unless one of the ratings is two or more levels lower than the other, in which case the applicable rating shall be determined by reference to the level one rating lower than the higher of the two ratings:

	Borrower’s Ratings (S&P /Moody’s)	Applicable Percentage for Facility Fees
Category A	> A from S&P / A2 from Moody’s	1.000%
Category B	> A- from S&P / A3 from Moody’s	1.100%
Category C	BBB+ from S&P / Baa1 from Moody’s	1.200%
Category D	BBB from S&P / Baa2 from Moody’s	1.325%
Category E	BBB- from S&P / Baa3 from Moody’s	1.500%
Category F	≤BB+ from S&P / Ba1 from Moody’s	1.625%

“Asset Sale” shall mean any sale of any assets, including by way of the sale by the Borrower or any of its Subsidiaries of equity interests in such Subsidiaries.

“Assignee” has the meaning set forth in Section 9.06(c).

“Assignment and Assumption Agreement” means an Assignment and Assumption Agreement, substantially in the form of attached Exhibit B, under which an interest of a Lender hereunder is transferred to an Eligible Assignee pursuant to Section 9.06(c).

“Available Amount” has the meaning set forth in the applicable Letter of Credit.

“Availability Period” means the period from and including the Effective Date to but excluding the Termination Date.

“Bankruptcy Code” means the Bankruptcy Reform Act of 1978, as amended, or any successor statute.

 “Base Rate” means for any day a rate per annum equal to the highest of (i) the Prime Rate for such day, (ii) the sum of 1/2 of 1% plus the Federal Funds Rate for such day and (iii) LIBOR Market Index Rate for such day plus 1%.

“Bond Indenture” has the meaning set forth in the applicable Reimbursement Agreement.

“Borrower” has the meaning set forth in the introductory paragraph hereto.

“Borrower’s Rating” means the rating that is one notch below the senior secured long-term debt rating of the Borrower from S&P or Moody’s.

“Business Day” means any day except a Saturday, Sunday or other day on which commercial banks in New York, New York are authorized by law to close; provided, that, when used in Article III with respect to any action taken by or with respect to any Issuing Lender, the term “Business Day” shall not include any day on which commercial banks are authorized by law to close in the jurisdiction where the office at which such Issuing Lender books any Letter of Credit is located.

“Capital Lease” means any lease of property which, in accordance with GAAP, should be capitalized on the lessee’s balance sheet.

“Capital Lease Obligations” means, with respect to any Person, all obligations of such Person as lessee under Capital Leases, in each case taken at the amount thereof accounted for as liabilities in accordance with GAAP.

“Change of Control” means (i) the acquisition by any Person, or two or more Persons acting in concert, of beneficial ownership (within the meaning of Rule 13d-3 of the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended) of 25% or more of the outstanding shares of voting stock of PPL Corporation or its successors or (ii) the failure at any time of PPL Corporation or its successors to own 80% or more of the outstanding shares of the Voting Stock in the Borrower.

“Commitment” means, with respect to any Lender, the commitment of such Lender to purchase participations in Letters of Credit and Loans pursuant to Article III hereof, as set forth in the Commitment Appendix and as such Commitment may be reduced from time to time pursuant to Section 2.04 or Section 9.06(c) or increased from time to time pursuant to Section 9.06(c).

“Commitment Appendix” means the Appendix attached under this Agreement identified as such.

“Commitment Ratio” shall mean, with respect to any Lender, the percentage equivalent of the ratio which such Lender’s Commitment bears to the aggregate amount of all Commitments.

“Consolidated Capitalization” shall mean the sum of, without duplication, (A) the Consolidated Debt (without giving effect to clause (b) of the definition of “Consolidated Debt”) and (B) the consolidated shareowners’ equity (determined in accordance with GAAP) of the common, preference and preferred shareowners of the Borrower and minority interests  recorded on the Borrower’s consolidated financial statements (excluding from shareowner’s equity (i) the effect of all unrealized gains and losses reported under Financial Accounting Standards Board Accounting Standards Codification Topic 815 in connection with (x) forward contracts, futures contracts, options contracts or other derivatives or hedging agreements for the future delivery of electricity, capacity, fuel or other commodities and (y) Interest Rate Protection Agreements, foreign currency exchange agreements or other interest or exchange rate hedging arrangements and (ii) the balance of accumulated other comprehensive income/loss of the Borrower on any date of determination solely with respect to the effect of any pension and other post-retirement benefit liability adjustment recorded in accordance with GAAP), except that for purposes of calculating Consolidated Capitalization of the Borrower, Consolidated Debt of the Borrower shall exclude Non-Recourse Debt and Consolidated Capitalization of the Borrower shall exclude that portion of shareowners’ equity attributable to assets securing Non-Recourse Debt.

“Consolidated Debt” means the consolidated Debt of the Borrower and its Consolidated Subsidiaries (determined in accordance with GAAP), except that for purposes of this definition (a) Consolidated Debt shall exclude Non-Recourse Debt of the Borrower and its Consolidated Subsidiaries, and (b) Consolidated Debt shall exclude (i) Hybrid Securities of the Borrower and its Consolidated Subsidiaries in an aggregate amount as shall not exceed 15% of Consolidated Capitalization and (ii) Equity-Linked Securities in an aggregate amount as shall not exceed 15% of Consolidated Capitalization.

“Consolidated Subsidiary” means with respect to any Person at any date any Subsidiary of such Person or other entity the accounts of which would be consolidated with those of such Person in its consolidated financial statements if such statements were prepared as of such date in accordance with GAAP.

“Continuing Lender” means with respect to any event described in Section 2.04(b), a Lender which is not a Retiring Lender, and “Continuing Lenders” means any two or more of such Continuing Lenders.

“Corporation” means a corporation, association, company, joint stock company, limited liability company, partnership or business trust.

“Credit Event” means the issuance, renewal or extension of a Letter of Credit or the making of a Loan.

“Custody Agreement” means a Custody Agreement as defined in and entered into pursuant to a Reimbursement Agreement in connection with the issuance of a Letter of Credit hereunder.

“Custody Bonds” has the meaning set forth in the applicable Reimbursement Agreement.

“Debt” of any Person means, without duplication, (i) all obligations of such Person for borrowed money, (ii) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, (iii) all Guarantees by such Person of Debt of others, (iv) all Capital Lease Obligations and Synthetic Leases of such Person, (v) all obligations of such Person in respect of Interest Rate Protection Agreements, foreign currency exchange agreements or other interest or exchange rate hedging arrangements (the amount of any such obligation to be the net amount that would be payable upon the acceleration, termination or liquidation thereof), but only to the extent that such net obligations exceed $75,000,000 in the aggregate and (vi) all obligations of such Person as an account party in respect of letters of credit and bankers’ acceptances; provided, however, that “Debt” of such Person does not include (a) obligations of such Person under any installment sale, conditional sale or title retention agreement or any other agreement relating to obligations for the deferred purchase price of property or services, (b) obligations under agreements relating to the purchase and sale of any commodity, including any power sale or purchase agreements, any commodity hedge or derivative (regardless of whether any such transaction is a “financial” or physical transaction), (c) any trade obligations or other obligations of such Person incurred in the ordinary course of business or (d) obligations of such Person under any lease agreement (including any lease intended as security) that is not a Capital Lease or a Synthetic Lease.

“Default” means any condition or event which constitutes an Event of Default or which with the giving of notice or lapse of time or both would, unless cured or waived, become an Event of Default.

“Defaulting Lender” means at any time any Lender with respect to which a Lender Default is in effect at such time.

“Dollars” and the sign “$” means lawful money of the United States of America.

“Effective Date” means April 29, 2011.

“Eligible Assignee” means (i) a Lender; (ii) a commercial bank organized under the laws of the United States and having a combined capital and surplus of at least $100,000,000; (iii) a commercial bank organized under the laws of any other country which is a member of the Organization for Economic Cooperation and Development, or a political subdivision of any such country, and having a combined capital and surplus of at least $100,000,000; provided, that such bank is acting through a branch or agency located and licensed in the United States; or (iv) an Affiliate of a Lender that is an “accredited investor” (as defined in Regulation D under the Securities Act of 1933, as amended); provided, that, in each case (a) upon and following the occurrence of an Event of Default, an Eligible Assignee shall mean any Person other than the Borrower or any of its Affiliates and (b) notwithstanding the foregoing, “Eligible Assignee” shall not include the Borrower or any of its Affiliates.

“Environmental Laws” means any and all federal, state and local statutes, laws, regulations, ordinances, rules, judgments, orders, decrees, permits, concessions, grants, franchises, licenses or other written governmental restrictions relating to the environment or to emissions, discharges or releases of pollutants, contaminants, petroleum or petroleum products, chemicals or industrial, toxic or Hazardous Substances or wastes into the environment including, without limitation, ambient air, surface water, ground water, or land, or otherwise relating to the manufacture, processing, distribution, use,  treatment, storage, disposal, transport or handling of pollutants, contaminants, petroleum or petroleum products, chemicals or industrial, toxic or Hazardous Substances or wastes.

“Environmental Liabilities” means all liabilities (including anticipated compliance costs) in connection with or relating to the business, assets, presently or previously owned, leased or operated property, activities (including, without limitation, off-site disposal) or operations of the Borrower or any of its Subsidiaries which arise under Environmental Laws.

“Equity-Linked Securities” means any securities of the Borrower or any of its Subsidiaries which are convertible into, or exchangeable for, equity securities of the Borrower, such Subsidiary or PPL Corporation, including any securities issued by any of such Persons which are pledged to secure any obligation of any holder to purchase equity securities of the Borrower, any of its Subsidiaries or PPL Corporation.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended, or any successor statute.

“ERISA Group” means the Borrower and all members of a controlled group of corporations and all trades or businesses (whether or not incorporated) under common control which, together with the Borrower, are treated as a single employer under Section 414(b) or (c) of the Internal Revenue Code.

“Event of Default” has the meaning set forth in Section 7.01.

“Existing Credit Agreement” means that certain Revolving Credit Agreement, dated as of November 1, 2010, among the Borrower, the lenders from time to time party thereto and Wells Fargo Bank, National Association, as administrative agent, as amended, restated, supplemented, replaced or otherwise modified from time to time.

“Existing Pollution Control Bonds” means the tax-exempt pollution control bonds of the following series issued on behalf of the Borrower: (i) the County of Carroll, Kentucky, Environmental Facilities Revenue Bonds, 2008 Series A (Kentucky Utilities Company Project), (ii) the County of Carroll, Kentucky, Environmental Facilities Revenue Refunding Bonds, 2006 Series B (Kentucky Utilities Company Project), (iii) the County of Carroll, Kentucky, Environmental Facilities Revenue Bonds, 2004 Series A (Kentucky Utilities Company Project) and (iv) the County of Mercer, Kentucky, Solid Waste Disposal Facility Revenue Bonds, 2000 Series A (Kentucky Utilities Company Project).

“Facility Fee” has the meaning set forth in Section 2.03(a).

“FATCA” means Sections 1471 through 1474 of the Internal Revenue Code as of the date hereof (or any amended or successor version that is substantially comparable) and any current or future regulations (whether final, temporary or proposed) that are issued thereunder or official government interpretations thereof.

“Federal Funds Rate” means for any day the rate per annum (rounded upward, if necessary, to the nearest 1/100th of 1%) equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day; provided, that (i) if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and (ii) if no such rate is so published on such next succeeding Business Day, the Federal Funds Rate for such day shall be the average of quotations for such day on such transactions received by the Administrative Agent from three federal funds brokers of recognized standing selected by the Administrative Agent.

“Fee Letter” means, collectively, the (i) mandate letter dated as of March 25, 2011 among the Borrower and the Administrative Agent and (ii) administrative agency fee letter dated as of April 29, 2011 among the Borrower and the Administrative Agent, each as amended, modified or supplemented from time to time.

“FERC” means the Federal Energy Regulatory Commission.

“Fronting Fee” has the meaning set forth in Section 2.03(a).

“GAAP” means United States generally accepted accounting principles applied on a consistent basis.

“Governmental Authority” means any federal, state or local government, authority, agency, central bank, quasi-governmental authority, court or other body or entity, and any arbitrator with authority to bind a party at law.

“Guarantee” of or by any Person means any obligation, contingent or otherwise, of such Person guaranteeing or having the economic effect of guaranteeing any Debt of any other Person (the “primary obligor”) in any manner, whether directly or indirectly, and including any obligation of such Person, direct or indirect, (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Debt or to purchase (or to advance or supply funds for the purchase of) any security for payment of such Debt, (ii) to purchase or lease property, securities or services for the purpose of assuring the owner of such Debt of the payment of such Debt or (iii) to maintain working capital, equity capital or any other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Debt; provided, however, that the term Guarantee shall not include endorsements for collection or deposit in the ordinary course of business.

“Hazardous Substances” means any toxic, caustic or otherwise hazardous substance, including petroleum, its derivatives, by-products and other hydrocarbons, or any substance having any constituent elements displaying any of the foregoing characteristics.

“Hybrid Securities” means any trust preferred securities, or deferrable interest subordinated debt with a maturity of at least 20 years issued by the Borrower, or any business trusts, limited liability companies, limited partnerships (or similar entities) (i) all of the common equity, general partner or similar interests of which are owned (either directly or indirectly through one or more Wholly Owned Subsidiaries) at all times by the Borrower or any of its Subsidiaries, (ii) that have been formed for the purpose of issuing hybrid preferred securities and (iii) substantially all the assets of which consist of (A) subordinated debt of the Borrower or a Subsidiary of the Borrower, as the case may be, and (B) payments made from time to time on the subordinated debt.

“Indemnitee” has the meaning set forth in Section 9.03(b).

“Interest Rate Protection Agreements” means any agreement providing for an interest rate swap, cap or collar, or any other financial agreement designed to protect against fluctuations in interest rates.

“Internal Revenue Code” means the Internal Revenue Code of 1986, as amended, or any successor statute.

“Issuing Lender” means (i) SMBC, in its capacity as an issuer of Letters of Credit under Section 3.02, and its respective successor or successors in such capacity and (ii) any other Lender approved as an “Issuing Lender” pursuant to Section 3.01.

“KPSC” means the Kentucky Public Service Commission.

“Lender” means each bank or other lending institution listed in the Commitment Appendix as having a Commitment, each Eligible Assignee that becomes a Lender pursuant to Section 9.06(c) and their respective successors and shall include, as the context may require, each Issuing Lender in such capacity.

“Lender Default” means (i) the failure (which has not been cured) of any Lender to make available any reimbursement for a drawing under a Letter of Credit or a Loan within one Business Day from the date it is obligated to make such amount available under the terms and conditions of this Agreement or (ii) a Lender having notified, in writing, the Administrative Agent and the Borrower that such Lender does not intend to comply with its obligations under Article II following the appointment of a receiver or conservator with respect to such Lender at the direction or request of any regulatory agency or authority.

“Letter of Credit” means each letter of credit issued pursuant to Section 3.02 by an Issuing Lender.

“Letter of Credit Liabilities” means, for any Lender at any time, the product derived by multiplying (i) the sum, without duplication, of (A) the aggregate amount that is (or may thereafter become) available for drawing under all Letters of Credit outstanding at such time plus (B) the aggregate unpaid amount of all Reimbursement Obligations outstanding at such time by (ii) such Lender’s Commitment Ratio.

“Letter of Credit Request” has the meaning set forth in Section 3.03.

“LIBOR Market Index Rate” means, for any day, the rate for 1 month U.S. dollar deposits as reported on Reuters Screen LIBOR01 as of 11:00 a.m., London time, for such day, provided, if such day is not a London Business Day, the immediately preceding London Business Day (or if not so reported, then as determined by the Administrative Agent from another recognized source or interbank quotation).

“Lien” means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance intended to confer or having the effect of conferring upon a creditor a preferential interest.

“Liquidity Drawings” has the meaning set forth in the applicable Letter of Credit.

“Loan Documents” means this Agreement, each Reimbursement Agreement and the Custody Agreement.

“Loans” has the meaning set forth in Section 2.11(a).

“London Business Day” means a day on which commercial banks are open for international business (including dealings in Dollar deposits) in London.

“Mandatory Letter of Credit Borrowing” has the meaning set forth in Section 3.09.

“Margin Stock” means “margin stock” as such term is defined in Regulation U.

“Material Adverse Effect” means (i) any material adverse effect upon the business, assets, financial condition or operations of the Borrower or the Borrower and its Subsidiaries, taken as a whole; (ii) a material adverse effect on the ability of the Borrower to perform its obligations under this Agreement or the other Loan Documents or (iii) a material adverse effect on the validity or enforceability of this Agreement or any of the other Loan Documents.

“Material Debt” means Debt (other than Debt under the Loan Documents) of the Borrower in a principal or face amount exceeding $50,000,000.

“Material Plan” means at any time a Plan or Plans having aggregate Unfunded Liabilities in excess of $50,000,000.  For the avoidance of doubt, where any two or more Plans, which individually do not have Unfunded Liabilities in excess of $50,000,000, but collectively have aggregate Unfunded Liabilities in excess of $50,000,000, all references to Material Plan shall be deemed to apply to such Plans as a group.

“Moody’s” means Moody’s Investors Service, Inc., a Delaware corporation, and its successors or, absent any such successor, such nationally recognized statistical rating organization as the Borrower and the Administrative Agent may select.

“Multiemployer Plan” means at any time an employee pension benefit plan within the meaning of Section 4001(a)(3) of ERISA to which any member of the ERISA Group is then making or accruing an obligation to make contributions or has within the preceding five plan years made contributions.

“New Lender” means with respect to any event described in Section 2.04(b), an Eligible Assignee which becomes a Lender hereunder as a result of such event, and “New Lenders” means any two or more of such New Lenders.

“Non-Defaulting Lender” means each Lender other than a Defaulting Lender, and “Non-Defaulting Lenders” means any two or more of such Lenders.

“Non-Recourse Debt” shall mean Debt that is nonrecourse to the Borrower or any asset of the Borrower.

“Non-U.S. Lender” has the meaning set forth in Section 2.09(e).

“Obligations” means:

(i)           all principal of and interest (including, without limitation, any interest which accrues after the commencement of any case, proceeding or other action relating to the bankruptcy, insolvency or reorganization of the Borrower, whether or not allowed or allowable as a claim in any such proceeding) on any advance, fees payable or Reimbursement Obligation under any other Loan Document;

(ii)           all other amounts now or hereafter payable by the Borrower and all other obligations or liabilities now existing or hereafter arising or incurred (including, without limitation, any amounts which accrue after the commencement of any case, proceeding or other action relating to the bankruptcy, insolvency or reorganization of the Borrower, whether or not allowed or allowable as a claim in any such proceeding) on the part of the Borrower pursuant to this Agreement or any other Loan Document;

(iii)           all expenses of the Agent as to which the Agent has a right to reimbursement under Section 9.03(a) hereof or under any other similar provision of any other Loan Document; and

(iv)           all amounts paid by any Indemnitee as to which such Indemnitee has the right to reimbursement under Section 9.03 hereof or under any other similar provision of any other Loan Document;

together in each case with all renewals, modifications, consolidations or extensions thereof.

“OFAC” means the U.S. Department of the Treasury’s Office of Foreign Assets Control.

“Original Letter of Credit Agreement” has the meaning set forth in the recitals hereto.

“Other Pollution Control Bonds” means tax-exempt pollution control bonds issued on behalf of the Borrower and/or its Subsidiaries other than the Existing Pollution Control Bonds.

“Other Taxes” has the meaning set forth in Section 2.09(b).

“Participant” has the meaning set forth in Section 9.06(b).

“Participant Register” has the meaning set forth in Section 9.06(b).

“PBGC” means the Pension Benefit Guaranty Corporation or any entity succeeding to any or all of its functions under ERISA.

“Permitted Business” with respect to any Person means a business that is the same or similar to the business of the Borrower or any Subsidiary as of the Effective Date, or any business reasonably related thereto.

“Person” means an individual, a corporation, a partnership, an association, a limited liability company, a trust or an unincorporated association or any other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

“Plan” means at any time an employee pension benefit plan (including a Multiemployer Plan) which is covered by Title IV of ERISA or subject to the minimum funding standards under Section 412 of the Internal Revenue Code and either (i) is maintained, or contributed to, by any member of the ERISA Group for employees of any member of the ERISA Group or (ii) has at any time within the preceding five years been maintained, or contributed to, by any Person which was at such time a member of the ERISA Group for employees of any Person which was at such time a member of the ERISA Group.

“Prime Rate” means the rate of interest which is identified as the “Prime Rate” and normally published in the Money Rates section of The Wall Street Journal (or, if such rate ceases to be so published, as quoted from such other generally available and recognizable source as the Administrative Agent may reasonably select).

“Public Reporting Company” means a company subject to the periodic reporting requirements of the Securities and Exchange Act of 1934.

“Quarterly Date” means the last Business Day of each of March, June, September and December.

“Rating Agency” means S&P or Moody’s, and “Rating Agencies” means both of them.

“Register” has the meaning set forth in Section 9.06(e).

“Regulation U” means Regulation U of the Board of Governors of the Federal Reserve System, as amended, or any successor regulation.

“Regulation X” means Regulation X of the Board of Governors of the Federal Reserve System, as amended, or any successor regulation.

“Reimbursement Agreement” has the meaning set forth in Section 3.01.

“Reimbursement Obligations” means at any time all obligations of the Borrower to reimburse the Issuing Lenders pursuant to (i) Section 3.07 for amounts paid by the Issuing Lenders in respect of drawings under Letters of Credit and (ii) Section 2.11 for all Loans (whether or not due and payable) made by Issuing Lenders in respect of Liquidity Drawings, in each case, including any portion of any such obligation to which a Lender has become subrogated pursuant to Section 3.09.

“Replacement Date” has the meaning set forth in Section 2.04(b).

“Replacement Lender” has the meaning set forth in Section 2.04(b).

“Required Lenders” means at any time Non-Defaulting Lenders having at least 51% of the aggregate amount of the Commitments of all Non-Defaulting Lenders at such time, but in no event less than two Non-Defaulting Lenders which are not Affiliates of each other (unless there is only one Non-Defaulting Lender at such time, in which case “Required Lenders” shall mean such Non-Defaulting Lender).

“Responsible Officer” means, as to any Person, the chief executive officer, president, chief financial officer, controller, treasurer or assistant treasurer of such Person or any other officer of such Person reasonably acceptable to the Administrative Agent.  Any document delivered hereunder that is signed by a Responsible Officer of a Person shall be conclusively presumed to have been authorized by all necessary corporate, partnership and/or other action on the part of such Person and such Responsible Officer shall be conclusively presumed to have acted on behalf of such Person.

“Retiring Lender” means a Lender that ceases to be a Lender hereunder pursuant to the operation of Section 2.04(b).

“Sanctioned Entity” shall mean (i) an agency of the government of, (ii) an organization directly or indirectly controlled by, or (iii) a Person resident in, a country that is subject to a sanctions program identified on the list maintained by OFAC and available at http://www.treas.gov/offices/enforcement/ofac/sanctions/index.html, or as otherwise published from time to time as such program may be applicable to such agency, organization or Person.

“Sanctioned Person” shall mean a Person named on the list of Specially Designated Nationals or Blocked Persons maintained by OFAC available at http://www.treas.gov/offices/enforcement/ofac/sdn/index.html, or as otherwise published from time to time.

“SEC” means the Securities and Exchange Commission.

“SMBC” has the meaning set forth in the introductory paragraph hereto.

“S&P” means Standard & Poor’s Ratings Group, a division of McGraw Hill, Inc., a New York corporation, and its successors or, absent any such successor, such nationally recognized statistical rating organization as the Borrower and the Administrative Agent may select.

“Subsidiary” means any Corporation, a majority of the outstanding Voting Stock of which is owned, directly or indirectly, by the Borrower or one or more other Subsidiaries of the Borrower.

“Synthetic Lease” means any synthetic lease, tax retention operating lease, off-balance sheet loan or similar off-balance sheet financing product where such transaction is considered borrowed money indebtedness for tax purposes but is classified as an operating lease in accordance with GAAP.

“Taxes” has the meaning set forth in Section 2.09(a).

“Termination Date” means the earliest to occur of (a) April 29, 2014 and (b) such earlier date upon which all Commitments shall have been terminated in their entirety in accordance with this Agreement.

“TRA” means the Tennessee Regulatory Authority.

“Unfunded Liabilities” means, with respect to any Plan at any time, the amount (if any) by which (i) the value of all benefit liabilities under such Plan, determined on a plan termination basis using the assumptions prescribed by the PBGC for purposes of Section 4044 of ERISA, exceeds (ii) the fair market value of all Plan assets allocable to such liabilities under Title IV of ERISA (excluding any accrued but unpaid contributions), all determined as of the then most recent valuation date for such Plan, but only to the extent that such excess represents a potential liability of a member of the ERISA Group to the PBGC or any other Person under Title IV of ERISA.

“United States” means the United States of America, including the States and the District of Columbia, but excluding its territories and possessions.

“Voting Stock” means stock (or other interests) of a Corporation having ordinary voting power for the election of directors, managers or trustees thereof, whether at all times or only so long as no senior class of stock has such voting power by reason of any contingency.

“VSCC” means the Virginia State Corporation Commission.

“Wholly Owned Subsidiary” means, with respect to any Person at any date, any Subsidiary of such Person all of the Voting Stock of which (except directors’ qualifying shares) is at the time directly or indirectly owned by such Person.

ARTICLE II
THE CREDITS

Section 2.01.            Commitments.  Each Lender severally agrees, on the terms and conditions set forth in this Agreement, to make advances to the Borrower constituting its share of any “Mandatory Letter of Credit Borrowing” and Loans pursuant to Section 3.09 from time to time during the Availability Period in amounts such that its Letter of Credit Liabilities shall not exceed its Commitment.  Each such advance shall be disbursed directly to the applicable Issuing Lender on behalf of the Borrower, pursuant to Section 3.09.

Section 2.02. Noteless Agreement; Evidence of Indebtedness.

(a) Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of the Borrower to such Lender resulting from each advance made by such Lender from time to time, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder.

(b) The Administrative Agent shall also maintain accounts in which it will record (a) the amount of each advance made hereunder, (b) the amount of any principal or interest due and payable or to become due and payable from the Borrower to each Lender hereunder and (c) the amount of any sum received by the Administrative Agent hereunder from the Borrower and each Lender’s share thereof.

(c) The entries maintained in the accounts maintained pursuant to paragraphs (a) and (b) above shall be prima facie evidence of the existence and amounts of the Obligations therein recorded; provided, however, that the failure of the Administrative Agent or any Lender to maintain such accounts or any error therein shall not in any manner affect the obligation of the Borrower to repay the Obligations in accordance with their terms.

Section 2.03. Fees.

(a) Facility Fees.  The Borrower shall pay to the Administrative Agent a fee (the “Facility Fee”) for each day at a rate per annum equal to the Applicable Percentage for the Facility Fee for such day.  The Facility Fee shall accrue from and including the Effective Date to but excluding the last day of the Availability Period on the aggregate amount of each Lender’s Commitment (whether used or unused) on such day.  In addition, the Borrower shall pay to each Issuing Lender a fee (the “Fronting Fee”) in respect of all Letters of Credit issued by such Issuing Lender computed at the rate equal to the product of (i) the difference between (a) the total average amount available for all of such Issuing Lender’s Letters of Credit outstanding hereunder and (b) the product of such Issuing Lender’s Commitment Ratio and the total average amount available for drawing under all Letters of Credit issued by all Issuing Lenders and outstanding hereunder and (ii) 0.15% per annum, on the average amount available for drawing under such Letter(s) of Credit.  Fronting Fees shall be due and payable quarterly in arrears on each Quarterly Date and on the Termination Date (or such earlier date as all Letters of Credit shall be canceled or expire).  In addition, the Borrower agrees to pay to each Issuing Lender, upon each issuance of, payment under, and/or amendment of, a Letter of Credit, such amount as shall at the time of such issuance, payment or amendment be the administrative charges and expenses which such Issuing Lender is customarily charging for issuances of, payments under, or amendments to letters of credit issued by it.

(b) Payments.  Except as otherwise provided in this Section 2.03, accrued fees under this Section 2.03 in respect of Commitments shall be payable quarterly in arrears on each Quarterly Date, on the last day of the Availability Period and, if later, on the date the Letter of Credit Liabilities shall be repaid in their entirety.  Fees paid hereunder shall not be refundable under any circumstances.

Section 2.04. Adjustments of Commitments.

(a) Optional Termination or Reductions of Commitments (Pro-Rata).  The Borrower may, upon at least three Business Days’ prior written notice to the Administrative Agent, permanently (i) terminate the Commitments, if there are no Letter of Credit Liabilities at such time or (ii) ratably reduce from time to time by a minimum amount of $10,000,000 or any larger integral multiple of $5,000,000, the aggregate amount of the Commitments in excess of the aggregate Letter of Credit Liabilities.  Upon receipt of any such notice, the Administrative Agent shall promptly notify the Lenders.  If the Commitments are terminated in their entirety, all accrued fees shall be payable on the effective date of such termination.

(b) Optional Termination of Commitments (Non-Pro-Rata).  If (i) any Lender has demanded compensation or indemnification pursuant to Sections 2.08 or 2.09, or (ii) any Lender is a Defaulting Lender (each such Lender described in clauses (i) or (ii) being a “Retiring Lender”), the Borrower shall have the right, if no Default then exists, to replace such Lender with one or more Eligible Assignees (which may be one or more of the Continuing Lenders) (each a “Replacement Lender” and, collectively, the “Replacement Lenders”) reasonably acceptable to the Administrative Agent.  The replacement of a Retiring Lender pursuant to this Section 2.04(b) shall be effective on the tenth Business Day (the “Replacement Date”) following the date of notice given by the Borrower of such replacement to the Retiring Lender and each Continuing Lender through the Administrative Agent, subject to the satisfaction of the following conditions:

                      (i)           the Replacement Lender shall have satisfied the conditions to assignment and assumption set forth in Section 9.06(c) (with all fees payable pursuant to Section 9.06(c) to be paid by the Borrower) and, in connection therewith, the Replacement Lender(s) shall pay:

(A) to the Retiring Lender an amount equal in the aggregate to the sum of (x) all unpaid drawings and Loans that have been funded by (and not reimbursed to) the Retiring Lender under Section 3.09, together with all accrued but unpaid interest with respect thereto and (y) all accrued but unpaid fees owing to the Retiring Lender pursuant to Section 2.03; and

(B) to the Issuing Lenders an amount equal to the aggregate amount owing by the Retiring Lender to the Issuing Lenders as reimbursement pursuant to Section 3.09, to the extent such amount was not theretofore funded by such Retiring Lender; and

                      (ii)   the Borrower shall have paid to the Administrative Agent for the account of the Retiring Lender an amount equal to all obligations owing to the Retiring Lender by the Borrower pursuant to this Agreement and the other Loan Documents (other than those obligations of the Borrower referred to in clause (i)(A) above).

On the Replacement Date, each Replacement Lender that is a New Lender shall become a Lender hereunder and shall succeed to the obligations of the Retiring Lender with respect to outstanding Letters of Credit and Loans to the extent of the Commitment of the Retiring Lender assumed by such Replacement Lender, and the Retiring Lender shall cease to constitute a Lender hereunder; provided, that the provisions of Sections 2.08, 2.09 and 9.03 of this Agreement shall continue to inure to the benefit of a Retiring Lender with respect to any advance made, any Letters of Credit issued or any other actions taken by such Retiring Lender while it was a Lender.

In lieu of the foregoing, subject to Section 2.04(e), upon express written consent of Continuing Lenders holding more than 50% of the aggregate amount of the Commitments of the Continuing Lenders, the Borrower shall have the right to permanently terminate the Commitment of a Retiring Lender in full.  Upon payment by the Borrower to the Administrative Agent for the account of the Retiring Lender of an amount equal to the sum of (i) the aggregate principal amount of all Reimbursement Obligations owed to the Retiring Lender (even if any such Reimbursement Obligations are not otherwise due and payable) and (ii) all accrued interest, fees and other amounts owing to the Retiring Lender hereunder, including, without limitation, all amounts payable by the Borrower to the Retiring Lender under Sections 2.08, 2.09 or 9.03, such Retiring Lender shall cease to constitute a Lender hereunder; provided, that the provisions of Sections 2.08, 2.09 and 9.03 of this Agreement shall inure to the benefit of a Retiring Lender with respect to any advance made, any Letters of Credit issued or any other actions taken by such Retiring Lender while it was a Lender.

(c) Optional Termination of Defaulting Lender Commitment (Non-Pro-Rata).  At any time a Lender is a Defaulting Lender, subject to Section 2.04(e), the Borrower may terminate in full the Commitment of such Defaulting Lender by giving notice to such Defaulting Lender and the Administrative Agent, provided, that, (i) at the time of such termination, (A) no Default has occurred and is continuing (or alternatively, the Required Lenders shall consent to such termination) and (B) no Letter of Credit Liabilities are outstanding; (ii) concurrently with such termination, the aggregate Commitments shall be reduced by the Commitment of the Defaulting Lender; and (iii) concurrently with any subsequent payment of interest or fees to the Lenders with respect to any period before the termination of a Defaulting Lender’s Commitment, the Borrower shall pay to such Defaulting Lender its ratable share (based on its Commitment Ratio before giving effect to such termination) of such interest or fees, as applicable.  The termination of a Defaulting Lender’s Commitment pursuant to this Section 2.04(c) shall not be deemed to be a waiver of any right that the Borrower, Administrative Agent, any Issuing Lender or any other Lender may have against such Defaulting Lender.

(d) Termination Date.  The Commitments shall terminate on the Termination Date.

(e) Redetermination of Commitment Ratios. On the date of termination of the Commitment of a Retiring Lender or Defaulting Lender pursuant to Section 2.04(b) or (c), the Commitment Ratios of the Continuing Lenders shall be redetermined after giving effect thereto, and the participations of the Continuing Lenders in and obligations of the Continuing Lenders in respect of any then outstanding Letters of Credit and Loans shall thereafter be based upon such redetermined Commitment Ratios (to the extent not previously adjusted pursuant to Section 2.10).  The right of the Borrower to effect such a termination is conditioned on there being sufficient unused availability in the Commitments of the Continuing Lenders such that the aggregate Letter of Credit Liabilities will not exceed the aggregate Commitments after giving effect to such termination and redetermination.

Section 2.05. Mandatory Prepayments.

(a) Scheduled Repayments and Prepayments.

(i) Letter of Credit Liabilities outstanding (together with accrued interest thereon and fees in respect thereof) shall be due and payable on the Termination Date or, in the case of Letters of Credit, cash collateralized pursuant to Section 2.05(a)(ii), on such date.

(ii) If at a time when the Commitments have been terminated pursuant to this Agreement and any Letter of Credit Liabilities remain outstanding, then the Borrower shall (A) repay any outstanding Loans, together with all accrued but unpaid interest with respect thereto and (B) cash collateralize any Letters of Credit by depositing into a cash collateral account established and maintained (including the investments made pursuant thereto) by the Administrative Agent pursuant to a cash collateral agreement in form and substance satisfactory to the Administrative Agent an amount in cash equal to the then outstanding Letter of Credit Liabilities.  In determining Letter of Credit Liabilities outstanding for purposes of this clause (ii), Letter of Credit Liabilities shall be reduced to the extent that any Loans are repaid and any Letters of Credit are cash collateralized, each as contemplated by this Section 2.05(a)(ii).

(b) Applications of Prepayments and Reductions.

(i) Each payment or prepayment of Letter of Credit Liabilities pursuant to this Section 2.05 shall be applied ratably to the respective Letter of Credit Liabilities of all of the Lenders.

(ii) Each payment of Letter of Credit Liabilities shall be made together with interest accrued on the amount repaid to the date of payment.

Section 2.06. General Provisions as to Payments.

(a) Payments by the Borrower.  The Borrower shall make each payment of principal of and interest on Letter of Credit Liabilities and fees hereunder (other than fees payable directly to the Issuing Lenders) not later than 12:00 Noon (New York, NY time) on the date when due, without set-off, counterclaim or other deduction, in Federal or other funds immediately available in New York, NY, to the Administrative Agent at its address referred to in

Section 9.01.  The Administrative Agent will promptly distribute to each Lender its ratable share of each such payment received by the Administrative Agent for the account of the Lenders.  Whenever any payment of principal of or interest on the Letter of Credit Liabilities or of fees shall be due on a day which is not a Business Day, the date for payment thereof shall be extended to the next succeeding Business Day.

(b) Distributions by the Administrative Agent.  Unless the Administrative Agent shall have received notice from the Borrower prior to the date on which any payment is due to the Lenders hereunder that the Borrower will not make such payment in full, the Administrative Agent may assume that the Borrower has made such payment in full to the Administrative Agent on such date, and the Administrative Agent may, in reliance upon such assumption, cause to be distributed to each Lender on such due date an amount equal to the amount then due such Lender.  If and to the extent that the Borrower shall not have so made such payment, each Lender shall repay to the Administrative Agent forthwith on demand such amount distributed to such Lender together with interest thereon, for each day from the date such amount is distributed to such Lender until the date such Lender repays such amount to the Administrative Agent, at the Federal Funds Rate.

Section 2.07. Computation of Interest and Fees.  Facility Fees shall be computed on the basis of a year of 365 days (or 366 days in a leap year) and paid for the actual number of days elapsed.  All other interest and fees shall be computed on the basis of a year of 360 days and paid for the actual number of days elapsed (including the first day but excluding the last day).

Section 2.08. Increased Cost and Reduced Return.

(a) Increased Costs.  If after the date hereof, the adoption of any applicable law, rule or regulation, or any change in any applicable law, rule or regulation, or any change in the interpretation or administration thereof by any Governmental Authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Lender with any request or directive (whether or not having the force of law) of any such authority, central bank or comparable agency shall impose, modify or deem applicable any reserve (including, without limitation, any such requirement imposed by the Board of Governors of the Federal Reserve System), special deposit, insurance assessment or similar requirement against Letters of Credit issued or participated in by or Loans made or participated in by, assets of, deposits with or for the account of or credit extended by, any Lender or shall impose on any Lender or on the United States market for certificates of deposit or the London interbank market any other condition affecting its obligations hereunder in respect of Letters of Credit or Loans, and the result of any of the foregoing is to increase the cost to such Lender of issuing, making or participating in any Letter of Credit or Loan, or to reduce the amount of any sum received or receivable by such Lender under this Agreement, then, within fifteen (15) days after demand by such Lender (with a copy to the Administrative Agent), the Borrower shall pay to such Lender such additional amount or amounts, as determined by such Lender in good faith, as will compensate such Lender for such increased cost or reduction, solely to the extent that any such additional amounts were incurred by the Lender within ninety (90) days of such demand.

(b) Capital Adequacy.  If any Lender shall have determined that, after the date hereof, the adoption of any applicable law, rule or regulation regarding capital adequacy, or any change in any such law, rule or regulation, or any change in the interpretation or administration thereof by any Governmental Authority, central bank or comparable agency charged with the interpretation or administration thereof, or any request or directive regarding capital adequacy (whether or not having the force of law) of any such authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on capital of such Lender (or any Person controlling such Lender) as a consequence of such Lender’s obligations hereunder to a level below that which such Lender (or any Person controlling such Lender) could have achieved but for such adoption, change, request or directive (taking into consideration its policies with respect to capital adequacy), then from time to time, within fifteen (15) days after demand by such Lender (with a copy to the Administrative Agent), the Borrower shall pay to such Lender such additional amount or amounts as will compensate such Lender (or any Person controlling such Lender) for such reduction, solely to the extent that any such additional amounts were incurred by the Lender within ninety (90) days of such demand.

(c) Notices.  Each Lender will promptly notify the Borrower and the Administrative Agent of any event of which it has knowledge, occurring after the date hereof, that will entitle such Lender to compensation pursuant to this Section.  A certificate of any Lender claiming compensation under this Section and setting forth in reasonable detail the additional amount or amounts to be paid to it hereunder shall be conclusive in the absence of manifest error.  In determining such amount, such Lender may use any reasonable averaging and attribution methods.

Section 2.09. Taxes.

(a) Payments Net of Certain Taxes.  Any and all payments by or on account of any obligation of the Borrower to or for the account of any Lender or the Agent hereunder or under any other Loan Document shall be made free and clear of and without deduction for any and all present or future taxes, duties, levies, imposts, deductions, charges and withholdings and all liabilities with respect thereto, excluding: (i) taxes imposed on or measured by the net income of, and gross receipts, franchise or similar taxes imposed on, the Agent or any Lender by the jurisdiction (or subdivision thereof) under the laws of which such Lender or Agent is organized or in which its principal executive office is located or, in the case of each Lender, in which its Applicable Lending Office is located, (ii) branch profits or similar taxes imposed by reason of any present or former connection between such Lender or Agent and the jurisdiction (or subdivision thereof) imposing such taxes, other than solely as a result of the execution and delivery of this Agreement or the performance of any action provided for hereunder, (iii) in the case of each Lender, any United States withholding tax imposed on such payments, but only to the extent that such Lender is subject to United States withholding tax at the time such Lender first becomes a party to this Agreement or changes its Applicable Lending Office, (iv) any backup withholding tax imposed by the United States (or any state or locality thereof) on a Lender or Administrative Agent that is a “United States person” within the meaning of Section 7701(a)(30) of the Internal Revenue Code, and (v) any taxes imposed by FATCA (all such nonexcluded taxes, duties, levies, imposts, deductions, charges, withholdings and liabilities being hereinafter referred to as “Taxes”).  If the Borrower or Administrative Agent shall be required by law to deduct any Taxes from or in respect of any sum payable hereunder or under any other Loan Document to any Lender or the Agent, (i) the sum payable by the Borrower shall be increased as necessary so that after making all such required deductions (including deductions applicable to additional sums payable under this Section 2.09(a)) such Lender or Agent (as the case may be) receives an amount equal to the sum it would have received had no such deductions been made, (ii) the Borrower or Administrative Agent, as applicable, shall make such deductions, (iii) the Borrower or Administrative Agent, as applicable, shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable law and (iv) if such deduction is made by the Borrower, the Borrower shall furnish to the Administrative Agent, for delivery to such Lender, the original or a certified copy of a receipt evidencing payment thereof.

(b) Other Taxes.  In addition, the Borrower agrees to pay any and all present or future stamp or documentary taxes and any other excise or property taxes, or similar charges or levies, which arise from any payment made pursuant to this Agreement or any other Loan Document or from the execution, delivery, registration or enforcement of, or otherwise with respect to, this Agreement or any other Loan Document (collectively, “Other Taxes”).

(c) Indemnification.  The Borrower agrees to indemnify each Lender and the Agent for the full amount of Taxes and Other Taxes (including, without limitation, any Taxes or Other Taxes imposed or asserted by any jurisdiction on amounts payable under this Section 2.09(c)), whether or not correctly or legally asserted, paid by such Lender or Agent (as the case may be) and any liability (including penalties, interest and expenses) arising therefrom or with respect thereto as certified in good faith to the Borrower by each Lender or Agent seeking indemnification pursuant to this Section 2.09(c).  This indemnification shall be paid within 15 days after such Lender or Agent (as the case may be) makes demand therefor.

(d) Refunds or Credits.  If a Lender or the Agent receives a refund, credit or other reduction from a taxation authority for any Taxes or Other Taxes for which it has been indemnified by the Borrower or with respect to which the Borrower has paid additional amounts pursuant to this Section 2.09, it shall within fifteen (15) days from the date of such receipt pay over the amount of such refund, credit or other reduction to the Borrower (but only to the extent of indemnity payments made or additional amounts paid by the Borrower under this Section 2.09 with respect to the Taxes or Other Taxes giving rise to such refund, credit or other reduction), net of all reasonable out-of-pocket expenses of such Lender or Agent (as the case may be) and without interest (other than interest paid by the relevant taxation authority with respect to such refund, credit or other reduction); provided, however, that the Borrower agrees to repay, upon the request of such Lender or Agent (as the case may be), the amount paid over to the Borrower (plus penalties, interest or other charges) to such Lender or Agent in the event such Lender or Agent is required to repay such refund or credit to such taxation authority.

(e) Tax Forms and Certificates.  On or before the date it becomes a party to this Agreement, from time to time thereafter if reasonably requested by the Borrower or the Administrative Agent, and at any time it changes its Applicable Lending Office: (i) each Lender that is a “United States person” within the meaning of Section 7701(a)(30) of the Internal Revenue Code shall deliver to the Borrower and the Administrative Agent two (2) properly completed and duly executed copies of Internal Revenue Service Form W-9, or any successor form prescribed by the Internal Revenue Service, or such other documentation or information prescribed by applicable law or reasonably requested by the Borrower or the Administrative Agent, as the case may be, certifying that such Lender is a United States person and is entitled to an exemption from United States backup withholding tax or information reporting requirements; and (ii) each Lender that is not a “United States person” within the meaning of Section 7701(a)(30) of the Internal Revenue Code  (a “Non-U.S. Lender”) shall deliver to the Borrower and the Administrative Agent: (A) two (2) properly completed and duly executed copies of Internal Revenue Service Form W-8 BEN, or any successor form prescribed by the Internal Revenue Service, certifying that such Non-U.S. Lender is entitled to the benefits under an income tax treaty to which the United States is a party which exempts the Non-U.S. Lender from United States withholding tax or reduces the rate of withholding tax on payments of interest for the account of such Non-U.S. Lender; (B) two (2) properly completed and duly executed copies of Internal Revenue Service Form W-8 ECI, or any successor form prescribed by the Internal Revenue Service, certifying that the income receivable pursuant to this Agreement and the other Loan Documents is effectively connected with the conduct of a trade or business in the United States; or (C) two (2) properly completed and duly executed copies of Internal Revenue Service Form W-8 BEN, or any successor form prescribed by the Internal Revenue Service, together with a certificate to the effect that (x) such Non-U.S. Lender is not  (1) a “bank” within the meaning of Section 881(c)(3)(A) of the Internal Revenue Code, (2) a “10-percent shareholder” of the Borrower within the meaning of Section 871(h)(3)(B) of the Internal Revenue Code, or (3) a “controlled foreign corporation” that is described in Section 881(c)(3)(C) of the Internal Revenue Code and is related to the Borrower within the meaning of Section 864(d)(4) of the Internal Revenue Code and (y) the interest payments in question are not effectively connected with a U.S. trade or business conducted by such Non-U.S. Lender or are effectively connected but are not includible in the Non-U.S. Lender’s gross income for United States federal income tax purposes under an income tax treaty to which the United States is a party; or (D) to the extent the Non-U.S. Lender is not the beneficial owner, two (2) properly completed and duly executed copies of Internal Revenue Service Form W-8 IMY, or any successor form prescribed by the Internal Revenue Service, accompanied by an Internal Revenue Service Form W-8 ECI, W-8 BEN, W-9, and/or other certification documents from each beneficial owner, as applicable.  If a payment made to a Lender under any Loan Document would be subject to U.S. Federal withholding tax imposed by FATCA if such Lender fails to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Internal Revenue Code, as applicable), such Lender shall deliver to the Borrower and the Administrative Agent at the time or times prescribed by law and at such time or times reasonably requested by the Borrower or the Administrative Agent such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Internal Revenue Code) and such additional documentation reasonably requested by the Borrower or the Administrative Agent as may be necessary for the Borrower and the Administrative Agent to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment.  Solely for purposes of this Section 2.09(e), “FATCA” shall include any amendments made to FATCA after the date of the Original Letter of Credit Agreement.  In addition, each Lender agrees that from time to time after the Effective Date, when a lapse in time or change in circumstances renders the previous certification obsolete or inaccurate in any material respect, it will deliver to the Borrower and the Administrative Agent two new accurate and complete signed originals of Internal Revenue Service Form W-9, W-8 BEN, W-8 ECI or W-8 IMY or FATCA-related documentation described above, or successor forms, as the case may be, and such other forms as may be required in order to confirm or establish the entitlement of such Lender to a continued

exemption from or reduction in United States withholding tax with respect to payments under this Agreement and any other Loan Document, or it shall immediately notify the Borrower and the Administrative Agent of its inability to deliver any such Form or certificate.

(f) Exclusions.  The Borrower shall not be required to indemnify any Non-U.S. Lender, or to pay any additional amount to any Non-U.S. Lender, pursuant to Section 2.09(a), (b) or (c) in respect of Taxes or Other Taxes to the extent that the obligation to indemnify or pay such additional amounts would not have arisen but for the failure of such Non-U.S. Lender to comply with the provisions of subsection (e) above.

(g) Mitigation.  If the Borrower is required to pay additional amounts to or for the account of any Lender pursuant to this Section 2.09, then such Lender will use reasonable efforts to change the jurisdiction of its Applicable Lending Office if, in the good faith judgment of such Lender, such efforts (i) will eliminate or, if it is not possible to eliminate, reduce to the greatest extent possible any such additional payment which may thereafter accrue and (ii) is not otherwise disadvantageous, in the sole determination of such Lender, to such Lender.  Any Lender claiming any indemnity payment or additional amounts payable pursuant to this Section shall use reasonable efforts (consistent with legal and regulatory restrictions) to file any certificate or document reasonably requested in writing by the Borrower or to change the jurisdiction of its Applicable Lending Office if the making of such a filing or change would avoid the need for or reduce the amount of any such indemnity payment or additional amounts that may thereafter accrue and would not, in the sole determination of such Lender, be otherwise disadvantageous to such Lender.

(h) Confidentiality.  Nothing contained in this Section shall require any Lender or the Agent to make available any of its tax returns (or any other information that it deems to be confidential or proprietary).

Section 2.10. Defaulting Lenders. Notwithstanding any provision of this Agreement to the contrary, if any Lender becomes a Defaulting Lender, then the following provisions shall apply for so long as such Lender is a Defaulting Lender:

(i) the Facility Fee shall cease to accrue on the Commitment of such Defaulting Lender except to the extent such Defaulting Lender has funded a portion of an outstanding Mandatory Letter of Credit Borrowing or has funded its participation in a Loan, each pursuant to Section 3.09;

(ii) with respect to any Letter of Credit Liabilities of such Defaulting Lender that exists at the time a Lender becomes a Defaulting Lender or thereafter:

(A) all or any part of such Defaulting Lender’s Letter of Credit Liabilities shall be reallocated among the Non-Defaulting Lenders in accordance with their respective Commitment Ratios (calculated without regard to such Defaulting Lender’s Commitment) but only to the extent that (x) the conditions set forth in Section 4.02, and if applicable, Section 4.03, are satisfied at such time and (y) such reallocation does not cause the Letter of Credit Liabilities of any Non-Defaulting Lender to exceed such

Non-Defaulting Lender’s Commitment;

(B) if the reallocation described in clause (ii)(A) above cannot, or can only partially, be effected, each Issuing Lender, in its discretion may require the Borrower to (i) reimburse all amounts paid by an Issuing Lender upon any drawing under a Letter of Credit and repay all Loans made hereunder, in each case, to the extent of such Defaulting Lender’s participation in the applicable Letters of Credit and Loans and/or (ii) cash collateralize (in accordance with Section 2.05(a)(ii)) all obligations of such Defaulting Lender in respect of outstanding Letters of Credit in an amount at least equal to the aggregate amount of the obligations (contingent or otherwise) of such Defaulting Lender in respect of such Letters of Credit (in each case of clause (i) and (ii) of this paragraph, after giving effect to any partial reallocation pursuant to Section 2.10(a)(ii)(A) above);

(iii) if the Borrower cash collateralizes any portion of such Defaulting Lender’s Letter of Credit Liabilities pursuant to Section 2.10(a)(ii)(B) then the Borrower shall not be required to pay any fees to such Defaulting Lender pursuant to Section 2.03(a) with respect to such Defaulting Lender’s Letter of Credit Liabilities during the period such Defaulting Lender’s Letter of Credit Liabilities are cash collateralized;

(iv) if the Letter of Credit Liabilities of the Non-Defaulting Lenders is reallocated pursuant to Section 2.10(a)(ii)(A) above, then the fees payable to the Lenders pursuant to Section 2.03(a) shall be adjusted in accordance with such Non-Defaulting Lenders’ Commitment Ratios (calculated without regard to such Defaulting Lender’s Commitment); and

(v) if any Defaulting Lender’s Letter of Credit Liabilities is neither reimbursed, repaid, cash collateralized nor reallocated pursuant to this Section 2.10(a)(ii), then, without prejudice to any rights or remedies of the Issuing Lenders or any other Lender hereunder, all fees that otherwise would have been payable to such Defaulting Lender (solely with respect to the portion of such Defaulting Lender’s Commitment that was utilized by such Letter of Credit Liabilities) and Facility Fees payable under Section 2.03(a) with respect to such Defaulting Lender’s Letter of Credit Liabilities shall be payable to the Issuing Lenders, pro rata, until such Letter of Credit Liabilities is cash collateralized, reallocated and/or repaid in full.

(b) So long as any Lender is a Defaulting Lender, no Issuing Lender shall be required to issue, amend or increase any Letter of Credit, unless it is satisfied that the related exposure will be 100% covered by the Commitments of the Non-Defaulting Lenders and/or cash collateral will be provided by the Borrower in accordance with Section 2.10(a), and participating interests in any such newly issued or increased Letter of Credit shall be allocated among Non-Defaulting Lenders in a manner consistent with Section 3.05 (and Defaulting Lenders shall not participate therein).

Section 2.11. Loans. Commitment.  Subject to satisfaction of the conditions set forth in Section 4.02 and the other terms and conditions contained in this Agreement, each Issuing

Lender agrees at any time and from time to time after the Amendment and Restatement Effective Date and prior to the Termination Date to make loans (the “Loans”) to the Borrower. The Loans shall not exceed in aggregate principal amount at any time outstanding the aggregate amount of all Liquidity Drawings with respect to Letters of Credit issued by such Issuing Lender which have not been repaid to such Issuing Lender.

(b) Purpose of Loans.  The Borrower may obtain a Loan under this Agreement only for the purpose of converting the obligation of the Borrower under Section 3.07 to reimburse the applicable Issuing Lender for a Liquidity Drawing from an obligation due on the relevant drawing date to an obligation due as provided in this Section 2.11. The obtaining of any Loan for such purpose shall not constitute a reimbursement of the amount of the relevant Liquidity Drawing which would result in the reinstatement of the Available Amount. No Loans will be made for the purpose of converting the obligation of the Borrower under Section 3.07 to reimburse the Issuing Lenders for the amount of any drawing other than a Liquidity Drawing or for any other purpose.

(c) Loan Procedure.  In the event that the Borrower does not otherwise reimburse the applicable Issuing Lender in cash in accordance with the provisions of Section 3.07 of this Agreement for the amount of any Liquidity Drawing prior to the time for payment specified in Section 3.07, the Borrower will be deemed to have requested a Loan in an amount equal to the amount of such Liquidity Drawing for the purposes specified in Section 2.11(b).

(d) Loans.  Each Loan shall be in a principal amount equal to the relevant Liquidity Drawing. Each Loan, together with all accrued and unpaid interest thereon, shall be paid by the Borrower pursuant to Section 2.06(a) upon the earliest of (i) the remarketing of the Bonds purchased with the proceeds of the Liquidity Drawing that gave rise to such Loan pursuant to applicable Bond Indenture and (ii) the Termination Date.

(e) Interest on Loans.  Each Loan shall bear interest on its outstanding principal amount at a fluctuating daily rate per annum equal to (i) the Base Rate plus the Facility Fee for the first ninety days, (B) the Base Rate plus the Facility Fee plus 1% for the second ninety days and (C) the Base Rate plus the Facility Fee plus 2% for each day thereafter.  Interest shall be payable, pursuant to Section 2.06(a), quarterly in arrears on each Quarterly Date commencing on the first Quarterly Date to occur following the relevant drawing date, and on the maturity of such Loan.

(f) Voluntary Prepayments.  The Borrower shall have the right to prepay the Loans in whole or in part, without premium or penalty, from time to time pursuant to this Section 2.11(f) on the following terms and conditions: (i) the Borrower shall give the Administrative Agent prior written notice or telephonic notice (confirmed in writing), no later than 5:00 P.M., New York City time, one Business Day prior thereto, of its intent to prepay Loans, the amount of such prepayment and the identities of the Loans (by specifying the date and original amount of the respective Loans) to be prepaid; (ii) each prepayment of a Loan (other than the portion of a Loan equal to the amount of the relevant Liquidity Drawing representing accrued interest on pollution control bonds) shall be in a principal amount of $100,000 or any larger amount that is a whole multiple of $1,000 (or, if less, the amount then remaining outstanding in respect of such

Loan); and (iii) at the time of any prepayment, the Borrower shall pay all interest accrued on the principal amount of such prepayment.

(g) Custody Bonds.  Payments, if any, received by any Issuing Lender on account of Custody Bonds shall be credited against the Loan made in respect of the Liquidity Drawing used to purchase such Custody Bonds. Any such payment shall be credited first against interest and then against the principal balance of such Loan. The Issuing Lenders agrees to release Custody Bonds that are being remarketed pursuant to the applicable Bond Indenture to the extent that such Issuing Lender receives reimbursement in cash of the principal and, if applicable, interest amounts, of the Liquidity Drawing (or the Loan made in respect thereof) related to the purchase of such Custody Bonds in a manner which will permit the reinstatement of the Available Amount in respect of such Custody Bonds in accordance with the terms of the Letter of Credit.

(h) Payment by the Borrower.  Each Issuing Lender agrees to release, or cause the trustee under the applicable Bond Indenture to release, Custody Bonds to or upon the order of the Borrower in an amount equal to the principal amount of the Liquidity Drawing made to acquire such Custody Bonds that is not repaid from remarketing proceeds upon payment to the applicable Issuing Lender by the Borrower of the full amount of such Liquidity Drawing (or the Loan made in respect thereof), together with accrued and unpaid interest thereon.

(i) Excess Payments.  Payments, if any, received by any Issuing Lender as a holder of Custody Bonds shall, if no Loans are outstanding, be credited against other amounts, if any, that are then owing by the Borrower hereunder. If no amounts are then due and owing by the Borrower hereunder, or if an amount in excess of all amounts due and owing by the Borrower hereunder remains following the payment of such due and owing amounts, so long as no Event of Default has occurred and is continuing, such remaining amounts shall be immediately returned to the Borrower in accordance with its written directions. Payments, if any, described under this Section 2.11(i) shall not be construed as prepayments that are subject to the limitations of Section 2.11(f).

ARTICLE III
LETTERS OF CREDIT

Section 3.01. Issuing Lenders; Reimbursement Agreement.

(a) Subject to the terms and conditions hereof, the Borrower may from time to time identify and arrange for one or more of the Lenders (in addition to SMBC) to act as Issuing Lenders hereunder.  Any such designation by the Borrower shall be notified to the Administrative Agent at least four Business Days prior to the first date upon which the Borrower proposes that such Issuing Lender issue its first Letter of Credit, so as to provide adequate time for such Issuing Lender to be approved by the Administrative Agent hereunder (such approval not to be unreasonably withheld).  Within two Business Days following the receipt of any such designation of a proposed Issuing Lender, the Administrative Agent shall notify the Borrower as to whether such designee is acceptable to the Administrative Agent.  Nothing contained herein shall be deemed to require any Lender (other than SMBC) to agree to act as an Issuing Lender, if it does not so desire.

(b) The Borrower and any Issuing Lender shall enter into a Reimbursement Agreement (a “Reimbursement Agreement”) with respect to each Letter of Credit issued by such Issuing Lender hereunder in the form of Exhibit A hereto.  Each such Reimbursement Agreement shall constitute a Loan Document.

Section 3.02. Letters of Credit.  Each Issuing Lender agrees, on the terms and conditions set forth in this Agreement, to issue Letters of Credit from time to time before the fifth day prior to the Termination Date, for the account, and upon the request, of the Borrower; provided, that immediately after each Letter of Credit is issued, the aggregate Letter of Credit Liabilities shall not exceed the aggregate amount of the Commitments.

Section 3.03. Method of Issuance of Letters of Credit.  The Borrower shall give an Issuing Lender notice substantially in the form of Exhibit D hereto (a “Letter of Credit Request”) of the requested issuance, extension or renewal of a Letter of Credit prior to 1:00 P.M. (New York, NY time) on the proposed date of the issuance, extension or renewal of such Letter of Credit (which shall be a Business Day) (or such shorter period as may be agreed by such Issuing Lender in any particular instance), and in the case of the issuance of a Letter of Credit, the Borrower shall deliver to such Issuing Lender prior to 1:00 P.M. (New York, NY time) on the proposed date of the issuance a duly executed and fully completed Reimbursement Agreement.  The extension or renewal of any Letter of Credit shall be deemed to be an issuance of such Letter of Credit. No Letter of Credit shall have a term extending or be so extendible beyond the fifth Business Day before the Termination Date.

Section 3.04. Conditions to Issuance of Letters of Credit.  The issuance by an Issuing Lender of each Letter of Credit shall, in addition to the conditions precedent set forth in Article IV, be subject to the conditions precedent that (i) such Letter of Credit shall be in the form called for by the Reimbursement Agreement with all information filled in and verified to the satisfaction of such Issuing Lender, (ii) the Borrower shall have executed and delivered the Reimbursement Agreement, the Custody Agreement and such other instruments and agreements relating to such Letter of Credit as such Issuing Lender shall have reasonably requested and (iii) such Issuing Lender shall have confirmed on the date of (and after giving effect to) such issuance that the aggregate Letter of Credit Liabilities will not exceed the aggregate amount of the Commitments.  Notwithstanding any other provision of this Section 3.04, no Issuing Lender shall be under any obligation to issue any Letter of Credit if: any order, judgment or decree of any governmental authority shall by its terms purport to enjoin or restrain such Issuing Lender from issuing such Letter of Credit, or any requirement of law applicable to such Issuing Lender or any request or directive (whether or not having the force of law) from any governmental authority with jurisdiction over such Issuing Lender shall prohibit, or request that such Issuing Lender refrain from, the issuance of letters of credit generally or such Letter of Credit in particular or shall impose upon such Issuing Lender with respect to such Letter of Credit any restriction, reserve or capital requirement (for which such Issuing Lender is not otherwise compensated hereunder) not in effect on the date hereof, or shall impose upon such Issuing Lender any unreimbursed loss, cost or expense which was not applicable on the date hereof and which such Issuing Lender in good faith deems material to it.

Section 3.05. Purchase and Sale of Letter of Credit and Loan Participations.  Upon the issuance of a Letter of Credit or upon the making of a Loan by an Issuing Lender, such Issuing

Lender shall be deemed, without further action by any party hereto, to have sold to each Lender, and each Lender shall be deemed, without further action by any party hereto, to have purchased from such Issuing Lender, without recourse or warranty, an undivided participation interest in such Letter of Credit or Loan, as applicable, and the related Letter of Credit Liabilities in accordance with its respective Commitment Ratio (although the Fronting Fee payable under Section 2.03(a) shall be payable directly to the Administrative Agent for the account of the applicable Issuing Lender, and the Lenders (other than such Issuing Lender) shall have no right to receive any portion of any such Fronting Fee) and any security therefor or guaranty pertaining thereto.

Section 3.06. Drawings under Letters of Credit.  Upon receipt from the beneficiary of any Letter of Credit of any notice of a drawing under such Letter of Credit, the applicable Issuing Lender shall determine in accordance with the terms of such Letter of Credit whether such drawing should be honored.  If such Issuing Lender determines that any such drawing shall be honored, such Issuing Lender shall make available to such beneficiary in accordance with the terms of such Letter of Credit the amount of the drawing and shall notify the Borrower as to the amount to be paid as a result of such drawing and the payment date.

Section 3.07. Reimbursements of Drawings under Letters of Credit.  The Borrower shall be irrevocably and unconditionally obligated forthwith to reimburse the applicable Issuing Lender for any amounts paid by such Issuing Lender upon any drawing under any Letter of Credit (whether by payment of cash pursuant to this Section 3.07 or, in the case of a Liquidity Drawing, by converting such obligation into a Loan obligation due as provided in Section 2.11 pursuant to Section 2.11(b)), together with any and all reasonable charges and expenses which such Issuing Lender may pay or incur relative to such drawing and interest on the amount drawn at the Base Rate for each day from and including the date such amount is drawn to but excluding the date such reimbursement payment is due and payable.  Such reimbursement payment shall be due and payable (i) at or before 1:00 P.M. (New York, NY time) on the date the applicable Issuing Lender notifies the Borrower of such drawing, if such notice is given at or before 10:00 A.M. (New York, NY time) on such date or (ii) at or before 10:00 A.M. (New York, NY time) on the next succeeding Business Day; provided, that no payment otherwise required by this sentence to be made by the Borrower at or before 1:00 P.M. (New York, NY time) on any day shall be overdue hereunder if arrangements for such payment satisfactory to the applicable Issuing Lender, in its reasonable discretion, shall have been made by the Borrower at or before 1:00 P.M. (New York, NY time) on such day and such payment is actually made at or before 3:00 P.M. (New York, NY time) on such day.  In addition, the Borrower agrees to pay to the applicable Issuing Lender interest, payable on demand, on any and all amounts not paid by the Borrower to such Issuing Lender when due under this Section 3.07, for each day from and including the date when such amount becomes due to but excluding the date such amount is paid in full, at a rate per annum equal to the interest rate that would otherwise be applicable to Loans made on the date such amount was due plus 2%.  Each payment to be made by the Borrower pursuant to this Section 3.07 shall be made to the applicable Issuing Lender in Federal or other funds immediately available to it at its address referred to Section 9.01.

Section 3.08. Duties of Issuing Lenders to Lenders; Reliance.  In determining whether to pay under any Letter of Credit, the relevant Issuing Lender shall not have any obligation relative to the Lenders participating in such Letter of Credit or the related Letter of Credit Liabilities other than to determine that any document or documents required to be delivered under such Letter of Credit have been delivered and that they substantially comply on their face with the requirements of such Letter of Credit.  Any action taken or omitted to be taken by an Issuing Lender under or in connection with any Letter of Credit shall not create for such Issuing Lender any resulting liability if taken or omitted in the absence of gross negligence or willful misconduct.  Each Issuing Lender shall be entitled (but not obligated) to rely, and shall be fully protected in relying, on (i) the representation and warranty by the Borrower set forth in the last sentence of Section 4.02 to establish whether the conditions specified in clauses (b) and (c) of Section 4.02 are met and, (ii) if applicable, the representation and warranty by the Borrower set forth in the last sentence of Section 4.03 to establish whether the condition specified in clause (a) of Section 4.03 is met, in connection with any issuance or extension of a Letter of Credit.  Each Issuing Lender shall be entitled to rely, and shall be fully protected in relying, upon advice and statements of legal counsel, independent accountants and other experts selected by such Issuing Lender and upon any Letter of Credit, draft, writing, resolution, notice, consent, certificate, affidavit, letter, cablegram, telegram, telecopier, telex or teletype message, statement, order or other document believed by it in good faith to be genuine and correct and to have been signed, sent or made by the proper Person or Persons, and may accept documents that appear on their face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary unless the beneficiary and the Borrower shall have notified such Issuing Lender that such documents do not comply with the terms and conditions of the Letter of Credit.  Each Issuing Lender shall be fully justified in refusing to take any action requested of it under this Section in respect of any Letter of Credit unless it shall first have received such advice or concurrence of the Required Lenders as it reasonably deems appropriate or it shall first be indemnified to its reasonable satisfaction by the Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take, or omitting or continuing to omit, any such action.  Notwithstanding any other provision of this Section, each Issuing Lender shall in all cases be fully protected in acting, or in refraining from acting, under this Section in respect of any Letter of Credit in accordance with a request of the Required Lenders, and such request and any action taken or failure to act pursuant hereto shall be binding upon all Lenders and all future holders of participations in such Letter of Credit; provided, that this sentence shall not affect any rights the Borrower may have against any Issuing Lender or the Lenders that make such request.

Section 3.09. Obligations of Lenders to Reimburse Issuing Lender for Unpaid Drawings and Loans.  If any Issuing Lender makes any:

(a) payment under any Letter of Credit and the Borrower shall not have reimbursed such amount in full to such Issuing Lender pursuant to Section 3.07 such Issuing Lender shall promptly notify the Administrative Agent, and the Administrative Agent shall promptly notify each Lender (other than the relevant Issuing Lender), and each such Lender shall promptly and unconditionally pay to the Administrative Agent, for the account of such Issuing Lender, such Lender’s share of such payment (determined in accordance with its respective Commitment Ratio) in Dollars in Federal or other immediately available funds (the aggregate of such payments relating to each unreimbursed amount being referred to herein as a “Mandatory Letter of Credit Borrowing”); or

(b) Loan under Section 2.11 and any portion of such Loan remains outstanding, such Issuing Lender shall promptly notify the Administrative Agent, and the Administrative Agent shall promptly notify each Lender (other than the relevant Issuing Lender), and each such Lender shall promptly and unconditionally pay to the Administrative Agent, for the account of such Issuing Lender, such Lender’s share of such Loan (determined in accordance with its respective Commitment Ratio) in Dollars in Federal or other immediately available funds;

(i)	provided, however, that no Lender shall be obligated to pay to the Administrative Agent its pro rata share of such unreimbursed amount (or Loan in respect thereof) for any wrongful payment made by the relevant Issuing Lender under a Letter of Credit as a result of acts or omissions constituting willful misconduct or gross negligence by such Issuing Lender. If the Administrative Agent so notifies a Lender prior to 11:00 A.M. (New York, NY time) on any Business Day, such Lender shall make available to the Administrative Agent at its address referred to in Section 9.01 and for the account of the relevant Issuing Lender such Lender’s pro rata share of the amount of such payment by 3:00 P.M. (New York, NY time) on the Business Day following such Lender’s receipt of notice from the Administrative Agent, together with interest on such amount for each day from and including the date of such drawing or Loan, as applicable, to but excluding the day such payment is due from such Lender at the Federal Funds Rate for such day (which funds the Administrative Agent shall promptly remit to such Issuing Lender). The failure of any Lender to make available to the Administrative Agent for the account of an Issuing Lender its pro rata share of any unreimbursed drawing under any Letter of Credit or unpaid Loan hereunder shall not relieve any other Lender of its obligation hereunder to make available to the Administrative Agent for the account of such Issuing Lender its pro rata share of any payment made under any Letter of Credit or any Loan on the date required, as specified above, but no such Lender shall be responsible for the failure of any other Lender to make available to the Administrative Agent for the account of such Issuing Lender such other Lender’s pro rata share of any such payment. If any Lender fails to pay any amount required to be paid by it pursuant to this Section 3.09 on the date on which such payment is due, interest shall accrue on such Lender’s obligation to make such payment, for each day from and including the date such payment became due to but excluding the date such Lender makes such payment, whether before or after judgment, at a rate per annum equal to (i) for each day from the date such payment is due to the third succeeding Business Day, inclusive, the Federal Funds Rate for such day as determined by the relevant Issuing Lender and (ii) for each day thereafter, the interest rate that would otherwise be applicable to Loans made on the date such payment was due plus 2%. Any payment made by any Lender after 3:00 P.M. (New York, NY time) on any Business Day shall be deemed for purposes of the preceding sentence to have been made on the next succeeding Business Day. Upon payment in full of all amounts payable by a Lender under this Section 3.09, such Lender shall be subrogated to the rights of the relevant Issuing Lender against the Borrower from the time of such payment to the extent of such Lender’s pro rata share of the related Letter of Credit Liabilities (including interest accrued thereon) including, for the avoidance of doubt, (i) in the case of any advances made with respect to any Mandatory Letter of Credit Borrowing, the right of payment of such advance by the Borrower on demand (together with interest) pursuant to Section 3.07 with such advance bearing interest for each day until paid at a rate per annum equal to the interest rate that would otherwise be applicable to Loans made on the date such payment was due payable plus 2% and (ii) in the case of any advances made with respect to any Loan, the right of payment of such advance pursuant to Section 2.11(d)

(together with all accrued and unpaid interest) with such advance bearing interest for each day until paid at the rate per annum specified in Section 2.11(e).

Section 3.10. Funds Received from the Borrower in Respect of Drawn Letters of Credit.  Whenever an Issuing Lender receives a payment of a Reimbursement Obligation as to which the Administrative Agent has received for the account of such Issuing Lender any payments from the other Lenders pursuant to Section 3.09 above, such Issuing Lender shall pay the amount of such payment to the Administrative Agent, and the Administrative Agent shall promptly pay to each Lender which has paid its pro rata share thereof, in Dollars in Federal or other immediately available funds, an amount equal to such Lender’s pro rata share of the principal amount thereof and interest thereon for each day after relevant date of payment at the Federal Funds Rate.

Section 3.11. Obligations in Respect of Letters of Credit Unconditional.  The obligations of the Borrower under Section 3.07 and Section 2.11 above shall be absolute, unconditional and irrevocable, and shall be performed strictly in accordance with the terms of this Agreement, under all circumstances whatsoever, including, without limitation, the following circumstances:

(a) any lack of validity or enforceability of this Agreement or any Letter of Credit or any document related hereto or thereto;

(b) any amendment or waiver of or any consent to departure from all or any of the provisions of this Agreement or any Letter of Credit or any document related hereto or thereto;

(c) the use which may be made of the Letter of Credit by, or any acts or omission of, a beneficiary of a Letter of Credit (or any Person for whom the beneficiary may be acting);

(d) the existence of any claim, set-off, defense or other rights that the Borrower may have at any time against a beneficiary of a Letter of Credit (or any Person for whom the beneficiary may be acting), any Issuing Lender or any other Person, whether in connection with this Agreement or any Letter of Credit or any document related hereto or thereto or any unrelated transaction;

(e) any statement or any other document presented under a Letter of Credit proving to be forged, fraudulent or invalid in any respect or any statement therein being untrue or inaccurate in any respect whatsoever;

(f) payment under a Letter of Credit against presentation to an Issuing Lender of a draft or certificate that does not comply with the terms of such Letter of Credit; provided, that the relevant Issuing Lender’s determination that documents presented under such Letter of Credit comply with the terms thereof shall not have constituted gross negligence or willful misconduct of such Issuing Lender; or

(g) any other act or omission to act or delay of any kind by any Issuing Lender or any other Person or any other event or circumstance whatsoever that might, but for the provisions of this subsection (g), constitute a legal or equitable discharge of the Borrower’s obligations hereunder.

Nothing in this Section 3.11 is intended to limit the right of the Borrower to make a claim against any Issuing Lender for damages as contemplated by the proviso to the first sentence of Section 3.12.

Section 3.12. Indemnification in Respect of Letters of Credit and Loans.  The Borrower hereby indemnifies and holds harmless each Lender (including each Issuing Lender) and the Administrative Agent from and against any and all claims, damages, losses, liabilities, costs or expenses which such Lender or the Administrative Agent may incur by reason of or in connection with the failure of any other Lender to fulfill or comply with its obligations to such Issuing Lender hereunder (but nothing herein contained shall affect any rights which the Borrower may have against such defaulting Lender), and none of the Lenders (including any Issuing Lender) nor the Administrative Agent, their respective affiliates nor any of their respective officers, directors, employees or agents shall be liable or responsible, by reason of or in connection with the execution and delivery or transfer of or payment or failure to pay under any Letter of Credit or any Loan, including, without limitation, any of the circumstances enumerated in Section 3.11, as well as (i) any error, omission, interruption or delay in transmission or delivery of any messages, by mail, cable, telegraph, telex or otherwise, (ii) any error in interpretation of technical terms, (iii) any loss or delay in the transmission of any document required in order to make a drawing under a Letter of Credit, (iv) any consequences arising from causes beyond the control of such indemnitee, including without limitation, any government acts, or (v) any other circumstances whatsoever in making or failing to make payment under such Letter of Credit or Loan; provided, that the Borrower shall not be required to indemnify any Issuing Lender for any claims, damages, losses, liabilities, costs or expenses, and the Borrower shall have a claim against such Issuing Lender for direct (but not consequential) damages suffered by it, to the extent found by a court of competent jurisdiction in a final, non-appealable judgment or order to have been caused by (i) the willful misconduct or gross negligence of such Issuing Lender in determining whether a request presented under any Letter of Credit issued by it complied with the terms of such Letter of Credit or (ii) such Issuing Lender’s failure to pay under any Letter of Credit issued by it after the presentation to it of a request strictly complying with the terms and conditions of such Letter of Credit.  Nothing in this Section 3.12 is intended to limit the obligations of the Borrower under any other provision of this Agreement.

Section 3.13. ISP98.  The rules of the “International Standby Practices 1998” as published by the International Chamber of Commerce most recently at the time of issuance of any Letter of Credit shall apply to such Letter of Credit unless otherwise expressly provided in such Letter of Credit.

ARTICLE IV
CONDITIONS

Section 4.01. Conditions to Effectiveness of this Agreement.  The conditions to the effectiveness of the this Agreement are set forth in Section 7 of the Amendment and Restatement Agreement.

Section 4.02. Conditions to All Credit Events.  The obligation of any Issuing Lender to issue (or renew or extend the term of) any Letter of Credit or to make a Loan in respect of any Liquidity Drawing, is subject to the satisfaction of the following conditions:

(a) receipt by an Issuing Lender of a Letter of Credit Request as required by Section 3.03 (other than with respect to a Loan deemed requested pursuant to Section 2.11(c));

(b) the fact that, immediately before and after giving effect to such Credit Event, no Default or Event of Default shall have occurred and be continuing on the date of such Credit Event or after giving effect to such Credit Event requested to be made on such date; and

(c) the fact that the representations and warranties of the Borrower contained in this Agreement and the other Loan Documents shall be true and correct on and as of the date of such Credit Event, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they were true and correct as of such earlier date and except for the representations in Section 5.04(b), Section 5.05 and Section 5.13, which shall be deemed only to relate to the matters referred to therein on and as of the Effective Date; and

(d) with respect to the making of any Loan, immediately before and after giving effect to such Loan, no event of default or other similar condition or event (however described) under the applicable Bond Indenture shall have occurred and be continuing.

Each Credit Event under this Agreement shall be deemed to be a representation and warranty by the Borrower on the date of such Credit Event as to the facts specified in clauses (b) and (c) (and, with respect to the making of any Loan, clause (d)) of this Section.

Section 4.03. Additional Conditions to Credit Events.  The obligation of any Issuing Lender to issue (or renew or extend the term of) any Letter of Credit to support any issuance of Other Pollution Control Bonds, is subject to the satisfaction of the following conditions:

(a) no authorization, consent or approval from any Governmental Authority is required for the Borrower to incur obligations in respect of Letters of Credit to support such issuance of Other Pollution Control Bonds except such authorizations, consents and approvals, including, without limitation, the KPSC Order, TRA Order and VSCC Order, as shall have been obtained prior to such Credit Event and shall be in full force and effect; and

(b) the Administrative Agent shall have received from counsel to the Borrower, opinions addressed to the Administrative Agent and each Lender, satisfactory in form and substance to each of the Administrative Agent and the Issuing Lender each in its sole discretion, dated the date of such Credit Event, covering such matters as the Administrative Agent and the Issuing Lender shall reasonably request, including, without limitation, that no authorization, consent or approval from any Governmental Authority is required for the Borrower to incur obligations in respect of Letters of Credit to support such issuance of Other Pollution Control Bonds except such authorizations, consents and approvals, including, without limitation, the KPSC Order, TRA Order and VSCC Order, as shall have been obtained prior to such Credit Event and shall be in full force and effect.

Each Credit Event with respect to any Letter of Credit to support any issuance of Other Pollution Control Bonds shall be deemed to be a representation and warranty by the Borrower on the date of such Credit Event as to the facts specified in clause (a) of this Section.

ARTICLE V
REPRESENTATIONS AND WARRANTIES

The Borrower represents and warrants that:

Section 5.01. Status.  The Borrower is a corporation duly organized, validly existing and in good standing under the laws of the Commonwealth of Kentucky and the Commonwealth of Virginia and has the corporate authority to make and perform this Agreement and each other Loan Document to which it is a party.

Section 5.02. Authority; No Conflict.  The execution, delivery and performance by the Borrower of this Agreement and each other Loan Document to which it is a party have been duly authorized by all necessary corporate action and do not violate (i) any provision of law or regulation, or any decree, order, writ or judgment, (ii) any provision of its articles of incorporation or bylaws, or (iii) result in the breach of or constitute a default under any indenture or other agreement or instrument to which the Borrower is a party.

Section 5.03. Legality; Etc.  This Agreement and each other Loan Document to which the Borrower is a party constitute the legal, valid and binding obligations of the Borrower, in each case enforceable against the Borrower in accordance with their terms except to the extent limited by (a) bankruptcy, insolvency, fraudulent conveyance or reorganization laws or by other similar laws relating to or affecting the enforceability of creditors’ rights generally and by general equitable principles which may limit the right to obtain equitable remedies regardless of whether enforcement is considered in a proceeding of law or equity or (b) any applicable public policy on enforceability of provisions relating to contribution and indemnification.

Section 5.04. Financial Condition.

(a) Audited Financial Statements.  The consolidated balance sheet of the Borrower and its Consolidated Subsidiaries as of December 31, 2010 and the related consolidated statements of income and cash flows for the fiscal year then ended, reported on by PricewaterhouseCoopers LLP, copies of which have been delivered to each of the Administrative Agent and the Lenders, fairly present, in conformity with GAAP, the consolidated financial position of the Borrower and its Consolidated Subsidiaries as of such date and their consolidated results of operations and cash flows for such fiscal year.

(b) Material Adverse Change.  Since December 31, 2010 there has been no change in the business, assets, financial condition or operations of the Borrower and its Consolidated Subsidiaries, considered as a whole, that would materially and adversely affect the Borrower’s ability to perform any of its obligations under this Agreement or the other Loan Documents.

Section 5.05. Litigation.  Except as disclosed in or contemplated by the financial statements referenced in Section 5.04(a) above, or otherwise furnished in writing to the

Administrative Agent and each Lender, no litigation, arbitration or administrative proceeding against the Borrower is pending or, to the Borrower’s knowledge, threatened, which would reasonably be expected to materially and adversely affect the ability of the Borrower to perform any of its obligations under this Agreement or the other Loan Documents.  There is no litigation, arbitration or administrative proceeding pending or, to the knowledge of the Borrower, threatened which questions the validity of this Agreement or the other Loan Documents to which it is a party.

Section 5.06. No Violation.  No part of the proceeds of the advances hereunder will be used, directly or indirectly by the Borrower for the purpose of purchasing or carrying any “margin stock” within the meaning of Regulation U of the Board of Governors of the Federal Reserve System, or for any other purpose which violates, or which conflicts with, the provisions of Regulations U or X of said Board of Governors. The Borrower is not engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying any such “margin stock”.

Section 5.07. ERISA.  Each member of the ERISA Group has fulfilled its obligations under the minimum funding standards of ERISA and the Internal Revenue Code with respect to each Material Plan and is in compliance in all material respects with the presently applicable provisions of ERISA and the Internal Revenue Code with respect to each Material Plan.  No member of the ERISA Group has (i) sought a waiver of the minimum funding standard under Section 412 of the Internal Revenue Code in respect of any Material Plan, (ii) failed to make any contribution or payment to any Material Plan, or made any amendment to any Material Plan, which has resulted or could result in the imposition of a Lien or the posting of a bond or other security under ERISA or the Internal Revenue Code or (iii) incurred any material liability under Title IV of ERISA other than a liability to the PBGC for premiums under Section 4007 of ERISA.

Section 5.08. Governmental Approvals.  No authorization, consent or approval from any Governmental Authority is required for the execution, delivery and performance by the Borrower of this Agreement and the other Loan Documents to which it is a party and except such authorizations, consents and approvals, including, without limitation, the KPSC Order, TRA Order and VSCC Order, as shall have been obtained prior to the Effective Date and shall be in full force and effect; provided that the Borrower may require additional approvals of the KPSC, TRA, VSCC and/or FERC in order to incur obligations in respect of Letters of Credit to support issuances of bonds other than the Existing Pollution Control Bonds.

Section 5.09. Investment Company Act.  The Borrower is not an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

Section 5.10. Tax Returns and Payments.  The Borrower has filed or caused to be filed all Federal, state, local and foreign income tax returns required to have been filed by it and has paid or caused to be paid all income taxes shown to be due on such returns except income taxes that are being contested in good faith by appropriate proceedings and for which the Borrower shall have set aside on its books appropriate reserves with respect thereto in accordance with GAAP or that would not reasonably be expected to have a Material Adverse Effect.

Section 5.11. Compliance with Laws.  To the knowledge of the Borrower, the Borrower is in compliance with all applicable laws, regulations and orders of any Governmental Authority, domestic or foreign, in respect of the conduct of its business and the ownership of its property (including, without limitation, compliance with all applicable ERISA and Environmental Laws and the requirements of any permits issued under such Environmental Laws), except to the extent (a) such compliance is being contested in good faith by appropriate proceedings or (b) non-compliance would not reasonably be expected to materially and adversely affect its ability to perform any of its obligations under this Agreement or any other Loan Document to which it is a party.

Section 5.12. No Default.  No Default has occurred and is continuing.

Section 5.13. Environmental Matters.

(a) Except (i) as disclosed in the financial statements referenced in Section 5.04(a) above, or otherwise furnished in writing to the Administrative Agent and each Lender, or (ii) to the extent that the liabilities of the Borrower and its Subsidiaries, taken as a whole, that relate to or could reasonably be expected to result from the matters referred to in clauses (i) through (iii) of this Section 5.13(a), inclusive, would not reasonably be expected to result in a Material Adverse Effect:

(i) no notice, notification, citation, summons, complaint or order has been received by the Borrower or any of its Subsidiaries, no penalty has been assessed nor is any investigation or review pending or, to the Borrower’s or any of its Subsidiaries’ knowledge, threatened by any governmental or other entity with respect to any (A) alleged violation by or liability of the Borrower or any of its Subsidiaries of or under any Environmental Law, (B) alleged failure by the Borrower or any of its Subsidiaries to have any environmental permit, certificate, license, approval, registration or authorization required in connection with the conduct of its business or (C) generation, storage, treatment, disposal, transportation or release of Hazardous Substances;

(ii) to the Borrower’s or any of its Subsidiaries’ knowledge, no Hazardous Substance has been released (and no written notification of such release has been filed) (whether or not in a reportable or threshold planning quantity) at, on or under any property now or previously owned, leased or operated by the Borrower or any of its Subsidiaries; and

(iii) no property now or previously owned, leased or operated by the Borrower or any of its Subsidiaries or, to the Borrower’s or any of its Subsidiaries’ knowledge, any property to which the Borrower or any of its Subsidiaries has, directly or indirectly, transported or arranged for the transportation of any Hazardous Substances, is listed or, to the Borrower’s or any of its Subsidiaries’ knowledge, proposed for listing, on the National Priorities List promulgated pursuant to the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended (“CERCLA”), on CERCLIS (as defined in CERCLA) or on any similar federal, state or foreign list of sites requiring investigation or clean-up.

(b) Except as disclosed in the financial statements referenced in Section 5.04(a) above, or otherwise furnished in writing to the Administrative Agent and each Lender, to the Borrower’s or any of its Subsidiaries’ knowledge, there are no Environmental Liabilities that have resulted or could reasonably be expected to result in a Material Adverse Effect.

(c) For purposes of this Section 5.13, the terms “the Borrower” and “Subsidiary” shall include any business or business entity (including a corporation) which is a predecessor, in whole or in part, of the Borrower or any of its Subsidiaries from the time such business or business entity became a Subsidiary of PPL Corporation, a Pennsylvania corporation.

Section 5.14. OFAC.  None of the Borrower, any Subsidiary of the Borrower or any Affiliate of the Borrower: (i) is a Sanctioned Person, (ii) has more than 10% of its assets in Sanctioned Entities, or (iii) derives more than 10% of its operating income from investments in, or transactions with Sanctioned Persons or Sanctioned Entities.  The proceeds of any advance will not be used and have not been used to fund any operations in, finance any investments or activities in, or make any payments to, a Sanctioned Person or a Sanctioned Entity.

ARTICLE VI
COVENANTS

The Borrower agrees that so long as any Lender has any Commitment hereunder or any amount payable hereunder or under any other Loan Document remains unpaid or any Letter of Credit Liability remains outstanding:

Section 6.01. Information.  The Borrower will deliver or cause to be delivered to each of the Lenders (it being understood that the posting of the information required in clauses (a), (b) and (f) of this Section 6.01 on the Borrower’s website or PPL Corporation’s website (http://www.pplweb.com) or making such information available on IntraLinks, Syndtrak (or similar service) shall be deemed to be effective delivery to the Lenders):

(a) Annual Financial Statements.  Promptly when available and in any event within ten (10) days after the date such information is required to be delivered to the SEC (or, if the Borrower is not a Public Reporting Company, within one hundred and five (105) days after the end of each fiscal year of the Borrower), a consolidated balance sheet of the Borrower and its Consolidated Subsidiaries as of the end of such fiscal year and the related consolidated statements of income and cash flows for such fiscal year and accompanied by an opinion thereon by independent public accountants of recognized national standing, which opinion shall state that such consolidated financial statements present fairly the consolidated financial position of the Borrower and its Consolidated Subsidiaries as of the date of such financial statements and the results of their operations for the period covered by such financial statements in conformity with GAAP applied on a consistent basis.

(b) Quarterly Financial Statements.  Promptly when available and in any event within ten (10) days after the date such information is required to be delivered to the SEC (or, if the Borrower is not a Public Reporting Company, within sixty (60) days after the end of each quarterly fiscal period in each fiscal year of the Borrower (other than the last quarterly fiscal period of the Borrower)), a consolidated balance sheet of the Borrower and its

Consolidated Subsidiaries as of the end of such quarter and the related consolidated statements of income and cash flows for such fiscal quarter,  all certified (subject to normal year-end audit adjustments) as to fairness of presentation, GAAP and consistency by any vice president, the treasurer or the controller of the Borrower.

(c) Officer’s Certificate.  Simultaneously with the delivery of each set of financial statements referred to in subsections (a) and (b) above, a certificate of the chief accounting officer or controller of the Borrower, (i) setting forth in reasonable detail the calculations required to establish compliance with the requirements of Section 6.09 on the date of such financial statements and (ii) stating whether there exists on the date of such certificate any Default and, if any Default then exists, setting forth the details thereof and the action which the Borrower is taking or proposes to take with respect thereto.

(d) Default.  Forthwith upon acquiring knowledge of the occurrence of any (i) Default or (ii) Event of Default, in either case a certificate of a vice president or the treasurer of the Borrower setting forth the details thereof and the action which the Borrower is taking or proposes to take with respect thereto.

(e) Change in Borrower’s Ratings.  Promptly, upon the chief executive officer, the president, any vice president or any senior financial officer of the Borrower obtaining knowledge of any change in a Borrower’s Rating, a notice of such Borrower’s Rating in effect after giving effect to such change.

(f) Securities Laws Filing.  To the extent the Borrower is a Public Reporting Company, promptly, when available and in any event within ten (10) days after the date such information is required to be delivered to the SEC, a copy of any Form 10-K Report to the SEC and a copy of any Form 10-Q Report to the SEC, and promptly upon the filing thereof, any other filings with the SEC.

(g) ERISA Matters.  If and when any member of the ERISA Group:  (i) gives or is required to give notice to the PBGC of any “reportable event” (as defined in Section 4043 of ERISA) with respect to any Material Plan which might constitute grounds for a termination of such Plan under Title IV of ERISA, or knows that the plan administrator of any Material Plan has given or is required to give notice of any such reportable event, a copy of the notice of such reportable event given or required to be given to the PBGC; (ii) receives, with respect to any Material Plan that is a Multiemployer Plan, notice of any complete or partial withdrawal liability under Title IV of ERISA, or notice that any Multiemployer Plan is in reorganization, is insolvent or has been terminated, a copy of such notice; (iii) receives notice from the PBGC under Title IV of ERISA of an intent to terminate, impose material liability (other than for premiums under Section 4007 of ERISA) in respect of, or appoint a trustee to administer any Material Plan, a copy of such notice; (iv) applies for a waiver of the minimum funding standard under Section 412 of the Internal Revenue Code with respect to a Material Plan, a copy of such application; (v) gives notice of intent to terminate any Plan under Section 4041(c) of ERISA, a copy of such notice and other information filed with the PBGC; (vi) gives notice of withdrawal from any Plan pursuant to Section 4063 of ERISA; or (vii) fails to make any payment or contribution to any Plan or makes any amendment to any Plan which has resulted or could result in the imposition of a Lien or the posting of a bond or other security, a copy of such notice, a certificate of the chief accounting officer or controller of the Borrower setting forth details as to such occurrence and action, if any, which the Borrower or applicable member of the ERISA Group is required or proposes to take.

(h) Other Information.  From time to time such additional financial or other information regarding the financial condition, results of operations, properties, assets or business of the Borrower or any of its Subsidiaries as any Lender may reasonably request.

The Borrower hereby acknowledges that (a) the Administrative Agent will make available to the Lenders and each Issuing Lender materials and/or information provided by or on behalf of the Borrower hereunder (collectively, “Borrower Materials”) by posting the Borrower Materials on IntraLinks or another similar electronic system (the “Platform”) and (b) certain of the Lenders may be “public-side” Lenders (i.e., Lenders that do not wish to receive material non-public information with respect to the Borrower or its securities) (each, a “Public Lender”).  The Borrower hereby agrees that it will use commercially reasonable efforts to identify that portion of the Borrower Materials that may be distributed to the Public Lenders and that (w) all such Borrower Materials shall be clearly and conspicuously marked “PUBLIC” which, at a minimum, shall mean that the word “PUBLIC” shall appear prominently on the first page thereof; (x) by marking Borrower Materials “PUBLIC,” the Borrower shall be deemed to have authorized the Administrative Agent, the Issuing Lenders and the Lenders to treat such Borrower Materials as not containing any material non-public information (although it may be sensitive and proprietary) with respect to the Borrower or its securities for purposes of United States Federal and state securities laws (provided, however, that to the extent such Borrower Materials constitute Information (as defined below), they shall be treated as set forth in Section 9.12); (y) all Borrower Materials marked “PUBLIC” are permitted to be made available through a portion of the Platform designated “Public Investor;” and (z) the Administrative Agent shall be entitled to treat any Borrower Materials that are not marked “PUBLIC” as being suitable only for posting (subject to Section 9.12) on a portion of the Platform not designated “Public Investor.”  “Information” means all information received from the Borrower or any of its Subsidiaries relating to the Borrower or any of its Subsidiaries or any of their respective businesses, other than any such information that is available to the Administrative Agent, any Lender or any Issuing Lender on a nonconfidential basis prior to disclosure by the Borrower or any of its Subsidiaries; provided that, in the case of information received from the Borrower or any of its Subsidiaries after the Effective Date, such information is clearly identified at the time of delivery as confidential.  Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.

Section 6.02. Maintenance of Property; Insurance.

(a) Maintenance of Properties.  The Borrower will keep all property useful and necessary in its businesses in good working order and condition, subject to ordinary wear and tear, unless the Borrower determines in good faith that the continued maintenance of any of such properties is no longer economically desirable and so long as the failure to so maintain such properties would not reasonably be expected to have a Material Adverse Effect.

(b) Insurance.  The Borrower will maintain, or cause to be maintained, insurance with financially sound (determined in the reasonable judgment of the Borrower) and responsible companies in such amounts (and with such risk retentions) and against such risks as is usually carried by owners of similar businesses and properties in the same general areas in which the Borrower operates.

Section 6.03. Conduct of Business and Maintenance of Existence.  The Borrower will (i) continue to engage in businesses of the same general type as now conducted by the Borrower and its Subsidiaries and businesses related thereto or arising out of such businesses, except to the extent that the failure to maintain any existing business would not have a Material Adverse Effect and (ii) except as otherwise permitted in Section 6.07, preserve, renew and keep in full force and effect, and will cause each of its Subsidiaries to preserve, renew and keep in full force and effect, their respective corporate (or other entity) existence and their respective rights, privileges and franchises necessary or material to the normal conduct of business, except, in each case, where the failure to do so could not reasonably be expected to have a Material Adverse Effect.

Section 6.04. Compliance with Laws, Etc.  The Borrower will comply with all applicable laws, regulations and orders of any Governmental Authority, domestic or foreign, in respect of the conduct of its business and the ownership of its property (including, without limitation, compliance with all applicable ERISA and Environmental Laws and the requirements of any permits issued under such Environmental Laws), except to the extent (a) such compliance is being contested in good faith by appropriate proceedings or (b) non-compliance could not reasonably be expected to have a Material Adverse Effect.

Section 6.05. Books and Records.  The Borrower (i) will keep, and will cause each of its Subsidiaries to keep, proper books of record and account in conformity with GAAP and (ii) will permit representatives of the Administrative Agent and each of the Lenders to visit and inspect any of their respective properties, to examine and make copies from any of their respective books and records and to discuss their respective affairs, finances and accounts with their officers, any employees and independent public accountants, all at such reasonable times and as often as may reasonably be desired; provided, that, the rights created in this Section 6.05 to “visit”, “inspect”, “discuss” and copy shall not extend to any matters which the Borrower deems, in good faith, to be confidential, unless the Administrative Agent and any such Lender agree in writing to keep such matters confidential.

Section 6.06. Use of Proceeds.  The Borrower will request the issuance of Letters of Credit solely to support issuances of tax-exempt pollution control bonds issued on behalf of the Borrower and/or its Subsidiaries.

Section 6.07. Merger or Consolidation.  The Borrower will not merge with or into or consolidate with or into any other corporation or entity, unless (i) immediately after giving effect thereto, no event shall occur and be continuing which constitutes a Default, (ii) the surviving or resulting Person, as the case may be, assumes and agrees in writing to pay and perform all of the obligations of the Borrower under this Agreement, (iii) substantially all of the consolidated assets  and consolidated revenues of the surviving or resulting Person, as the case may be, are anticipated to come from the utility or energy businesses and (iv) the senior long-term debt ratings from both Rating Agencies of the surviving or resulting Person, as the case may be, immediately following the merger or consolidation is equal to or greater than the senior long-term debt ratings from both Rating Agencies of the Borrower immediately preceding the announcement of such consolidation or merger.

Section 6.08. Asset Sales.  Except for the sale of assets required to be sold to conform with governmental requirements, the Borrower shall not consummate any Asset Sale, if the aggregate net book value of all such Asset Sales consummated during the four calendar quarters immediately preceding any date of determination would exceed 25% of the total assets of the Borrower and its Consolidated Subsidiaries as of the beginning of the Borrower’s most recently ended full fiscal quarter; provided, however, that any such Asset Sale will be disregarded for purposes of the 25% limitation specified above: (a) if any such Asset Sale is in the ordinary course of business of the Borrower (b) if the assets subject to any such Asset Sale are worn out or are no longer useful or necessary in connection with the operation of the businesses of the Borrower; (c) if the assets subject to any such Asset Sale are being transferred to a Wholly Owned Subsidiary of the Borrower; (d) if the proceeds from any such Asset Sale (i) are, within twelve (12) months of such Asset Sale, invested or reinvested by the Borrower in a Permitted Business, (ii) are used by the Borrower to repay Debt of the Borrower, or (iii) are retained by the Borrower; or (e) if, prior to any such Asset Sale, both Rating Agencies confirm the then-current Borrower Ratings after giving effect to any such Asset Sale.

Section 6.09. Consolidated Debt to Consolidated Capitalization Ratio.  The ratio of Consolidated Debt of the Borrower to Consolidated Capitalization of the Borrower shall not exceed 70%, measured as of the end of each fiscal quarter.

Section 6.10. Limitation on Liens.  Without the consent of the Administrative Agent, the Borrower shall not grant any Lien upon any of its property or assets in favor of the lenders under the Existing Credit Agreement in order to secure its obligations under the Existing Credit Agreement, unless the Obligations are secured on an equal and ratable basis with the obligations so secured; provided, however, that nothing in this Section 6.10 shall prohibit the Borrower from cash collateralizing letters of credit pursuant to Section 2.09 of the Existing Credit Agreement or similar provisions.  For the avoidance of doubt, the limitation on liens and the requirement to secure the Obligations pursuant to this Section 6.10 shall not apply to (i) the granting of any Liens on the Borrower’s accounts receivable in connection with any accounts receivable sale or financing program and (ii) entering into credit agreements, standby bond purchase agreements or similar facilities in support of pollution control bonds issued on behalf of the Borrower and securing obligations of the Borrower thereunder, including pursuant to arrangements similar to the Custody Agreement or otherwise.

ARTICLE VII
DEFAULTS

Section 7.01. Events of Default.  If one or more of the following events (each an “Event of Default”) shall have occurred and be continuing:

(a) the Borrower shall fail to pay when due any principal on any Reimbursement Obligations; or

(b) the Borrower shall fail to pay when due any interest on Reimbursement Obligations, any fee or any other amount payable hereunder or under any other Loan Document for five (5) days following the date such payment becomes due hereunder; or

(c) the Borrower shall fail to observe or perform any covenant or agreement contained in clause (ii) of Section 6.05, or Sections 6.06, 6.07, 6.08 or 6.09; or

(d) the Borrower shall fail to observe or perform any covenant or agreement contained in Section 6.01(d)(i) for 30 days after any such failure or in Section 6.01(d)(ii) for ten (10) days after any such failure; or

(e) the Borrower shall fail to observe or perform any covenant or agreement contained in this Agreement or any other Loan Document (other than those covered by clauses (a), (b), (c) or (d) above) for thirty (30) days after written notice thereof has been given to the defaulting party by the Administrative Agent, or at the request of the Required Lenders; or

(f) any representation, warranty or certification made by the Borrower in this Agreement or any other Loan Document or in any certificate, financial statement or other document delivered pursuant hereto or thereto shall prove to have been incorrect in any material respect when made or deemed made; or

(g) the Borrower shall (i) fail to pay any principal or interest, regardless of amount, due in respect of any Material Debt beyond any period of grace provided with respect thereto, or (ii) fail to observe or perform any other term, covenant, condition or agreement contained in any agreement or instrument evidencing or governing any such Material Debt beyond any period of grace provided with respect thereto if the effect of any failure referred to in this clause (ii) is to cause, or to permit the holder or holders of such Debt or a trustee on its or their behalf to cause, such Debt to become due prior to its stated maturity; or

(h) the Borrower shall commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, or shall consent to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against it, or shall make a general assignment for the benefit of creditors, or shall fail generally to pay, or shall admit in writing its inability to pay, its debts as they become due, or shall take any corporate action to authorize any of the foregoing; or

(i) an involuntary case or other proceeding shall be commenced against the Borrower seeking liquidation, reorganization or other relief with respect to it or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, and such involuntary case or other proceeding shall remain undismissed and unstayed for a period of 60 days; or an order for relief shall be entered against the Borrower under the Bankruptcy Code; or

(j) any member of the ERISA Group shall fail to pay when due an amount or amounts aggregating in excess of $50,000,000 which it shall have become liable to pay under Title IV of ERISA; or notice of intent to terminate a Material Plan shall be filed under Title IV of ERISA by any member of the ERISA Group, any plan administrator or any combination of the foregoing; or the PBGC shall institute proceedings under Title IV of ERISA to terminate, to impose liability (other than for premiums under Section 4007 of ERISA) in respect of, or to cause a trustee to be appointed to administer any Material Plan; or a condition shall exist by reason of which the PBGC would be entitled to obtain a decree adjudicating that any Material Plan must be terminated; or there shall occur a complete or partial withdrawal from, or default, within the meaning of Section 4219(c)(5) of ERISA, with respect to, one or more Multiemployer Plans which could reasonably be expected to cause one or more members of the ERISA Group to incur a current payment obligation in excess of $50,000,000; or

(k) the Borrower shall fail within sixty (60) days to pay, bond or otherwise discharge any judgment or order for the payment of money in excess of $20,000,000, entered against the Borrower that is not stayed on appeal or otherwise being appropriately contested in good faith; or

(l) a Change of Control shall have occurred;

then, and in every such event, while such event is continuing, the Administrative Agent may (A) if requested by the Required Lenders, by notice to the Borrower terminate the Commitments, and the Commitments shall thereupon terminate, and (B) if requested by the Lenders holding more than 50% of the sum of the aggregate outstanding principal amount of the Letter of Credit Liabilities at such time, by notice to the Borrower declare the Letter of Credit Liabilities (together with accrued interest and accrued and unpaid fees thereon and all other amounts due hereunder) to be, and the Letter of Credit Liabilities shall thereupon become, immediately due and payable without presentment, demand, protest or other notice of any kind (except as set forth in clause (A) above), all of which are hereby waived by the Borrower and require the Borrower to, and the Borrower shall, cash collateralize (in accordance with Section 2.05(a)(ii)) all Letter of Credit Liabilities then outstanding; provided, that, in the case of any Default or any Event of Default specified in Section 7.01(h) or 7.01(i) above with respect to the Borrower, without any notice to the Borrower or any other act by the Administrative Agent or any Lender, the Commitments shall thereupon terminate and the Letter of Credit Liabilities (together with accrued interest and accrued and unpaid fees thereon and all other amounts due hereunder) shall become immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower, and the Borrower shall cash collateralize (in accordance with Section 2.05(a)(ii)) all Letter of Credit Liabilities then outstanding.

ARTICLE VIII
THE AGENT

Section 8.01. Appointment and Authorization.  Each Lender hereby irrevocably designates and appoints the Administrative Agent to act as specified herein and in the other Loan Documents and to take such actions on its behalf under the provisions of this Agreement and the other Loan Documents and perform such duties as are expressly delegated to the Administrative Agent by the terms of this Agreement and the other Loan Documents, together with such other powers as are reasonably incidental thereto.  The Administrative Agent agrees to act as such upon the express conditions contained in this Article VIII.  Notwithstanding any provision to the contrary elsewhere in this Agreement or in any other Loan Document, the Administrative Agent shall not have any duties or responsibilities, except those expressly set forth herein or in the other Loan Documents, or any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or otherwise exist against the Administrative Agent.  The provisions of this Article VIII are solely for the benefit of the Administrative Agent and Lenders, and no other Person shall have any rights as a third party beneficiary of any of the provisions hereof.  For the sake of clarity, the Lenders hereby agree that no Person other than the Administrative Agent shall have, in such capacity, any duties or powers with respect to this Agreement or the other Loan Documents.

Section 8.02. Individual Capacity.  The Administrative Agent and its Affiliates may make loans to, accept deposits from and generally engage in any kind of business with the Borrower and its Affiliates as though the Administrative Agent were not the Administrative Agent.  With respect to the advances made by it and all obligations owing to it, the Administrative Agent shall have the same rights and powers under this Agreement as any Lender and may exercise the same as though it were not the Administrative Agent, and the terms “Required Lenders”, “Lender” and “Lenders” shall include the Administrative Agent in its individual capacity.

Section 8.03. Delegation of Duties.  The Administrative Agent may execute any of its duties under this Agreement or any other Loan Document by or through agents or attorneys-in-fact.  The Administrative Agent shall not be responsible for the negligence or misconduct of any agents or attorneys-in-fact selected by it with reasonable care except to the extent otherwise required by Section 8.07.

Section 8.04. Reliance by the Administrative Agent.  The Administrative Agent shall be entitled to rely, and shall be fully protected in relying, upon any note, writing, resolution, notice, consent, certificate, affidavit, letter, telecopy or other electronic facsimile transmission, telex, telegram, cable, teletype, electronic transmission by modem, computer disk or any other message, statement, order or other writing or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel (including, without limitation, counsel to the Borrower), independent accountants and other experts selected by the Administrative Agent.  The Administrative Agent shall be fully justified in failing or refusing to take any action under this Agreement or any other Loan Document unless it shall first receive such advice or concurrence of the Required Lenders, or all of the Lenders, if applicable, as it deems appropriate or it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action.  The Administrative Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement and the other Loan Documents in accordance with a request of the Required Lenders or all of the Lenders, if applicable, and such request and any action taken or failure to act pursuant thereto shall be binding upon all of the Lenders.

Section 8.05. Notice of Default.  The Administrative Agent shall not be deemed to have knowledge or notice of the occurrence of any Default hereunder unless the Administrative Agent has received notice from a Lender or the Borrower referring to this Agreement, describing such Default and stating that such notice is a “notice of default”.  If the Administrative Agent receives such a notice, the Administrative Agent shall give prompt notice thereof to the Lenders.  The Administrative Agent shall take such action with respect to such Default as shall be reasonably directed by the Required Lenders; provided, that, unless and until the Administrative Agent shall have received such directions, the Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default as it shall deem advisable in the best interests of the Lenders.

Section 8.06. Non-Reliance on the Agent and Other Lenders.  Each Lender expressly acknowledges that neither the Agent nor any officer, director, employee, agent, attorney-in-fact or affiliate of the Agent has made any representations or warranties to it and that no act by the Agent hereafter taken, including any review of the affairs of the Borrower, shall be deemed to constitute any representation or warranty by the Agent to any Lender.  Each Lender acknowledges to the Agent that it has, independently and without reliance upon the Agent or any other Lender, and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, assets, operations, property, financial and other condition, prospects and creditworthiness of the Borrower and made its own decision to make advances hereunder and to enter into this Agreement.  Each Lender also acknowledges that it will, independently and without reliance upon the Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement, and to make such investigation as it deems necessary to inform itself as to the business, assets, operations, property, financial and other condition, prospects and creditworthiness of the Borrower.  The Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, operations, assets, property, financial and other condition, prospects or creditworthiness of the Borrower which may come into the possession of the Agent or any of its officers, directors, employees, agents, attorneys-in-fact or affiliates.

Section 8.07. Exculpatory Provisions.  The Administrative Agent shall not, and no officers, directors, employees, agents, attorneys-in-fact or affiliates of the Administrative Agent, shall (i) be liable for any action lawfully taken or omitted to be taken by it under or in connection with this Agreement or any other Loan Document (except for its own gross negligence, willful misconduct or bad faith) or (ii) be responsible in any manner to any of the Lenders for any recitals, statements, representations or warranties made by the Borrower or any of its officers contained in this Agreement, in any other Loan Document or in any certificate, report, statement or other document referred to or provided for in, or received by the Administrative Agent under or in connection with, this Agreement or any other Loan Document or for any failure of the Borrower or any of its officers to perform its obligations hereunder or thereunder.  The

Administrative Agent shall not be under any obligation to any Lender to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Loan Document, or to inspect the properties, books or records of the Borrower.  The Administrative Agent shall not be responsible to any Lender for the effectiveness, genuineness, validity, enforceability, collectibility or sufficiency of this Agreement or any other Loan Document or for any representations, warranties, recitals or statements made by any other Person herein or therein or made by any other Person in any written or oral statement or in any financial or other statements, instruments, reports, certificates or any other documents in connection herewith or therewith furnished or made by the Administrative Agent to the Lenders or by or on behalf of the Borrower to the Administrative Agent or any Lender or be required to ascertain or inquire as to the performance or observance of any of the terms, conditions, provisions, covenants or agreements contained herein or therein or as to the use of the proceeds of the advances or of the existence or possible existence of any Default.

Section 8.08. Indemnification.  To the extent that the Borrower for any reason fails to indefeasibly pay any amount required under Sections 9.03(a), (b) or (c) to be paid by it to the Administrative Agent (or any sub-agent thereof), the Lenders agree to indemnify the Administrative Agent, in its capacity as such, and hold the Administrative Agent, in its capacity as such, harmless ratably according to their respective Commitments from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs and reasonable expenses or disbursements of any kind whatsoever which may at any time (including, without limitation, at any time following the full payment of the obligations of the Borrower hereunder) be imposed on, incurred by or asserted against the Administrative Agent, in its capacity as such, in any way relating to or arising out of this Agreement or any other Loan Document, or any documents contemplated hereby or referred to herein or the transactions contemplated hereby or any action taken or omitted to be taken by the Administrative Agent under or in connection with any of the foregoing, but only to the extent that any of the foregoing is not paid by the Borrower; provided, that no Lender shall be liable to the Administrative Agent for the payment of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs or expenses or disbursements resulting from the gross negligence, willful misconduct or bad faith of the Administrative Agent.  If any indemnity furnished to the Administrative Agent for any purpose shall, in the reasonable opinion of the Administrative Agent, be insufficient or become impaired, the Administrative Agent may call for additional indemnity and cease, or not commence, to do the acts indemnified against until such additional indemnity is furnished.  The agreement in this Section 8.08 shall survive the payment of all Letter of Credit Liabilities, fees and other obligations of the Borrower arising hereunder.

Section 8.09. Resignation; Successors.  The Administrative Agent may resign as Administrative Agent upon twenty (20) days notice to the Lenders.  Upon the resignation of the Administrative Agent, the Required Lenders shall have the right to appoint from among the Lenders a successor to the Administrative Agent, subject to prior approval by the Borrower (so long as no Event of Default exists) (such approval not to be unreasonably withheld), whereupon such successor Administrative Agent shall succeed to and become vested with all the rights, powers and duties of the retiring Administrative Agent, and the term “Administrative Agent” shall include such successor Administrative Agent effective upon its appointment, and the retiring Administrative Agent’s rights, powers and duties as Administrative Agent shall be terminated, without any other or further act or deed on the part of such former Administrative

Agent or any of the parties to this Agreement or any other Loan Document.  If no successor shall have been appointed by the Required Lenders and approved by the Borrower and shall have accepted such appointment within thirty (30) days after the retiring Administrative Agent gives notice of its resignation, then the retiring Administrative Agent may at its election give notice to the Lenders and the Borrower of the immediate effectiveness of its resignation and such resignation shall thereupon become effective and the Lenders collectively shall perform all of the duties of the Administrative Agent hereunder and under the other Loan Documents until such time, if any, as the Required Lenders appoint a successor agent as provided for above.  After the retiring Administrative Agent’s resignation hereunder as Administrative Agent, the provisions of this Article VIII shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent under this Agreement or any other Loan Document.

Section 8.10. Administrative Agent’s Fees.  The Borrower shall pay to the Administrative Agent for its own account fees in the amount and at the times agreed upon between the Borrower and the Administrative Agent pursuant to the Fee Letter referenced in clause (ii) of the definition thereof.

ARTICLE IX
MISCELLANEOUS

Section 9.01. Notices.  Except as otherwise expressly provided herein, all notices and other communications hereunder shall be in writing (for purposes hereof, the term “writing” shall include information in electronic format such as electronic mail and internet web pages) or by telephone subsequently confirmed in writing; provided that the foregoing shall not apply to notices to any Lender or Issuing Lender pursuant to Article II or Article III, as applicable, if such Lender or Issuing Lender, as applicable, has notified the Administrative Agent that it is incapable of receiving notices under such Article in electronic format.  Any notice shall have been duly given and shall be effective if delivered by hand delivery or sent via electronic mail, telecopy, recognized overnight courier service or certified or registered mail, return receipt requested, or posting on an internet web page, and shall be presumed to be received by a party hereto (i) on the date of delivery if delivered by hand or sent by electronic mail, posting on an internet web page, or telecopy, (ii) on the Business Day following the day on which the same has been delivered prepaid (or on an invoice basis) to a reputable national overnight air courier service or (iii) on the third Business Day following the day on which the same is sent by certified or registered mail, postage prepaid, in each case to the respective parties at the address or telecopy numbers, in the case of the Borrower and the Administrative Agent, set forth below, and, in the case of the Lenders, set forth on signature pages hereto, or at such other address as such party may specify by written notice to the other parties hereto:

if to the Borrower:

Kentucky Utilities Company
One Quality Street
Lexington, Kentucky 40507
Attention: Treasurer
Telephone:  502-627-4956
Facsimile:  502-627-4742

with a copies to:

Kentucky Utilities Company
One Quality Street
Lexington, Kentucky 40507
Attention: General Counsel
Telephone:  502-627-3665
Facsimile:  502-627-4622

PPL Services Corporation
Two North Ninth Street (GENTW4)
Allentown, Pennsylvania  18101-1179
Attention:  Frederick C. Paine, Esq.
Telephone:  610-774-7445
Facsimile:  610-774-6726

PPL Services Corporation
Two North Ninth Street (GENTW14)
Allentown, Pennsylvania  18101-1179
Attention:  Russell R. Clelland
Telephone:  610-774-5151
Facsimile:  610-774-5235

if to the Administrative Agent:

BANCO BILBAO VIZCAYA ARGENTARIA S.A., NEW YORK BRANCH
Global Lending USA & Canada
1345 Avenue of the Americas, 45th Floor
New York, NY 10105
Attention:  Anne-Maureen Sarfati, Head of Portfolio Management & Monitoring
Email: pmsf@bbvany.com
Facsimile No.:  (212) 258-2216

with a copy to:

Davis Polk & Wardwell LLP
450 Lexington Avenue
New York, New York 10017

Attention:  Jason Kyrwood
Telephone:  212-450-4653
Facsimile:  212-450-5653

Section 9.02. No Waivers; Non-Exclusive Remedies.  No failure by the Agent or any Lender to exercise, no course of dealing with respect to, and no delay in exercising any right, power or privilege hereunder or under any other Loan Document shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege.  The rights and remedies provided herein and in the other Loan Documents shall be cumulative and not exclusive of any rights or remedies provided by law.

Section 9.03. Expenses; Indemnification.

(a) Expenses.  The Borrower shall pay (i) all out-of-pocket expenses of the Agent, including legal fees and disbursements of Davis Polk & Wardwell LLP and any other local counsel retained by the Agent, in its reasonable discretion, in connection with the preparation, execution, delivery and administration of the Loan Documents, any waiver or consent thereunder or any amendment thereof or any Default or alleged Default thereunder and (ii) all reasonable out-of-pocket expenses incurred by the Agent and each Lender, including (without duplication) the fees and disbursements of outside counsel, in connection with any restructuring, workout, collection, bankruptcy, insolvency and other enforcement proceedings in connection with the enforcement and protection of its rights; provided, that the Borrower shall not be liable for any legal fees or disbursements of any counsel for the Agent and the Lenders other than Davis Polk & Wardwell LLP associated with the preparation, execution and delivery of this Agreement and the closing documents contemplated hereby.

(b) Indemnity in Respect of Loan Documents.  The Borrower agrees to indemnify the Agent and each Lender, their respective Affiliates and the respective directors, officers, trustees, agents, employees, trustees and advisors of the foregoing (each an “Indemnitee”) and hold each Indemnitee harmless from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs and expenses or disbursements of any kind whatsoever (including, without limitation, the reasonable fees and disbursements of counsel and any civil penalties or fines assessed by OFAC), which may at any time (including, without limitation, at any time following the payment of the obligations of the Borrower hereunder) be imposed on, incurred by or asserted against such Indemnitee in connection with any investigative, administrative or judicial proceeding (whether or not such Indemnitee shall be designated a party thereto) brought or threatened (by any third party, by the Borrower or any Subsidiary of the Borrower) in any way relating to or arising out of this Agreement, any other Loan Document or any documents contemplated hereby or referred to herein or any actual or proposed use of proceeds of advances hereunder; provided, that no Indemnitee shall have the right to be indemnified hereunder for such Indemnitee’s own gross negligence or willful misconduct as determined by a court of competent jurisdiction in a final, non-appealable judgment or order.

(c) Indemnity in Respect of Environmental Liabilities.  The Borrower agrees to indemnify each Indemnitee and hold each Indemnitee harmless from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, claims, costs and expenses or disbursements of any kind whatsoever (including, without limitation, reasonable expenses of investigation by engineers, environmental consultants and similar technical personnel and reasonable fees and disbursements of counsel) which may at any time (including, without limitation, at any time following the payment of the obligations of the Borrower hereunder) be imposed on, incurred by or asserted against such Indemnitee in respect of or in connection with any actual or alleged presence or release of Hazardous Substances on or from any property now or previously owned or operated by the Borrower or any of its Subsidiaries or any predecessor of the Borrower or any of its Subsidiaries, or any and all Environmental Liabilities.  Without limiting the generality of the foregoing, the Borrower hereby waives all rights of contribution or any other rights of recovery with respect to liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs and expenses and disbursements in respect of or in connection with Environmental Liabilities that it might have by statute or otherwise against any Indemnitee.

(d) Waiver of Damages.  To the fullest extent permitted by applicable law, the Borrower shall not assert, and hereby waives, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Loan Document or any agreement or instrument contemplated hereby, the transactions contemplated hereby or thereby, any Letter of Credit or Loan or the use of the proceeds thereof.  No Indemnitee referred to in clause (b) above shall be liable for any damages arising from the use by unintended recipients of any information or other materials distributed by it through telecommunications, electronic or other information transmission systems in connection with this Agreement or the other Loan Documents or the transactions contemplated hereby or thereby; provided that nothing in this Section 9.03(d) shall relieve any Lender from its obligations under Section 9.12.

Section 9.04. Sharing of Set-Offs.  Each Lender agrees that if it shall, by exercising any right of set-off or counterclaim or otherwise, receive payment of a proportion of the aggregate amount of principal and interest due with respect to any Letter of Credit Liabilities which is greater than the proportion received by any other Lender in respect of the aggregate amount of principal and interest due with respect to any Letter of Credit Liabilities made or held by such other Lender, the Lender receiving such proportionately greater payment shall purchase such participations in the Letter of Credit Liabilities held by the other Lenders, and such other adjustments shall be made, in each case as may be required so that all such payments of principal and interest with respect to Letter of Credit Liabilities made or held by the Lenders shall be shared by the Lenders pro rata; provided, that nothing in this Section shall impair the right of any Lender to exercise any right of set-off or counterclaim it may have for payment of indebtedness of the Borrower other than its indebtedness hereunder.

Section 9.05. Amendments and Waivers.  Any provision of this Agreement may be amended or waived if, but only if, such amendment or waiver is in writing and is signed by the Borrower and the Required Lenders (and, if the rights or duties of the Administrative Agent or any Issuing Lenders are affected thereby, by the Administrative Agent or such Issuing Lender, as relevant); provided, that no such amendment or waiver shall, (a) unless signed by each Lender adversely affected thereby, (i) increase the Commitment of any Lender or subject any Lender to any additional obligation (it being understood that waivers or modifications of conditions precedent, covenants, Defaults or of mandatory reductions in the Commitments shall not constitute an increase of the Commitment of any Lender, and that an increase in the available portion of any Commitment of any Lender as in effect at any time shall not constitute an increase in such Commitment), (ii) reduce the amount to be reimbursed in respect of any Letter of Credit or Loan or any interest thereon or any fees hereunder, (iii) postpone the date fixed for any payment of the amount to be reimbursed in respect of any Letter of Credit or Loan or any interest thereon or any fees hereunder or for any scheduled reduction or termination of any Commitment or (except as expressly provided in Article III) expiration date of any Letter of Credit, (iv) amend Section 2.01, (v) change any provision hereof in a manner that would alter the pro rata sharing of payments required by Sections 2.06(a), 2.05(b) or 9.04 or the pro rata reduction of Commitments required by Section 2.04(a) or (vi) change the currency in which Letters of Credit are to be issued or payment under the Loan Documents is to be made, or add additional borrowers or (b) unless signed by each Lender, change the definition of Required Lender or this Section 9.05 or Section 9.06(a).

Section 9.06. Successors and Assigns.

(a) Successors and Assigns.  The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, except that the Borrower may not assign or otherwise transfer any of its rights under this Agreement without the prior written consent of all of the Lenders, except to the extent any such assignment results from the consummation of a merger or consolidation permitted pursuant to Section 6.07 of this Agreement.

(b) Participations.  Any Lender may at any time grant to one or more banks or other financial institutions or special purpose funding vehicle (each a “Participant”) participating interests in its Commitments and/or any or all of its Letter of Credit Liabilities.  In the event of any such grant by a Lender of a participating interest to a Participant, whether or not upon notice to the Borrower and the Administrative Agent, such Lender shall remain responsible for the performance of its obligations hereunder, and the Borrower, the Issuing Lenders and the Administrative Agent shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement.  Any agreement pursuant to which any Lender may grant such a participating interest shall provide that such Lender shall retain the sole right and responsibility to enforce the obligations of the Borrower hereunder including, without limitation, the right to approve any amendment, modification or waiver of any provision of this Agreement; provided, that such participation agreement may provide that such Lender will not agree to any modification, amendment or waiver of this Agreement which would (i) extend the Termination Date, reduce the rate or extend the time of payment of principal, interest or fees on any Letter of Credit Liability in which such Participant is participating (except in connection with a waiver of applicability of any post-default increase in interest rates) or reduce the principal amount thereof, or increase the amount of the Participant’s participation over the amount thereof then in effect (it being understood that a waiver of any Default or of a mandatory reduction in the Commitments shall not constitute a change in the terms of such participation, and that an increase in any Commitment or Letter of Credit Liability shall be permitted without the consent of any Participant if the Participant’s participation is not increased as a result thereof) or (ii) allow the assignment or transfer by the Borrower of any of its rights and obligations under this Agreement, without the consent of the Participant, except to the extent any such assignment results from the consummation of a merger or consolidation permitted pursuant to Section 6.07 of this Agreement.  The Borrower agrees that each Participant shall, to the extent provided in its participation agreement, be entitled to the benefits of Article II with respect to its participating interest to the same extent as if it were a Lender, subject to the same limitations, and in no case shall any Participant be entitled to receive any amount payable pursuant to Article II that is greater than the amount the Lender granting such Participant’s participating interest would have been entitled to receive had such Lender not sold such participating interest.  An assignment or other transfer which is not permitted by subsection (c) or (d) below shall be given effect for purposes of this Agreement only to the extent of a participating interest granted in accordance with this subsection (b).  Each Lender that sells a participation shall, acting solely for this purpose as an agent of the Borrower, maintain a register (solely for tax purposes) on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in the obligations under the Loan Documents (the “Participant Register”); provided, that no Lender shall have any obligation to disclose all or any portion of the Participant Register to any Person (including the identity of any Participant or any information relating to a Participant's interest in any obligations under the Loan Documents) except to the extent that such disclosure is necessary to establish that such obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations..  The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary.

(c) Assignments Generally.  Any Lender may at any time assign to one or more Eligible Assignees (each, an “Assignee”) all, or a proportionate part (equivalent to an initial amount of not less than $5,000,000 or any larger integral multiple of $1,000,000), of its rights and obligations under this Agreement and, if still in existence, its Commitment, and such Assignee shall assume such rights and obligations, pursuant to an Assignment and Assumption Agreement in substantially the form of Exhibit B attached hereto executed by such Assignee and such transferor, with (and subject to) the consent of (i) the Borrower, which shall not be unreasonably withheld or delayed, (ii) the Administrative Agent, which shall not be unreasonably withheld or delayed, and (iii) each Issuing Lender, in its sole discretion; provided, that if an Assignee is an Affiliate of such transferor Lender or was a Lender immediately prior to such assignment, no such consent of the Borrower or the Administrative Agent shall be required; provided, further, that if at the time of such assignment a Default or an Event of Default has occurred and is continuing, no such consent of the Borrower shall be required; provided, further, that the provisions of Sections 2.08, 2.09 and 9.03 of this Agreement shall inure to the benefit of a transferor with respect to any Letters of Credit issued or any other actions taken by such transferor while it was a Lender.  Upon execution and delivery of such instrument and payment by such Assignee to such transferor of an amount equal to the purchase price agreed between such transferor and such Assignee, such Assignee shall be a Lender party to this Agreement and shall have all the rights and obligations of a Lender with a Commitment, if any, as set forth in such instrument of assumption, and the transferor shall be released from its obligations hereunder to a corresponding extent, and no further consent or action by any party shall be required.  In connection with any such assignment, the transferor shall pay to the Administrative Agent an administrative fee for processing such assignment in the amount of $3,500; provided that the

Administrative Agent may, in its sole discretion, elect to waive such administrative fee in the case of any assignment.  Each Assignee shall, on or before the effective date of such assignment, deliver to the Borrower and the Administrative Agent certification as to exemption from deduction or withholding of any United States Taxes in accordance with Section 2.09(e).

(d) Assignments to Federal Reserve Banks.  Any Lender may at any time assign all or any portion of its rights under this Agreement to a Federal Reserve Bank.  No such assignment shall release the transferor Lender from its obligations hereunder.

(e) Register.  The Borrower hereby designates the Administrative Agent to serve as the Borrower’s agent, solely for purposes of this Section 9.06(e), to (i) maintain a register (the “Register”) on which the Administrative Agent will record the Commitments from time to time of each Lender, the advances made by each Lender and each repayment in respect of the principal amount of such advances of each Lender and to (ii) retain a copy of each Assignment and Assumption Agreement delivered to the Administrative Agent pursuant to this Section.  Failure to make any such recordation, or any error in such recordation, shall not affect the Borrower’s obligation in respect of such advances.  The entries in the Register shall be conclusive, in the absence of manifest error, and the Borrower, the Administrative Agent, the Issuing Lenders and the other Lenders shall treat each Person in whose name an advance is registered as the owner thereof for all purposes of this Agreement, notwithstanding notice or any provision herein to the contrary.  With respect to any Lender, the assignment or other transfer of the Commitments of such Lender and the rights to the principal of, and interest on, any advance made pursuant to this Agreement shall not be effective until such assignment or other transfer is recorded on the Register and, except to the extent provided in this subsection 9.06(e), otherwise complies with Section 9.06, and prior to such recordation all amounts owing to the transferring Lender with respect to such Commitments shall remain owing to the transferring Lender.  The registration of assignment or other transfer of all or part of any Commitments for a Lender shall be recorded by the Administrative Agent on the Register only upon the acceptance by the Administrative Agent of a properly executed and delivered Assignment and Assumption Agreement and payment of the administrative fee referred to in Section 9.06(c).  The Register shall be available for inspection by each of the Borrower and each Issuing Lender at any reasonable time and from time to time upon reasonable prior notice.  In addition, at any time that a request for a consent for a material or substantive change to the Loan Documents is pending, any Lender wishing to consult with other Lenders in connection therewith may request and receive from the Administrative Agent a copy of the Register.  The Borrower may not replace any Lender pursuant to Section 2.04(b), unless, with respect to any Notes held by such Lender, the requirements of subsection 9.06(c) and this subsection 9.06(e) have been satisfied.

Section 9.07. Governing Law; Submission to Jurisdiction.  This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York.  The Borrower hereby submits to the nonexclusive jurisdiction of the United States District Court for the Southern District of New York and of any New York State court sitting in New York City for purposes of all legal proceedings arising out of or relating to this Agreement or the transactions contemplated hereby.  The Borrower irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of the venue of any such proceeding brought in such court and any claim that any such proceeding brought in any such court has been brought in an inconvenient forum.

Section 9.08. Counterparts; Integration; Effectiveness.  This Agreement shall become effective on the Effective Date.  This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.  On and after the Effective Date, this Agreement, the other Loan Documents and the Fee Letter constitute the entire agreement and understanding among the parties hereto and supersede any and all prior agreements and understandings, oral or written, relating to the subject matter hereof and thereof.

Section 9.09. Generally Accepted Accounting Principles.  Unless otherwise specified herein, all accounting terms used herein shall be interpreted, all accounting determinations hereunder shall be made and all financial statements required to be delivered hereunder shall be prepared in accordance with GAAP as in effect from time to time, applied on a basis consistent (except for changes concurred in by the Borrower’s independent public accountants) with the audited consolidated financial statements of the Borrower and its Consolidated Subsidiaries most recently delivered to the Lenders; provided, that, if the Borrower notifies the Administrative Agent that the Borrower wishes to amend any covenant in Article VI to eliminate the effect of any change in GAAP on the operation of such covenant (or if the Administrative Agent notifies the Borrower that the Required Lenders wish to amend Article VI for such purpose), then the Borrower’s compliance with such covenant shall be determined on the basis of GAAP in effect immediately before the relevant change in GAAP became effective, until either such notice is withdrawn or such covenant is amended in a manner satisfactory to the Borrower and the Required Lenders.

Section 9.10. Usage.  The following rules of construction and usage shall be applicable to this Agreement and to any instrument or agreement that is governed by or referred to in this Agreement.

(a) All terms defined in this Agreement shall have the defined meanings when used in any instrument governed hereby or referred to herein and in any certificate or other document made or delivered pursuant hereto or thereto unless otherwise defined therein.

(b) The words “hereof”, “herein”, “hereunder” and words of similar import when used in this Agreement or in any instrument or agreement governed here shall be construed to refer to this Agreement or such instrument or agreement, as applicable, in its entirety and not to any particular provision or subdivision hereof or thereof.

(c) References in this Agreement to “Article”, “Section”, “Exhibit”, “Schedule” or another subdivision or attachment shall be construed to refer to an article, section or other subdivision of, or an exhibit, schedule or other attachment to, this Agreement unless the context otherwise requires; references in any instrument or agreement governed by or referred to in this Agreement to “Article”, “Section”, “Exhibit”, “Schedule” or another subdivision or attachment shall be construed to refer to an article, section or other subdivision of, or an exhibit, schedule or other attachment to, such instrument or agreement unless the context otherwise requires.

(d) The definitions contained in this Agreement shall apply equally to the singular and plural forms of such terms.  Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms.  The word “will” shall be construed to have the same meaning as the word “shall”.  The term “including” shall be construed to have the same meaning as the phrase “including without limitation”.

(e) Unless the context otherwise requires, any definition of or reference to any agreement, instrument, statute or document contained in this Agreement or in any agreement or instrument that is governed by or referred to in this Agreement shall be construed (i) as referring to such agreement, instrument, statute or document as the same may be amended, supplemented or otherwise modified from time to time (subject to any restrictions on such amendments, supplements or modifications set forth in this Agreement or in any agreement or instrument governed by or referred to in this Agreement), including (in the case of agreements or instruments) by waiver or consent and (in the case of statutes) by succession of comparable successor statutes and (ii) to include (in the case of agreements or instruments) references to all attachments thereto and instruments incorporated therein.  Any reference to any Person shall be construed to include such Person’s successors and permitted assigns.

(f) Unless the context otherwise requires, whenever any statement is qualified by “to the best knowledge of” or “known to” (or a similar phrase) any Person that is not a natural person, it is intended to indicate that the senior management of such Person has conducted a commercially reasonable inquiry and investigation prior to making such statement and no member of the senior management of such Person (including managers, in the case of limited liability companies, and general partners, in the case of partnerships) has current actual knowledge of the inaccuracy of such statement.

Section 9.11. WAIVER OF JURY TRIAL.  THE BORROWER HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

Section 9.12. Confidentiality.  Each Lender agrees to hold all non-public information obtained pursuant to the requirements of this Agreement in accordance with its customary procedure for handling confidential information of this nature and in accordance with safe and sound banking practices; provided, that nothing herein shall prevent any Lender from disclosing such information (i) to any other Lender or to the Agent, (ii) to any other Person if reasonably incidental to the administration of the Letter of Credit Liabilities, (iii) upon the order of any court or administrative agency, (iv) to the extent requested by, or required to be disclosed to, any rating agency or regulatory agency or similar authority (including any self-regulatory authority, such as the National Association of Insurance Commissioners), (v) which had been publicly disclosed other than as a result of a disclosure by the Agent or any Lender prohibited by this Agreement, (vi) in connection with any litigation to which the Agent, any Lender or any of their respective Subsidiaries or Affiliates may be party, (vii) to the extent necessary in connection with the exercise of any remedy hereunder, (viii) to such Lender’s or Agent’s Affiliates and their respective directors, officers, employees and agents including legal counsel and independent auditors (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such information and instructed to keep such information confidential), (ix) with the consent of the Borrower, (x) to Gold Sheets and other similar bank trade publications, such information to consist solely of deal terms and other information customarily found in such publications and (xi) subject to provisions substantially similar to those contained in this Section, to any actual or proposed Participant or Assignee or to any actual or prospective counterparty (or its advisors) to any securitization, swap or derivative transaction relating to the Borrower’s Obligations hereunder.  Notwithstanding the foregoing, the Agent, any Lender or Davis Polk & Wardwell LLP may circulate promotional materials and place advertisements in financial and other newspapers and periodicals or on a home page or similar place for dissemination of information on the Internet or worldwide web, in each case, after the closing of the transactions contemplated by this Agreement in the form of a “tombstone” or other release limited to describing the names of the Borrower or its Affiliates, or any of them, and the amount, type and closing date of such transactions, all at their sole expense.

Section 9.13. USA PATRIOT Act Notice.  Each Lender that is subject to the Patriot Act (as hereinafter defined) and the Administrative Agent (for itself and not on behalf of any Lender) hereby notifies the Borrower that pursuant to the requirements of the USA PATRIOT Act (Title III of Pub.L. 107-56 (signed into law October 26, 2001)) (the “Patriot Act”), it is required to obtain, verify and record information that identifies the Borrower, which information includes the name and address of the Borrower and other information that will allow such Lender or the Administrative Agent, as applicable, to identify the Borrower in accordance with the Patriot Act.

Section 9.14. No Fiduciary Duty.  The Agent, each Lender and their respective Affiliates (collectively, solely for purposes of this paragraph, the “Lender Parties”), may have economic interests that conflict with those of the Borrower, its Affiliates and/or their respective stockholders (collectively, solely for purposes of this paragraph, the “Borrower Parties”).  The Borrower agrees that nothing in the Loan Documents or otherwise will be deemed to create an advisory, fiduciary or agency relationship or fiduciary or other implied duty (other than any implied duty of good faith) between any Lender Party, on the one hand, and any Borrower Party, on the other.  The Lender Parties acknowledge and agree that (a) the transactions contemplated by the Loan Documents (including the exercise of rights and remedies hereunder and thereunder) are arm’s-length commercial transactions between the Lender Parties, on the one hand, and the Borrower, on the other and (b) in connection therewith and with the process leading thereto, (i) no Lender Party has assumed an advisory or fiduciary responsibility in favor of any Borrower Party with respect to the transactions contemplated hereby (or the exercise of rights or remedies with respect thereto) or the process leading thereto (irrespective of whether any Lender Party has advised, is currently advising or will advise any Borrower Party on other matters) or any other obligation to any Borrower Party except the obligations expressly set forth in the Loan Documents and (ii) each Lender Party is acting solely as principal and not as the agent or fiduciary of any Borrower Party.  The Borrower acknowledges and agrees that the Borrower has consulted its own legal and financial advisors to the extent it deemed appropriate and that it is responsible for making its own independent judgment with respect to such transactions and the process leading thereto.  The Borrower agrees that it will not claim that any Lender Party has rendered advisory services of any nature or respect, or owes a fiduciary or similar duty to any Borrower Party, in connection with such transaction or the process leading thereto.

Section 9.15.  Amendment And Restatement

(a) On the Amendment and Restatement Effective Date, without further action by any of the parties to the Original Letter of Credit Agreement, (i) the Original Letter of

Credit Agreement (excluding the appendices and exhibits thereto) will be automatically amended and restated to read as this Agreement reads, and (ii) Exhibits A, B and D hereto will be replaced by Exhibits A, B and D to the Amendment and Restatement Agreement and Exhibit C hereto will be deleted in its entirety.  On and after the Amendment and Restatement Effective Date, the rights and obligations of all Lenders and the other parties hereto shall be governed by the provisions hereof; provided that the rights and obligations of the parties to the Original Letter of Credit Agreement with respect to the period before the Amendment and Restatement Effective Date shall continue to be governed by the provision thereof as in effect before the Amendment and Restatement Effective Date.

(b) The parties hereto and each Lender further acknowledge and agree that this Agreement constitutes an amendment of the Original Letter of Credit Agreement made under and in accordance with the terms of Section 9.05 of the Original Letter of Credit Agreement.  The Borrower hereby acknowledges that it has reviewed the terms and provisions of this Agreement and consents to the amendment and restatement of the Original Letter of Credit Agreement effected pursuant to this Agreement.  In addition, unless specifically amended or replaced as described herein or in the Amendment and Restatement Agreement, each of the Loan Documents, the Exhibits and Appendices to the Original Letter of Credit Agreement that was in effect immediately prior to the Amendment and Restatement Effective Date shall continue in full force and effect and that all of its obligations thereunder shall be valid and enforceable and shall not be impaired or limited by the execution or effectiveness of the amendment and restatement of the Original Letter of Credit Agreement and that, from and after the Amendment and Restatement Effective Date, all references to the “Letter of Credit Agreement” or “thereof”, “thereunder”, “therein” or “thereby” or each similar reference to the Letter of Credit Agreement shall refer to this Agreement.

[Remainder of Page Intentionally Left Blank]

EXHIBIT A

[FORM OF REIMBURSEMENT AGREEMENT]

[Insert Date]

c/o [insert name of Issuing Bank],
as Issuing Bank

[Address]

Re:  Letter of Credit Facility

Reference is hereby made to the $198,309,583.05 Amended and Restated Letter of Credit Agreement (as amended, amended and restated, supplemented or modified from time to time, the “Letter of Credit Agreement”) dated as of August 16, 2012, among Kentucky Utilities Company (the “Borrower”), the lending institutions party thereto from time to time, Banco Bilbao Vizcaya Argentaria, S.A., New York Branch, as Administrative Agent and Sumitomo Mitsui Banking Corporation, New York Branch, as Issuing Lender.  Terms used herein and not otherwise defined herein have, as used herein, the respective meanings provided for in Section 18.

Section 1 .  Issuance of Letter of Credit.  The Borrower hereby requests that [insert name of Issuing Bank], in its capacity as an “Issuing Lender” under the Letter of Credit Agreement (the “Issuing Bank”) and upon the terms, subject to the conditions and relying upon the representations, warranties and covenants of the Borrower set forth in the Letter of Credit Agreement, issue a letter of credit to the Bond Trustee on the date hereof substantially in the form of Appendix I hereto (the “Letter of Credit”).  The Letter of Credit constitutes a “Letter of Credit” for purposes of the Letter of Credit Agreement and an Issuing Bank is the “Issuing Lender” under the Letter of Credit Agreement with respect thereto, entitled to all of the rights, benefits and indemnities of an “Issuing Lender” under the Letter of Credit Agreement (including, without limitation, Article III and Section 9.03 of the Letter of Credit Agreement).  This Agreement constitutes a “Reimbursement Agreement” for purposes of the Indenture.

Section 2 .  Letter of Credit Drawings.

(a) As set forth in the Letter of Credit, the Bond Trustee is authorized to make drawings under the Letter of Credit in the manner and for the purposes specified in the Letter of Credit.

(b) All drawings to be made under the Letter of Credit shall be made by telecopier or other facsimile telecommunication in the form of the appropriate certificate submitted by the Bond Trustee addressed to the Issuing Bank pursuant to the terms of the Letter of Credit and no further presentation of documentation, including the original Letter of Credit, need be made; it being understood that the telecopier or other facsimile telecommunication shall, in all events, be considered to be the sole operative instrument of drawing.  The Issuing Bank may rely upon any such telecopy or other facsimile telecommunication which it reasonably believes to have been dispatched by the Bond Trustee or its authorized agent.

(c) In the event that the Issuing Bank fails to honor, or elects not to honor, any drawing under the Letter of Credit requested by the Bond Trustee, the Issuing Bank shall transmit to the Borrower, by electronic mail or facsimile in accordance with Section 12, written notification thereof on the same day such failure or decision occurs or, if such day is not a Business Day, then it shall transmit such written notification on the first Business Day immediately following such day, provided that the Issuing Bank shall, simultaneously with the transmission of any written notification to the Bond Trustee, send to the Borrower a copy of such written notification.

Section 3 .  Reimbursement of Drawings Under the Letter of Credit and Repayment of Loans Under the Letter of Credit Agreement; Reimbursement; Bond Custody Arrangements.  (a) If the Issuing Bank shall pay a Drawing under the Letter of Credit or make a Loan under the Credit Agreement the Borrower shall reimburse the Issuing Bank the full amount of such Drawing or repay the full amount of such Loan in accordance with Section 3.07 or Section 2.11, as applicable, of the Letter of Credit Agreement (together with interest if, as and to the extent provided in the Letter of Credit Agreement).

(b) Upon each Liquidity Drawing there shall be delivered to the Custodian, as agent for the Issuing Bank, registered in the name of the Borrower but with the Issuing Bank registered as pledgee, in duly transferable form, the Bonds purchased with the proceeds of such Liquidity Drawing, i.e. the Custody Bonds (or in the alternative, as provided in the Custody Agreement for certificated Bonds held by The Depository Trust Company or its nominee or a similar securities depository, the Custodian shall cause its records in its capacity as a “DTC participant” or similar capacity with respect to another depository, to reflect beneficial ownership of the Custody Bonds by the Borrower subject to the lien and security interest of the Issuing Bank).  As security for the obligations of the Borrower to reimburse the Issuing Bank for each Liquidity Drawing (or the obligations of the Borrower to repay any Loan made in respect thereof) (but without in any way limiting the obligation of the Borrower to reimburse the Issuing Bank for such Drawing or to repay such Loan as required by the Letter of Credit Agreement), the Borrower is pledging to the Issuing Bank pursuant to the Custody Agreement, and granting to the Issuing Bank, a first priority security interest in, all of its right, title and interest in and to all Custody Bonds arising in connection with a Liquidity Drawing and any proceeds of the foregoing.

(c) Upon reimbursement to the Issuing Bank of any Liquidity Drawing (or upon the repayment or any Loan made in respect thereof) (together with all accrued interest thereon and any other amounts owed to the Issuing Bank related thereto as provided in the Letter of Credit Agreement (collectively, the “Obligations”)), the Issuing Bank (or the Custodian at the direction of the Issuing Bank) shall release from the pledge and security interest described herein the Custody Bonds purchased with the proceeds of such Liquidity Drawing.  In the event of a partial repayment of a Liquidity Drawing, the Issuing Bank (or the Custodian at the direction of the Issuing Bank) shall release from the pledge and security interest described herein the Custody Bonds in an amount equal to such partial repayment.

(d) In the event Custody Bonds are remarketed pursuant to the Bond Indenture, the Issuing Bank (or the Custodian in accordance with the terms of the Custody Agreement) shall also release from the pledge and security interest evidenced by the Custody Agreement a principal amount of Custody Bonds equal to the principal amount of Bonds so remarketed.  The Custody Bonds shall be released only upon receipt by the Issuing Bank or by the Bond Trustee for the account of the Issuing Bank as provided for in the Bond Indenture, of remarketing proceeds with respect to such remarketed Custody Bonds in an amount not less than the principal amount of the Custody Bonds, plus accrued interest thereon to the date of remarketing and any other amounts owed to the Issuing Bank related thereto.

(e) Any interest or any principal received by the Issuing Bank in respect of Custody Bonds shall be credited against the Obligations and applied by the Issuing Bank to any Obligations in accordance with the terms of the Letter of Credit Agreement.

Section 4 .  Substitution of Letter of Credit; Transfer of Letter of Credit. (a)  If the Bond Trustee shall partially reduce the Stated Amount pursuant to its notice to the Issuing Bank in the form of Exhibit G to the Letter of Credit, the Issuing Bank will deliver to the Borrower a copy of such notice.  In addition, the Issuing Bank, in its sole discretion or at the direction of the Borrower (with which the Issuing Bank agrees to comply), shall then have the right to require the Bond Trustee to surrender the outstanding Letter of Credit to the Issuing Bank on the effective date of such partial reduction of the Stated Amount and to accept on such date, in substitution for the then outstanding Letter of Credit, a substitute irrevocable direct pay Letter of Credit, dated such date, for an amount equal to the amount to which the Stated Amount shall have been so reduced but otherwise having terms identical to the then outstanding Letter of Credit.

(b) The Borrower shall pay to the Issuing Bank, (i) upon the transfer of the Letter of Credit to any successor Bond Trustee, a $2,000.00 transfer fee and (ii) upon demand, any cost or expense incurred in connection with such transfer.  Receipt of such amounts shall not constitute consent by the Issuing Bank to effect such transfer.

Section 5 .  Electronic Transmissions.  (a)  All directions and correspondence which includes communications relating to applications and requests shall be sent at the risk of the Borrower.  The Issuing Bank does not assume any responsibility for any inaccuracy, interruption error or delay in transmission or delivery by post, telefax (including any transmission permitted as a Telefax under Section 5(b), below), except to the extent resulting from its gross negligence, willful misconduct or bad faith.

(b) In addition, the Borrower authorizes the Issuing Bank to accept and act upon any and all communications which may be received by the Issuing Bank from time to time by telefax, telecopier or digital image of an original document transmitted by email (including, without limitation, digital image in portable file document or imaging file document format; but excluding specifically any email communication or portion thereof not comprising a digital image of an original document) (any such communication hereinafter referred to as a “Telefax” or as “telefaxed”) purporting to be signed by a person(s) authorized to enter into letter of credit financings on the Borrower’s behalf (“Authorized Signator(y)(ies)”), other than to the extent constituting gross negligence, willful misconduct or bad faith.  Specifically (but without limitation), the Issuing Bank is hereby authorized to accept and act upon Telefaxes of the following:

(i) applications for standby letters of credit; and

(ii) requests for any amendments to the foregoing.

Any application referred to in item (i) above, as amended, is referred to herein as an “application”, any request referred to in item (ii) above, as amended, is referred to herein as a “request”.

(c) The Borrower agrees to indemnify the Issuing Bank for, and hold the Issuing Bank harmless from and against, any and all liabilities, claims, suits, actions, damages, losses, judgments, reasonable expenses (including reasonable attorneys’ fees and expenses) or any other consequence paid or incurred by, or imposed upon, the Issuing Bank to the extent arising out of, or based upon, or in any way relating to, any telefaxed application or request, proving not to have been given by the Borrower’s Authorized Officers, absent the Issuing Bank’s gross negligence, willful misconduct, or bad faith.

The Borrower further agrees that in the event of a dispute (including a dispute which is litigated or arbitrated) concerning any telefaxed correspondence, application or request by an Authorized Officer, any signature purporting to be that of an Authorized Officer on the telefaxed correspondence, application or request shall conclusively be deemed to be genuine and the Borrower waives the right to assert that any signature on a telefaxed correspondence, application or request is a forgery, has been altered or is otherwise not genuine absent the Issuing Bank’s gross negligence, willful misconduct or bad faith.  The Issuing Bank shall have no responsibility to check any mail confirmations against any telefaxed correspondence, application or request transmitted to the Issuing Bank and may disregard such confirmations.  Without limiting the foregoing in any manner, the Issuing Bank may, but shall not be obligated to, require authentication of such electronic transmission or to require that the Issuing Bank receive original documents prior to acting on such electronic transmission.

Section 6 . Remedies.  Upon the occurrence and continuation of any Event of Default, the Issuing Bank may:

(a) exercise its rights and remedies under the Letter of Credit Agreement;

(b) pursuant and subject to the terms of the Bond Indenture, give written notice thereof to the Bond Trustee (which notice shall trigger the eventual occurrence of the Expiration Date as defined in the Letter of Credit), directing an acceleration of the Bonds pursuant to Section 9.02 of the Bond Indenture;

(c) pursuant and subject to the terms of the Bond Indenture, direct the Bond Trustee to exercise its rights under the Bond Indenture; and

(d) pursue any other action available at law or in equity.

Section 7 . Amendments, Waivers and Consents.  Neither this Agreement, nor any other Security Document nor any of the terms hereof or thereof may be amended, changed, waived, discharged or terminated unless such amendment, change, waiver, discharge or termination is in writing and signed by the Issuing Bank and the Borrower.

Section 8 . Preservation of Rights.  No delay or omission of the Issuing Bank to exercise any right under any Transaction Document shall impair such right or be construed to be a waiver of any Event of Default or an acquiescence thereto, and it is understood that the funding of a Drawing notwithstanding the existence of an Event of Default does not constitute any waiver or acquiescence.  Any single or partial exercise of any such right shall not preclude other or further exercise thereof or the exercise of any other right, and no waiver, amendment or other variation of the terms, conditions or provisions of this Agreement or any Security Document whatsoever shall be valid unless in writing signed by the parties thereto (or consented to in writing by the Issuing Bank), and then only to the extent in such writing specifically set forth.  All remedies contained in the Transaction Documents or by law afforded shall be cumulative and all shall be available to the Issuing Bank until the Obligations have been paid in full.

Section 9 . Headings.  Section headings in this Agreement are for convenience of reference only, and shall not govern the interpretation of any of the provisions hereof.

Section 10 . Severability of Provisions.  Any provision in this Agreement or any Security Document that is held to be inoperative, unenforceable, or invalid in any jurisdiction shall, as to that jurisdiction, be inoperative, unenforceable, or invalid without affecting the remaining provisions in that jurisdiction or the operation, enforceability, or validity of that provision in any other jurisdiction, and to this end the provisions of this Agreement and the Security Documents are declared to be severable.

Section 11 . Nonliability of Issuing Bank.  The relationship between the Borrower on the one hand and the Issuing Bank on the other hand shall be solely that of borrower and lender.  The Issuing Bank shall have no fiduciary responsibilities to the Borrower except as contemplated hereunder.  The Issuing Bank undertakes no responsibility to the Borrower to review or inform the Borrower of any matter in connection with any phase of the Borrower’s business or operations except as contemplated hereunder.  The Borrower agrees that the Issuing Bank shall have no liability to the Borrower (whether sounding in tort, contract or otherwise) for losses suffered by the Borrower in connection with, arising out of, or in any way related to, the transactions contemplated and the relationship established by the Transaction Documents, or any act, omission or event occurring in connection therewith, unless it is determined in a final non-appealable judgment by a court of competent jurisdiction that such losses resulted from the breach of the Transaction Documents by, or the gross negligence, willful misconduct or bad faith of, the party from which recovery is sought.  Each party hereto shall have no liability with respect to, and the other party hereto hereby waives, releases and agrees not to sue for, and no indemnified party hereunder shall be entitled to, any special, indirect, consequential or punitive damages suffered by the other party or indemnified party in connection with, arising out of, or in any way related to the Transaction Documents or the transactions contemplated thereby.

Section 12 . Notices; Effectiveness.

(a) Notices Generally.  Except in the case of notices and other communications expressly permitted to be given by telephone, all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by fax/telecopier as follows:

(i)	if to the Borrower:

Kentucky Utilities Company
One Quality Street
Lexington, Kentucky 40507
Attention: Treasurer
Telephone: (859) 367-1200
Facsimile: (859) 367-5839

With copies to:

Kentucky Utilities Company
One Quality Street
Lexington, Kentucky 40507
Attention: General Counsel
Telephone: 502-627-3665
Facsimile: 502-627-4622

PPL Services Corporation
Two North Ninth Street (GENTW4)
Allentown, Pennsylvania 18101-1179
Attention: Frederick C. Paine, Esq.
Telephone: 610-774-7445
Facsimile: 610-774-6726

PPL Services Corporation
Two North Ninth Street (GENTW14)
Allentown, Pennsylvania 18101-1179
Attention: Russell R. Clelland
Telephone: 610-774-5151
Facsimile: 610-774-5235

(ii)	if to the Issuing Bank:

Regarding credit matters:

Regarding L/C matters:

(iii)	if to the Remarketing Agent:

(iv)	if to the Bond Trustee:

(v)	if to the Custodian, to the same address as specified for the Bond Trustee.

Notices sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received; notices sent by fax/telecopier shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next Business Day for the recipient).  The Issuing Bank shall provide the Borrower with a copy of any notice, certificate or other non-confidential communication sent by the Issuing Bank to the Bond Trustee or the Remarketing Agent.

(b) Change of Address; Etc.  Any party hereto may change its address or fax/telecopier number for notices and other communications hereunder by notice to the other parties hereto.

Section 13 . Counterparts; Effectiveness.  This Agreement may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract.  This Agreement shall become effective when it shall have been executed by the Borrower and the Issuing Bank and when the Issuing Bank shall have received counterparts hereof which, when taken together, bear the signatures of each of the parties hereto, and thereafter shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.  Delivery of an executed counterpart of a signature page of this Agreement by fax/telecopy shall be as effective as delivery of a manually executed counterpart of this Agreement.

Section 14 . Survival of Agreement.  Anything herein to the contrary notwithstanding, this Agreement and the covenants, representations and warranties contained herein shall survive and remain in full force and effect so long as any Obligations remain outstanding hereunder and despite the surrender or termination of the Letter of Credit.

Section 15 . Choice of Law.  THIS AGREEMENT SHALL BE DEEMED TO BE A CONTRACT UNDER, AND FOR ALL PURPOSES SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

Section 16 . Consent to Jurisdiction.  THE BORROWER HEREBY IRREVOCABLY (i) AGREES THAT ANY SUIT, ACTION OR OTHER PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT MAY BE BROUGHT IN ANY FEDERAL OR STATE COURT LOCATED IN NEW YORK, NEW YORK AND CONSENT TO THE JURISDICTION OF SUCH COURT IN ANY SUCH SUIT, ACTION OR PROCEEDING AND (ii) WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH IT OR THEY MAY HAVE TO THE LAYING OF VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING IN ANY SUCH COURT AND ANY CLAIM THAT ANY SUCH SUIT, ACTION OR PROCEEDING HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

Section 17 . Waiver of Jury Trial.  THE PARTIES HERETO HEREBY WAIVE TRIAL BY JURY IN ANY JUDICIAL PROCEEDING INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER (WHETHER SOUNDING IN TORT, CONTRACT OR OTHERWISE) IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH THIS AGREEMENT OR ANY RELATED DOCUMENT OR ANY SECURITY DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY OR THE RELATIONSHIP ESTABLISHED THEREUNDER.

Section 18 . Definitions.  As used in this Agreement:

“Agreement” means this letter agreement, as the same may hereafter be amended, supplemented or restated and in effect from time to time.

“Appendix” refers to an Appendix to this Agreement unless another document is specifically referenced.

“Authorized Officer” means, with respect to the Borrower, any of its Executive Officers or any other person designated as an Authorized Officer by a certificate of the Borrower, signed by an Executive Officer and filed with the Issuing Bank.

“Bond Documents” means (collectively or any of the following individually as the context may require) the Bond Indenture, any Supplemental Indenture (as defined in the Bond Indenture), the Custody Agreement, the Loan Agreement (as defined in the Bond Indenture), the Bonds and the Remarketing Agreement (as defined in the Bond Indenture).

“Bonds” means the County of [Carroll, Kentucky, Environmental Facilities][Mercer, Kentucky, Solid Waste Disposal Facility] Revenue Bonds, [insert series designation] (“Kentucky Utilities Company Project”).

“Bond Indenture” means the Indenture of Trust between the County of [Carroll][Mercer], Kentucky as issuer and the Bond Trustee dated as of [insert date], as the same may be amended, supplemented, or restated from time to time, under which the Bonds have been issued.

“Bond Trustee” means the trustee at the time serving as such under the Bond Indenture, which as of the date of issuance of the Letter of Credit is [insert name of Trustee].

“Business Day” means any day except a Saturday, Sunday or other day on which commercial banks in New York, New York are authorized by law to close; provided, that, when used with respect to any action taken by or with respect to any Issuing Lender, the term “Business Day” shall not include any day on which commercial banks are authorized by law to close in the jurisdiction where the office at which such Issuing Lender books the Letter of Credit is located.

“Code” means the Internal Revenue Code of 1986, as amended, reformed or otherwise modified from time to time, and any successor statute thereof and any regulations promulgated thereunder.

“Custodian” means the Custodian with respect to Custody Bonds as designated pursuant to the Custody Agreement, which initially is the Bond Trustee.

“Custody Agreement” means the Custody, Pledge and Security Agreement dated as of [insert date] among the Custodian, the Borrower and the Issuing Bank with respect to Custody Bonds in the form of Appendix II to this Agreement, as amended from time to time.

“Custody Bond” means any Bond during the period from and including the date of its purchase with amounts realized under a Liquidity Drawing to but excluding the date on which such Bond is purchased by any Person as a result of a remarketing of such Bond pursuant to the Remarketing Agreement (as defined in the Bond Indenture) and the Bond Indenture.

“Drawing” means a drawing under the Letter of Credit resulting from the presentation of a certificate in the requisite form attached to the Letter of Credit.

“Event of Default” means an “Event of Default” as defined in the Letter of Credit Agreement.

“Expiration Date” has the meaning assigned to such term in the Letter of Credit.

“Issuing Bank” has the meaning assigned such term in the recitals hereto and shall include such Person’s successors and assigns.

“Letter of Credit” means the irrevocable transferable direct pay letter of credit issued by the Issuing Bank for the account of the Borrower in favor of the Bond Trustee in the form of Appendix I to this Agreement with appropriate insertions, as amended from time to time.

“Liquidity Drawing” means a drawing under the Letter of Credit resulting from the presentation of a certificate in the form of “Exhibit D” to the Letter of Credit.

“Loans” means “Loans” as defined in the Letter of Credit Agreement.

“Remarketing Agent” means, initially, [insert name of Remarketing Agent], and thereafter any remarketing agent at the time serving as such under the Remarketing Agreement (as defined in the Bond Indenture) and designated as the Remarketing Agent with respect to the Bonds for purposes of the Bond Indenture.

“Section” means a numbered section of this Agreement, unless another document is specifically referenced.

“Security Documents” means the Custody Agreement.

“Stated Amount” shall have the same meaning herein as in the Letter of Credit.

“Transaction Documents” means, collectively, this Agreement, the Bond Documents, the Security Documents and all other operative documents relating to the issuance, sale and securing of the Bonds (including without limitation any document(s) or instrument(s) through which the Bonds are now or hereafter collateralized, such as mortgages, security agreements, etc.).

The foregoing definitions shall be equally applicable to both the singular and plural forms of the defined terms.  Other capitalized terms used herein but not defined herein shall have the meaning set forth in the Bond Indenture.

Section 19 . Computation of Time Periods.  In this Agreement, in the computation of a period of time from a specified date to a later specified date, the word “from” means “from and including” and the words “to” and “until” each mean “to but excluding”.

Section 20 . Accounting Terms.  All accounting terms not specifically defined herein shall be construed in accordance with GAAP consistently applied, except as otherwise stated herein.

Section 21 . Interpretation.  The following rules shall apply to the construction of this Agreement unless the context requires otherwise: (a) the singular includes the plural and the plural, the singular; (b) words importing any gender include the other gender; (c) references to statutes are to be construed as including all statutory provisions consolidating, amending or replacing the statute to which reference is made; (d) references to “writing” include printing, photocopy, typing, lithography and other means of reproducing words in a tangible visible form; (e) the words “including” “includes” and “include” shall be deemed to be followed by the words “without limitation”; (f) references to articles, sections (or sub-divisions of sections), exhibits, appendices, annexes or schedules are to those of this Agreement unless otherwise indicated; (g) references to agreements and other contractual instruments shall be deemed to include all subsequent amendments and other modifications to such instruments, but only to the extent that such amendments and other modifications are permitted or not prohibited by the terms of this Agreement; (h) references to Persons include their respective permitted successors and assigns; and (i) headings herein are solely for the convenience of reference and shall not constitute a part of this Agreement nor shall they affect its meaning, construction or effect.

All references in this Agreement to times of day shall be references to New York, New York time unless otherwise specified.

[signatures follow]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

KENTUCKY UTILITIES COMPANY
By:
Name: Title:

[Signature page to Reimbursement Agreement]

[ISSUING BANK], as Issuing Bank
By:
Name: Title:

APPENDIX I
TO REIMBURSEMENT AGREEMENT

FORM OF
IRREVOCABLE TRANSFERABLE DIRECT PAY LETTER OF CREDIT

[Insert Date]

Stated Amount: **U.S. $[insert amount]**

Letter of Credit No. [insert number]

[Insert name of Trustee], as Trustee (the “Bond Trustee”) under the Indenture of Trust (the “Indenture”) dated as of [Insert date], between the County of [Carroll][Mercer], Kentucky and the Bond Trustee

[Insert Address]

Attn:  [Insert Name/Department]

Ladies and Gentlemen:

We SUMITOMO MITSUI BANKING CORPORATION, NEW YORK BRANCH (the “Issuing Bank”) hereby establish in your favor as Bond Trustee for the benefit of the holders of the Bonds (as hereinafter defined), our irrevocable transferable direct pay Letter of Credit No. [insert number]  (this “Letter of Credit”) for the account of KENTUCKY UTILITIES COMPANY, a corporation organized under the laws of the Commonwealths of Kentucky and Virginia (the “Borrower” or the “Applicant”).  Capitalized terms used herein, including those in the attached Exhibits, and not otherwise defined herein shall have the same meanings herein as in the $198,309,583.05 Amended and Restated Letter of Credit Agreement (as amended, amended and restated, supplemented or modified from time to time, the “Letter of Credit Agreement”), dated as of August 16, 2012, among Kentucky Utilities Company, the lending institutions party thereto from time to time, Banco Bilbao Vizcaya Argentaria, S.A., New York Branch, as Administrative Agent and Sumitomo Mitsui Banking Corporation, New York Branch, as Issuing Lender.  We hereby irrevocably authorize you to draw on us from time to time, from and after the date hereof to and including the earliest to occur of (the “Expiration Date”):

(i)           our close of business on [insert first anniversary of issue date] (such date, as extended from time to time in accordance herewith pursuant to a Notice of Extension in the form set forth as Exhibit I hereto, the “Stated Expiration Date”),

(ii)           our close of business on the date which is five Business Days following our receipt from you of a certificate in the form set forth as Exhibit A-1 hereto accompanied by the original of this Letter of Credit (including any amendments thereto),

(iii)           our close of business on the date of our receipt from you of a certificate in the form set forth as Exhibit A-2 hereto accompanied by the original of this Letter of Credit (including any amendments thereto),

(iv)           the date upon which an Acceleration Drawing Certificate in the form of Exhibit E hereto is received and honored by us, and

(iv)           our close of business on the date which is thirty (30) days after your receipt of written notice from us in the form set forth as Exhibit A-3 hereto,

a maximum aggregate amount not exceeding [FACE AMOUNT OF LETTER OF CREDIT WRITTEN OUT] (U.S. $[Insert amount]) (the “Original Stated Amount”; such Original Stated Amount, as reduced or reinstated from time to time in accordance herewith, being the “Stated Amount”) to pay principal of and accrued interest on, or the purchase price of, the $[Insert amount] outstanding principal amount of County of [Carroll, Kentucky, Environmental Facilities][Mercer, Kentucky, Solid Waste Disposal Facility] Revenue Bonds, [Insert Series] (Kentucky Utilities Company Project) (the “Bonds”), which Bonds were issued pursuant to the Indenture (said U.S. $[Insert amount] having been initially calculated to be equal to U.S. $[Insert amount], the principal amount of the Bonds outstanding as of the date hereof, plus U.S. $[Insert amount], which is 45 days’ accrued interest on said principal amount of the Bonds calculated at an interest rate of [   ] percent ([  ]%) per annum calculated on the basis of actual days elapsed in a year of three hundred sixty-five (365) days); provided that no drawings shall be made under this Letter of Credit for any payment of any amount arising, directly or indirectly, under, pursuant to or in connection with any Bond (A) during the period from and including the date of its purchase with amounts realized under a Liquidity Drawing (as defined herein) to but excluding the date on which such Bond is purchased by a Person as a result of a remarketing of such Bond pursuant to the Remarketing Agreement and the Indenture (a “Custody Bond”) or (B) which is held by or on behalf of the Borrower or any Affiliate of the Borrower (each of (A) and (B), an “Ineligible Bond”).

Funds under this Letter of Credit are available to the Bond Trustee against the Bond Trustee’s presentation of the following certificates which shall be made by telecopier at (212) 224-4566, Attention: ATTENTION: TRADE CREDIT SERVICES DEPARTMENT, without further need of documentation (including the original of this Letter of Credit), it being understood that each certificate so submitted is to be the sole operative instrument of drawing.  You shall use your best efforts to give telephonic notice of a drawing to the Issuing Bank at: [Insert Number], on the Business Day preceding the day of such drawing (but such notice shall not be a condition to drawing hereunder and you shall have no liability for not doing so) or at any other office or offices or number or numbers which may be designated by the Issuing Bank by written notice delivered to the Bond Trustee.  Each demand for payment under this Letter of Credit shall be made under:

(i)      a certificate in the form attached as Exhibit B hereto to pay accrued interest on the Bonds as provided for under Section 2.02 of the Indenture (an “Interest Drawing”),

(ii)      a certificate in the form attached as Exhibit C hereto to pay the principal amount of and, in the event the redemption date does not coincide with the regularly scheduled interest payment date for the Bonds, accrued interest on the Bonds in respect of any

2

redemption of the Bonds, as provided for in Section 4.01 of the Indenture (a “Redemption Drawing”),

(iii)     a certificate in the form attached as Exhibit D hereto, to pay the purchase price of Bonds for which you have received a notice from the Remarketing Agent of a failed remarketing, or for which you have not timely received actual remarketing proceeds by the Business Day immediately preceding the applicable Purchase Date (as such term is defined in Exhibit D) as required pursuant to Section 3.02 of the Indenture (a “Liquidity Drawing”),

(iv)     a certificate in the form attached as Exhibit E hereto, to pay the principal of, and accrued interest in respect of, any Bonds the payment of which has been accelerated pursuant to Section 9.02 of the Indenture (an “Acceleration Drawing”), or

(v)      a certificate in the form attached as Exhibit F hereto to pay the principal amount of the Bonds on the stated maturity date specified in such Bonds as the date on which the principal of such Bonds is due and payable (a “Stated Maturity Drawing”), each such certificate to be executed by your duly authorized officer and be dated the date such certificate is presented hereunder.

We agree to honor and pay the amount of any Interest, Redemption, Liquidity, Acceleration and Stated Maturity Drawing if presented in compliance with all of the terms of this Letter of Credit.  If such drawing is presented at or prior to 4:00 p.m., prevailing New York City time, on a Business Day, payment shall be made to the account number or address designated by you of the amount specified, in immediately available funds, not later than 12:00 Noon, prevailing New York City time, on the following Business Day.  If such drawing is presented after 4:00 p.m., prevailing New York City time, on a Business Day, payment shall be made to the account number or address designated by you of the amount specified, in immediately available funds, not later than 5:00 p.m., prevailing New York City time, on the following Business Day.  As used herein, “Business Day” means any day other than (i) a Saturday or Sunday, (ii) a day on which commercial banks located in New York, New York or the city or cities in which are located the corporate trust office or payment office of the Bond Trustee, the Borrower, the Issuing Bank or the Remarketing Agent are authorized by law to close and (iii) a day on which the New York Stock Exchange is closed.

The Available Amount (as hereinafter defined) will be reduced automatically by the amount of any drawing hereunder; provided, however, that the amount of any Interest Drawing hereunder shall be automatically reinstated effective on the earlier of (x) receipt by the Issuing Bank from the Borrower of reimbursement of any Interest Drawing in full or (y) at the opening of business on the eleventh (11th) calendar day after the date we honor such drawing, unless, in the case of clause (y), you shall have received written notice from us (which notice may be by facsimile transmission), given in the Issuing Bank’s sole discretion, not later than the close of business on the tenth (10th) calendar day after the date we honor such drawing that the Issuing Bank is not so reinstating the Available Amount due to the Borrower’s failure to reimburse us for such Interest Drawing in full, or that an event of default has occurred and is continuing under the Letter of Credit Agreement and, in either case, directing, an acceleration of the Bonds pursuant to the Indenture.  After payment by us of a Liquidity Drawing, the obligation of the Issuing Bank to honor drawings under this Letter of Credit will be automatically reduced by an amount equal to the Original Purchase Price (as defined below) of any Bonds (or portions

3

thereof) purchased pursuant to said drawing.  In addition, in the event of the remarketing of the Bonds (or portions thereof) previously purchased with the proceeds of a Liquidity Drawing, our obligation to honor drawings hereunder shall be automatically reinstated concurrently upon receipt by the Issuing Bank, or the Bond Trustee on the Issuing Bank’s behalf, of an amount equal to the Original Purchase Price of such Bonds (or portion thereof) plus accrued interest thereon as required under the Reimbursement Agreement dated as of [Insert date of Reimbursement Agreement] between Borrower and the Issuing Bank as specified in a certificate in the form of Exhibit J hereto (a “Reinstatement Certificate”); the amount of such reinstatement shall be equal to the Original Purchase Price of such Bonds (or portions thereof) so received by the Issuing Bank, or the Bond Trustee on the Issuing Bank’s behalf. It is understood that the Bond Trustee is obligated to remit such proceeds to the Issuing Bank concurrently with the presentation of the Reinstatement Certificate.

As used herein:

“Original Purchase Price” shall mean the principal amount of any Bond purchased with the proceeds of a Liquidity Drawing plus the amount of accrued interest on such Bond paid with the proceeds of a Liquidity Drawing (and not pursuant to an Interest Drawing) upon such purchase.

“Available Amount” shall mean the Original Stated Amount (i) less the amount of all prior reductions pursuant to Interest, Redemption, Liquidity, Acceleration or Stated Maturity Drawings, (ii) less the amount of any reduction thereof pursuant to a Redemption Drawing or reduction certificate in the form of Exhibit G hereto (a “Reduction Certificate”), respectively, to the extent such reduction is not already accounted for by a reduction in the Available Amount pursuant to (i) above, (iii) plus the amount of all reinstatements as above provided.

The Stated Amount of this Letter of Credit shall be automatically and permanently reduced from time to time as of the second Business Day following the date of our receipt of a Reduction Certificate from the Bond Trustee to the amount specified in such Reduction Certificate as the amount to which the Stated Amount is to be so reduced.  Upon our receipt of such Reduction Certificate, we may deliver to you a substitute letter of credit in exchange for this Letter of Credit.  If we deliver to you such a substitute letter of credit, you shall simultaneously surrender to us for cancellation this original Letter of Credit and any amendment thereto then in your possession.

Prior to the Expiration Date, we may (but are not obligated to) extend the Stated Expiration Date from time to time at the request of the Borrower by delivering to you an amendment to this Letter of Credit in the form of Exhibit I hereto (a “Notice of Extension”) (appropriately completed) designating the date to which the Stated Expiration Date is being extended.  Each such extension of the Stated Expiration Date shall become effective on the issue date of such notice, and thereafter all references in this Letter of Credit to the Stated Expiration Date shall be deemed to be references to the date designated as such in such notice.  Any date to which the Stated Expiration Date has been extended as herein provided may itself be extended in a like manner.

Upon our close of business on the Expiration Date this Letter of Credit shall automatically terminate, and (if not fully drawn) you agree to promptly deliver the same to the Issuing Bank for

4

cancellation.  Failure to deliver said Letter of Credit (including any amendments thereto) will have no effect on such termination, and the Letter of Credit will still be considered terminated upon our close of business on the Expiration Date.

This Letter of Credit is transferable in its entirety (but not in part) to any transferee who has succeeded you as Bond Trustee under the Indenture, and may be successively transferred.  Any transfer request must be affected by presenting to us the attached form of Exhibit H hereto signed by the transferor and the transferee together with the original of this Letter of Credit and amendments hereto, if any.  Transfers to designated foreign nationals and/or specially designated nationals are not permitted as being contrary to the U.S. Treasury Department statutory rules including its  Foreign Assets Control Regulations.  Upon our endorsement of such transfer on the Letter of Credit or, at our discretion, the issuance to the transferee of a replacement Letter of Credit with terms and conditions similar hereto, the transferee instead of the transferor, without the necessity of further action, shall be entitled to all the benefits of and rights under this Letter of Credit in the transferor’s place; provided that, in such case, any certificates of the Bond Trustee to be provided hereunder shall be signed by one who states therein that he is a duly authorized officer  of the transferee.

Communications with respect to this Letter of Credit shall be addressed to us at SUMITOMO MITSUI BANKING CORPORATION, NEW YORK BRANCH, Attention:  TRADE CREDIT SERVICES DEPARTMENT ___________________, specifically referring to the number of this Letter of Credit.  For telephone assistance, please contact Antoinette Pontecorvo at (212) 224-4856, and have this Letter of Credit number available.  Any communication to the Issuing Bank which is made by telecopier as permitted hereby shall be deemed operative without the necessity to provide written confirmation of such transmission by telecopier.

Except as expressly stated herein, this Letter of Credit is governed by, and construed in accordance with the International Standby Practices, ICC Publication No. 590 (the “ISP98”).  As to matters not governed by the ISP98, this Letter of Credit shall be governed by and construed in accordance with the laws of the State of New York, including without limitation the Uniform Commercial Code as in effect in the State of New York, without regard to principles of conflict of laws.

All payments made by us hereunder shall be made from our own funds; in no event shall such payment be made with funds obtained from the Borrower.

This Letter of Credit sets forth in full the terms of our undertaking, and such undertaking shall not in any way be modified or amended by reference to any other document whatsoever, except for ISP98.

[signature pages follow]

5

SUMITOMO MITSUI BANKING CORPORATION, NEW YORK BRANCH By: MASAKAZU HASEGAWA Title: GENERAL MANAGER

[Signature Page to Letter of Credit]

EXHIBIT A-1

to

[ISSUING BANK]

LETTER OF CREDIT

No. ____________

CERTIFICATE OF TERMINATION

SUMITOMO MITSUI BANKING CORPORATION, NEW YORK BRANCH
as Issuing Lender
277 Park Avenue
New York, NY 10172
ATTENTION: TRADE CREDIT SERVICES DEPARTMENT
Telephone:  (212) 224-4310
Facsimile:  (212) 224-4566

Dear Sirs:

Reference is hereby made to that certain Irrevocable Transferable Direct Pay Letter of Credit No. _______________ dated [date] (the “Letter of Credit”), which has been established by you for the account of Kentucky Utilities Company in favor of the Bond Trustee (as defined in the Letter of Credit).

The undersigned hereby certifies and confirms that [no Bonds (as defined in the Letter of Credit) remain Outstanding within the meaning of the Indenture (as defined in the Letter of Credit)] [all drawings required to be made under the Indenture (as defined in the Letter of Credit) and available under the Letter of Credit have been made and honored] [an Alternate Credit Facility (as defined in the Indenture referred to in and defined in the Letter of Credit) has been delivered to the Bond Trustee in accordance with Section 14.03 of the Indenture to replace the Letter of Credit] [all of the outstanding Bonds (as defined in the Letter of Credit) were converted to Bonds bearing interest at a rate other than the Daily Rate or the Weekly Rate (as defined in the Indenture referred to in and defined in the Letter of Credit)] and, accordingly, said Letter of Credit shall be terminated in accordance with its terms.

The original Letter of Credit (including all amendments thereto) is returned herewith for cancellation.

IN WITNESS WHEREOF, this Certificate has been executed this ____ day of ___________, ________.

EXHIBIT A-1

to

[ISSUING BANK]

LETTER OF CREDIT

No. ____________

[TRUSTEE], as Bond Trustee By: [Title of Authorized Officer]

EXHIBIT A-2

to

[ISSUING BANK]

LETTER OF CREDIT

No. ____________

CERTIFICATE OF TERMINATION

SUMITOMO MITSUI BANKING CORPORATION, NEW YORK BRANCH
as Issuing Lender
277 Park Avenue
New York, NY 10172
ATTENTION: TRADE CREDIT SERVICES DEPARTMENT
Telephone:  (212) 224-4310
Facsimile:  (212) 224-4566

Dear Sirs:

Reference is hereby made to that certain Irrevocable Transferable Direct Pay Letter of Credit No. ____________ dated [date] (the “Letter of Credit”), which has been established by you for the account of Kentucky Utilities Company in favor of the Bond Trustee (as defined in the Letter of Credit ).

The undersigned hereby certifies and confirms that the Bond Trustee is required to terminate the Letter of Credit in accordance with the terms of the Indenture (as defined in the Letter of Credit) and, accordingly, said Letter of Credit shall be terminated in accordance with its terms.

The original Letter of Credit (including all amendments thereto) is returned herewith for cancellation.

IN WITNESS WHEREOF, this Certificate has been executed this ____ day of ___________, ________.

[TRUSTEE], as Bond Trustee By: [Title of Authorized Officer]

EXHIBIT A-3

to

[ISSUING BANK]

LETTER OF CREDIT

No. ____________

NOTICE OF EVENT OF DEFAULT

[Trustee], as Trustee (the “Bond Trustee”) under the Indenture of Trust (the “Indenture”) dated [date],between the County of [Carroll][Mercer], Kentucky and the Bond Trustee

[Address]

Attn:

Ladies and Gentlemen:

Reference is hereby made to that certain Irrevocable Transferable Letter of Credit No. ______________ dated [date]  (the “Letter of Credit”), established by the Issuing Bank (as defined in the Letter of Credit) in your favor as Bond Trustee under the Indenture.  We hereby notify you that an Event of Default under the terms of that certain $198,309,583.05 Amended and Restated Letter of Credit Agreement (as amended, amended and restated, supplemented or modified from time to time, the “Letter of Credit Agreement”), dated as of August 16, 2012 among Kentucky Utilities Company, the lending institutions party thereto from time to time, Banco Bilbao Vizcaya Argentaria, S.A., New York Branch, as Administrative Agent and Sumitomo Mitsui Banking Corporation, New York Branch, as Issuing Lender, has occurred.

We hereby direct you to draw the entire Available Amount of (and as defined in) the Letter of Credit as an acceleration of the Bonds in accordance with Section 9.02 of the Indenture.

All capitalized terms used herein and not otherwise defined herein shall have the same meanings herein as in the Letter of Credit.

IN WITNESS WHEREOF, this Certificate has been executed this ____ day of ___________, ________.

SUMITOMO MITSUI BANKING CORPORATION, NEW YORK BRANCH By: [Title of Authorized Officer]

EXHIBIT B

to

[ISSUING BANK]

LETTER OF CREDIT

No. ____________

INTEREST DRAWING CERTIFICATE

SUMITOMO MITSUI BANKING CORPORATION, NEW YORK BRANCH
as Issuing Lender
277 Park Avenue
New York, NY 10172
ATTENTION: TRADE CREDIT SERVICES DEPARTMENT
Telephone:  (212) 224-4310
Facsimile:  (212) 224-4566

[Trustee], as Bond Trustee (the “Beneficiary”), hereby CERTIFIES as follows with respect to (i) that certain Irrevocable Transferable Direct Pay Letter of Credit No. ______________ dated [date] (the “Letter of Credit”), issued by [Issuing Bank] in favor of the Beneficiary; (ii) those certain Bonds (as defined in the Letter of Credit); and (iii) that certain Indenture (as defined in the Letter of Credit):

1.              The Beneficiary is the Bond Trustee under the Indenture.

2.              The Beneficiary is entitled to make this drawing in the amount of $________________ under the Letter of Credit pursuant to the Indenture with respect to the payment of interest due on all Bonds outstanding on the Interest Payment Date occurring on [insert applicable date] other than Ineligible Bonds (as such term is defined in the Letter of Credit).

3.              The amount of this drawing is equal to the amount required to be drawn by the Beneficiary pursuant to Section 6.02 of the Indenture.

4.              The amount of this drawing was computed in compliance with the terms of the Indenture and, when added to the amount of any other drawing under the Letter of Credit made simultaneously herewith, does not exceed the Available Amount of (and as defined in) the Letter of Credit as presently in effect.

5.              Payment by SUMITOMO MITSUI BANKING CORPORATION, NEW YORK BRANCH pursuant to this drawing shall be made to ______________________________, ABA Number _______________, Account Number ______________, Attention: ___________________________________, Re: _________________________.

6.              The amount hereby demanded will not be applied to any payment in respect of Ineligible Bonds.

IN WITNESS WHEREOF, this Certificate has been executed this __________ day of ____________________, ____.

[TRUSTEE], as Bond Trustee By: [Title of Authorized Officer]

EXHIBIT C

to

[ISSUING BANK]

LETTER OF CREDIT

No. ____________

REDEMPTION DRAWING CERTIFICATE

SUMITOMO MITSUI BANKING CORPORATION, NEW YORK BRANCH
as Issuing Lender
277 Park Avenue
New York, NY 10172
ATTENTION: TRADE CREDIT SERVICES DEPARTMENT
Telephone:  (212) 224-4310
Facsimile:  (212) 224-4566

[Trustee], as Bond Trustee (the “Beneficiary”), hereby CERTIFIES as follows with respect to (i) that certain Irrevocable Transferable Direct Pay Letter of Credit No. _________________ dated [date] (the “Letter of Credit”), issued by [Issuing Bank] (the “Issuing Bank”) in favor of the Beneficiary; (ii) those certain Bonds (as defined in the Letter of Credit); and (iii) that certain Indenture (as defined in the Letter of Credit):

1.              The Beneficiary is the Bond Trustee under the Indenture.

2.              The Beneficiary is entitled to make this drawing in the amount of $____________ under the Letter of Credit pursuant to Section 4.01 of the Indenture.

3.              (a) The amount of this drawing is equal to (i) the principal amount of Bonds other than Ineligible Bonds (as such term is defined in the Letter of Credit) to be redeemed by the Borrower pursuant to Section 4.04 of the Indenture on [insert applicable date] (the “Redemption Date”), plus (ii) in the event such redemption date does not coincide with a regularly scheduled Interest Payment Date (as defined in the Indenture), interest accrued on such Bonds from the immediately preceding Interest Payment Date to the redemption date.

(b)              Of the amount stated in paragraph 2 above:

(i)           $____________ is demanded in respect of the principal amount of the Bonds referred to in subparagraph (a) above; and

(ii)           $____________ is demanded in respect of accrued interest on such Bonds.

4.              The amount of this drawing was computed in compliance with the terms and conditions of the Indenture and, when added to the amount of any other drawing under the Letter of Credit made simultaneously herewith, does not exceed the Available Amount of (and as defined in) the Letter of Credit.

5.              The Issuing Bank is hereby instructed following the honor of this drawing, and in accordance with the terms of the Letter of Credit, to reduce the Stated Amount by $_________ [insert applicable amount] which amount represents the amount of excess interest coverage under the Letter of Credit (computed in respect of the outstanding principal amount of the Bonds at an assumed interest rate of fifteen percent (15%) per annum for a period of 45 days based on a year of 365 days) no longer necessary as a result of the redemption of Bonds with the proceeds of this drawing, and, if applicable, taking into account any permanent reduction in the Stated Amount occasioned by the payment of accrued interest on such redeemed Bonds through an Interest Drawing (as defined in the Letter of Credit) and not through the drawing effected by this Certificate.

6.              Payment by SUMITOMO MITSUI BANKING CORPORATION, NEW YORK BRANCH, pursuant to this drawing shall be made to ______________________________, ABA Number _______________, Account Number ______________, Attention: ___________________________________, Re: _________________________.

IN WITNESS WHEREOF, this Certificate has been executed this _____________ day of ___________________, ___.

[TRUSTEE], as Bond Trustee By: [Title of Authorized Officer]

EXHIBIT D

to

[ISSUING BANK]

LETTER OF CREDIT

No. ____________

LIQUIDITY DRAWING CERTIFICATE

SUMITOMO MITSUI BANKING CORPORATION, NEW YORK BRANCH
as Issuing Lender
277 Park Avenue
New York, NY 10172
ATTENTION: TRADE CREDIT SERVICES DEPARTMENT
Telephone:  (212) 224-4310
Facsimile:  (212) 224-4566

[Trustee], as Bond Trustee (the “Beneficiary”), hereby CERTIFIES as follows with respect to (i) that certain Irrevocable Transferable Direct Pay Letter of Credit No. _______________ dated [date]  (the “Letter of Credit”), issued by [Issuing Bank] (the “Issuing Bank”) in favor of the Beneficiary; (ii) those certain Bonds (as defined in the Letter of Credit); and (iii) that certain Indenture (as defined in the Letter of Credit):

1.              The Beneficiary is the Bond Trustee under the Indenture.

2.              The Beneficiary is entitled to make this drawing under the Letter of Credit in the amount of $_________________ with respect to Bonds tendered pursuant to Section 3.01 of the Indenture, remarketing proceeds for which were not timely received by the Bond Trustee by the Business Day immediately preceding  ________________ (the “Purchase Date”).

3.              (a) The amount of this drawing is equal to (i) the principal amount of Bonds, other than Ineligible Bonds (as such term is defined in the Letter of Credit), for which the Bond Trustee has not timely received actual remarketing proceeds by the Business Day immediately preceding the applicable Purchase Date as provided for in Section 3.03 of the Indenture, plus (ii) interest on such Bonds accrued from the immediately preceding Interest Payment Date to the Purchase Date.

(b)              Of the amount stated in paragraph 2 above:

(i)           $______________ is demanded in respect of the principal portion of the purchase price of the Bonds referred to in subparagraph (a) above; and

(ii)           $______________ is demanded in respect of payment of the interest portion of the purchase price of such Bonds.

4.              The amount of this drawing was computed in compliance with the terms and conditions of the Indenture and, when added to the amount of any other drawing under the Letter of Credit made simultaneously herewith, does not exceed the Available Amount of (and as defined in) the Letter of Credit as presently in effect.

5.              The Beneficiary will register or cause to be registered in the name of the Borrower or the Bond Trustee, but with the Issuing Bank registered as pledgee, upon payment of the amount drawn hereunder, Bonds in the principal amount of the Bonds being purchased with the amounts drawn hereunder and will deliver such Bonds to the Beneficiary, in its capacity as Custodian under (and as defined in) the Custody, Pledge and Security Agreement dated as of [date], among Kentucky Utilities Company, as pledgor, [Issuing Bank], as Issuing Bank and pledgee, and the Beneficiary, as custodian; provided, however, if The Depository Trust Company or its nominee, or a similar securities depository, is the registered owner of all Bonds, the Beneficiary acknowledges that it will cause the security interest of the Issuing Bank to be recorded by such depository on its books or, if the Beneficiary is a participant with respect to such depository, on its own books.

6.              Payment by SUMITOMO MITSUI BANKING CORPORATION, NEW YORK BRANCH pursuant to this drawing shall be made to ______________________________, ABA Number _______________, Account Number ______________, Attention: ___________________________________, Re: _________________________.

IN WITNESS WHEREOF, this Certificate has been executed this _____________ day of ___________________, ___.

[TRUSTEE], as Bond Trustee By: [Title of Authorized Officer]

EXHIBIT E

to

[ISSUING BANK]

LETTER OF CREDIT

No. ____________

ACCELERATION DRAWING CERTIFICATE

SUMITOMO MITSUI BANKING CORPORATION, NEW YORK BRANCH
as Issuing Lender
277 Park Avenue
New York, NY 10172
ATTENTION: TRADE CREDIT SERVICES DEPARTMENT
Telephone:  (212) 224-4310
Facsimile:  (212) 224-4566

[Trustee], as Bond Trustee (the “Beneficiary”), hereby CERTIFIES as follows with respect to (i) that certain Irrevocable Transferable Direct Pay Letter of Credit No. _____________ dated [date] (the “Letter of Credit”), issued by [Issuing Bank] in favor of the Beneficiary; (ii) those certain Bonds (as defined in the Letter of Credit); and (iii) that certain Indenture (as defined in the Letter of Credit):

1.              The Beneficiary is the Bond Trustee under the Indenture.

2.              An Event of Default has occurred under Section 9.01(_) of the Indenture, and the Bond Trustee has declared the principal of and accrued interest on all Bonds then outstanding immediately due and payable.  The Beneficiary is entitled to make this drawing in the amount of $______________ under the Letter of Credit pursuant to Section 9.02 of the Indenture.

3.              (a) The amount of this drawing is equal to (i) the principal amount of Bonds, other than Ineligible Bonds (as such term is defined in the Letter of Credit), outstanding on ______________ (the “Acceleration Date”) plus (ii) interest on such Bonds accrued from the immediately preceding Interest Payment Date (as defined in the Letter of Credit) to the Acceleration Date.

(b)              Of the amount stated in paragraph 2 above:

(i)           $____________________ is demanded in respect of the principal of the Bonds referred to in subparagraph (a) above; and

(ii)           $____________________ is demanded in respect of accrued interest on such Bonds.

4.              The amount of this drawing was computed in compliance with the terms and conditions of the Indenture and does not exceed the Available Amount of (and as defined in) the Letter of Credit.

5.              Payment by SUMITOMO MITSUI BANKING CORPORATION, NEW YORK BRANCH pursuant to this drawing shall be made to ______________________________, ABA Number _______________, Account Number ______________, Attention: ___________________________________, Re: _________________________.

6.              The original Letter of Credit (including any amendments thereto) is being delivered to you by overnight mail for cancellation. Failure to deliver said Letter of Credit will have no effect on its termination, and the Letter of Credit will still be considered terminated upon our receipt of the amount demanded in paragraph 2 above.

IN WITNESS WHEREOF, this Certificate has been executed this _____________ day of ___________________, ___.

[TRUSTEE], as Bond Trustee By: [Title of Authorized Officer]

EXHIBIT F

to

[ISSUING BANK]

LETTER OF CREDIT

No. ____________

STATED MATURITY DRAWING CERTIFICATE

SUMITOMO MITSUI BANKING CORPORATION, NEW YORK BRANCH
as Issuing Lender
277 Park Avenue
New York, NY 10172
ATTENTION: TRADE CREDIT SERVICES DEPARTMENT
Telephone:  (212) 224-4310
Facsimile:  (212) 224-4566

[Trustee], as Bond Trustee (the “Beneficiary”), hereby CERTIFIES as follows with respect to (i) that certain Irrevocable Transferable Direct Pay Letter of Credit No. ___________ dated [date] (the “Letter of Credit”), issued by [Issuing Bank] in favor of the Beneficiary; (ii) those certain Bonds (as defined in the Letter of Credit); and (iii) that certain Indenture (as defined in the Letter of Credit):

1.              The Beneficiary is the Bond Trustee under the Indenture.

2.              The Beneficiary is entitled to make this drawing in the amount of $_______________ under the Letter of Credit pursuant to the Indenture.  The amount of this drawing is equal to the principal amount of Bonds (excluding any Ineligible Bonds (as such term is defined in the Letter of Credit)) with a Stated Maturity (under and as set forth in such Bonds) on _______________.

3.              The amount of this drawing was computed in compliance with the terms and conditions of the Indenture and, when added to the amount of any other drawing under the Letter of Credit made simultaneously herewith, does not exceed the Available Amount of (and as defined in) the Letter of Credit.

4.              Payment by SUMITOMO MITSUI BANKING CORPORATION, NEW YORK BRANCH pursuant to this drawing shall be made to ______________________________, ABA Number _______________, Account Number ______________, Attention: ___________________________________, Re: _________________________.

IN WITNESS WHEREOF, this Certificate has been executed this _____________ day of ___________________, ___.

[TRUSTEE], as Bond Trustee By: [Title of Authorized Officer]

EXHIBIT G

to

[ISSUING BANK]

LETTER OF CREDIT

No. ____________

REDUCTION CERTIFICATE

SUMITOMO MITSUI BANKING CORPORATION, NEW YORK BRANCH
as Issuing Lender
277 Park Avenue
New York, NY 10172
ATTENTION: TRADE CREDIT SERVICES DEPARTMENT
Telephone:  (212) 224-4310
Facsimile:  (212) 224-4566

Deutsche Bank Trust Company Americas, as Bond Trustee (the “Beneficiary”), hereby CERTIFIES as follows with respect to (i) that certain Irrevocable Transferable Direct Pay Letter of Credit No.___________ dated [date] (the “Letter of Credit”), issued by [Issuing Bank] (the “Issuing Bank”) in favor of the Beneficiary; (ii) those certain Bonds (as defined in the Letter of Credit); and (iii) that certain Indenture (as defined in the Letter of Credit):

1.              The Beneficiary is the Bond Trustee under the Indenture.

2.              Effective on ____________, _______ (which shall be at least two (2) Business Days (as defined in the Letter of Credit) following receipt by the Issuing Bank of this Certificate, the Stated Amount (as defined in the Letter of Credit) shall be reduced by $____________, and the Stated Amount shall thereupon equal $____________, of which amount $_________ is applicable to principal on the Bonds and of which amount $_________ is applicable to interest on the Bonds (as described in the Letter of Credit), all in accordance with the provisions of the Indenture.

In WITNESS WHEREOF, this Certificate has been executed this _____________ day of ___________________, ___.

[TRUSTEE], as Bond Trustee By: [Title of Authorized Officer]

EXHIBIT H

to

[ISSUING BANK]

LETTER OF CREDIT

No. ____________

REQUEST FOR TRANSFER

SUMITOMO MITSUI BANKING CORPORATION, NEW YORK BRANCH
as Issuing Lender
277 Park Avenue
New York, NY 10172
ATTENTION: TRADE CREDIT SERVICES DEPARTMENT
Telephone:  (212) 224-4310
Facsimile:  (212) 224-4566

Re:  Irrevocable Standby Letter of Credit No. _____________

We, the undersigned “Transferor”, hereby irrevocably transfer all of our rights to draw under the above referenced Letter of Credit (“Credit”) in its entirety to:

NAME OF TRANSFEREE
(Print Name and complete address of the Transferee) “Transferee”
ADDRESS OF TRANSFEREE

CITY, STATE/COUNTRY ZIP

In accordance with ISP98, Rule 6, regarding transfer of drawing rights, all rights of the undersigned Transferor in such Credit are transferred to the Transferee, who shall have the sole rights as beneficiary thereof, including sole rights relating to any amendments whether increases or extensions or other amendments and whether now existing or hereafter made.  All amendments are to be advised directly to the Transferee without necessity of any consent of or notice to the undersigned Transferor.

The original Credit, including amendments to this date, if any, are attached and the undersigned Transferor requests that you endorse an acknowledgment of this transfer on the reverse thereof or, at your discretion, issue a replacement Letter of Credit with terms and conditions similar thereto.  The undersigned Transferor requests that you notify the Transferee of this Credit in such form and manner as you deem appropriate, and the terms and conditions of the Credit as transferred.  The undersigned Transferor acknowledges that you incur no obligation hereunder and that the transfer shall not be effective until you have expressly consented to effect the transfer by notice to the Transferee.

If you agree to these instructions, please advise the Transferee of the terms and conditions of this transferred Credit and these instructions.

Transferor represents and warrants to Transferring Bank that our execution, delivery, and performance of this request to Transfer (a) are within our powers, (b) have been duly authorized, (c) constitute our legal, valid, binding and enforceable obligation, (d) do not contravene any charter provision, by-law, resolution, material contract or other undertaking binding on or affecting us or any of our properties, (e) do not require any notice, filing or other action to, with, or by any governmental authority (f) the enclosed Credit is original and complete, (g) there is no outstanding demand or request for payment or transfer under the Credit affecting the rights to be transferred, and (h) the Transferee’s name and address are correct and complete ant the Transferee’s use of the Credit as transferred and the transactions underlying the Credit and the requested Transfer do not violate any Unites States or other law, rule or regulation.

The Effective Date shall be the date hereafter on which Transferring Bank effects the requested transfer by acknowledging this request and giving notice thereof to Transferee.

WE WAIVE ANY RIGHT TO TRIAL BY JURY THAT WE MAY HAVE IN ANY ACTION OR PROCEEDING RELATING TO OR ARISING OUT OF THIS TRANSFER.

This Request is made subject to ISP98 and is subject to and shall be governed by the law of the State of New York, without regard to principles of conflict of laws.

Sincerely yours,

_______________________________________________
(Print Name of Transferor)

_______________________________________________
(Transferor’s Authorized Signature)

_______________________________________________
(Print Authorized Signers Name and Title)

_______________________________________________
(Telephone Number/Fax Number)

(a) SIGNATURE GUARANTEED
Signature(s) with title(s) conform(s) with that/those on file with us for this individual, entity or company and signer(s) is/are authorized to execute this agreement.  We attest that the individual, company or entity has been identified by us in compliance with USA PATRIOT Act procedures of our bank.

_________________________________________________
(Print Name of Bank)
_________________________________________________
(Address of Bank)
_________________________________________________
(City, State, Zip Code)
_________________________________________________
(Print  Name and Title of Authorized Signer)
_________________________________________________
(Authorized Signature)
________________________________________________
(Telephone Number)

Acknowledged:

_______________________________________________
(Print Name of Transferee)

_______________________________________________
(Transferee’s Authorized Signature)

_______________________________________________
(Print Authorized Signers Name and Title)

_______________________________________________
(Telephone Number/Fax Number)

(b) SIGNATURE GUARANTEED
Signature(s) with title(s) conform(s) with that/those on file with us for this individual, entity or company and signer(s) is/are authorized to execute this agreement.  We attest that the individual, company or entity has been identified by us in compliance with USA PATRIOT Act procedures of our bank.

_________________________________________________
(Print Name of Bank)
_________________________________________________
(Address of Bank)
_________________________________________________
(City, State, Zip Code)
_________________________________________________
(Print  Name and Title of Authorized Signer)
_________________________________________________
(Authorized Signature)
________________________________________________
(Telephone Number)

_________________, _____

NOTICE OF EXTENSION

[trustee], as Trustee (the “Bond Trustee”) under the Indenture of Trust (the “Indenture”) dated as of [date], between the County of [Carroll][Mercer], Kentucky and the Bond Trustee

[Address]

Attn:

Dear Sirs:

Reference is hereby made to that certain Irrevocable Transferable Direct Pay Letter of Credit No. ______________ dated [date] (the “Letter of Credit”), established by us in your favor as Beneficiary.  We hereby notify you that, in accordance with the terms of the Letter of Credit, the Stated Expiration Date of the Letter of Credit has been extended to _________________, __________.

This letter should be attached to the Letter of Credit and made a part thereof.

SUMITOMO MITSUI BANKING CORPORATION, NEW YORK BRANCH By: [Title of Authorized Officer]

REINSTATEMENT CERTIFICATE

SUMITOMO MITSUI BANKING CORPORATION, NEW YORK BRANCH
as Issuing Lender
277 Park Avenue
New York, NY 10172
ATTENTION: TRADE CREDIT SERVICES DEPARTMENT
Telephone:  (212) 224-4310
Facsimile:  (212) 224-4566

The undersigned hereby certifies to [Issuing Bank] (the “Issuing Bank”), with reference to Irrevocable Transferable Direct Pay Letter of Credit No. ______________ (the “Letter of Credit”) issued by the Issuing Bank in favor of the Bond Trustee (as such term and all other terms used but not otherwise defined herein are defined in the Letter of Credit), that:

1.           The undersigned is the Bond Trustee under the Indenture.

2.           The Bond Trustee has previously made a Liquidity Drawing under the Letter of Credit on ______________ in the amount of U.S. $_____________ (representing U.S. $_____________ of principal and U.S. $_____________ of interest) with respect to the purchase price of Bonds which are now held as Custody Bonds in accordance with the Indenture.

3.           The Bond Trustee has received, on behalf of the Issuing Bank, proceeds (the “Remarketing Proceeds”) from the sale of remarketed Custody Bonds originally purchased with the proceeds of the above described Liquidity Drawing and as of the date hereof holds, on behalf of the Issuing Bank, in the Remarketing Proceeds Subaccount established under the Indenture the amount of U.S. $_____________ (representing U.S. $_____________ of principal and U.S. $_____________ of interest) with respect to the sale of such Custody Bonds.

4.           The Bond Trustee shall deliver the Remarketing Proceeds to the Issuing Bank on the same day as the Remarketing Proceeds are received by the Bond Trustee (on behalf of the Issuing Bank) in immediately available funds by depositing such Remarketing Proceeds with [Issuing Bank] SUMITOMO MITSUI BANKING CORPORATION, NEW YORK BRANCH through the Fedwire to Citibank, N.A., New York, ABA 021-000-089, in favor of SUMITOMO MITSUI BANKING CORPORATION, NEW YORK BRANCH A/C #36023837. Ref: Kentucky Utilities, Reference: Letter of Credit No. _______________, or as otherwise directed by the Issuing Bank.
5.           In accordance with the terms of the Letter of Credit, the Stated Amount under the Letter of Credit is deemed  automatically reinstated in an amount equal to [$________] (total amount of paragraph 3 above).

IN WITNESS WHEREOF, the undersigned has executed and delivered this Certificate this _____ day of ___________, _____.

[TRUSTEE], as Bond Trustee By: [Title of Authorized Officer]

APPENDIX II TO
REIMBURSEMENT AGREEMENT

[FORM OF CUSTODY, PLEDGE AND SECURITY AGREEMENT]

This CUSTODY, PLEDGE AND SECURITY AGREEMENT (together with all exhibits, schedules, attachments and appendices hereto, as amended from time to time, this “Pledge Agreement”), dated as of ____________, is entered into by and among KENTUCKY UTILITIES COMPANY (the “Pledgor”), [CUSTODIAN], as Custodian (the “Custodian”), and [ISSUING BANK], as Issuing Bank (the “Issuing Bank”), pursuant to that certain Reimbursement Agreement dated as of ____________, between the Pledgor and the Issuing Bank (hereinafter, together with all schedules, attachments and appendices thereto, as from time to time amended or supplemented, the “Reimbursement Agreement”).  Any capitalized term used herein, and not defined elsewhere in this Agreement, shall have the meaning set forth in the Reimbursement Agreement.

RECITALS:

A.              The County of [Carroll][Mercer], Kentucky (the “Issuer”) has issued $____________ aggregate principal amount of its County of [Carroll, Kentucky, Environmental Facilities][Mercer, Kentucky, Solid Waste Disposal Facility] Revenue [Refunding] Bonds, [Insert Series] (Kentucky Utilities Company Project) (the “Bonds”), pursuant to a certain  Indenture of Trust dated as of [date], [as amended and restated as of September 1, 2008 and] as [further] amended and supplemented pursuant to Supplemental Indenture No. 1 to [Amended and Restated] Indenture of Trust dated as of September 1, 2010 (the “Bond Indenture”), between the Issuer and [Trustee], as trustee (in such capacity, the “Bond Trustee”).

B.              The Bond Indenture requires that the Bonds be purchased under certain circumstances from the owners thereof in accordance with the terms and conditions of the Bond Indenture.

C.              The Pledgor has entered into that certain Remarketing and Bond Purchase Agreement dated as of [date] (together with all exhibits, schedules, attachments and appendices thereto, as amended, supplemented or restated from time to time, the “Remarketing Agreement”) between [Remarketing Agent], as the initial remarketing agent (“Remarketing Agent”), and the Pledgor, pursuant to which Remarketing Agent has agreed to use its reasonable best efforts to remarket the Bonds under specified terms and conditions as provided in the Remarketing Agreement.

D.              The Pledgor has agreed to enter into the Reimbursement Agreement in order to cause the Issuing Bank to issue its Letter of Credit (as defined in the Reimbursement Agreement) which may be used to pay principal of and interest on and the purchase price of the Bonds pledged to the Issuing Bank in accordance with the Bond Indenture (the “Pledged Bonds”).

NOW, THEREFORE, in consideration of the premises and in order to induce the Issuing Bank to enter into the Reimbursement Agreement and the Issuing Bank to issue its Letter of Credit thereunder and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. Pledge and Security Interest.  The Pledgor hereby pledges, grants, assigns, conveys, hypothecates, transfers, and delivers to the Issuing Bank, all of the Pledgor’s right, title and interest in and to the Pledged Bonds and hereby grants to the Issuing Bank, a first lien on, and security interest in, its right, title and interest in and to the Pledged Bonds, the interest thereon and all proceeds thereof, as collateral security for the prompt and complete payment and satisfaction when due of all indebtedness, obligations, liabilities and amounts from time to time owing by the Pledgor to the Issuing Bank under or in connection with the

Reimbursement Agreement, including, without limitation, interest thereon (all of the foregoing indebtedness, obligations, liabilities and amounts from time to time owing to the Issuing Bank by the Pledgor being hereinafter called the “Bank Obligations”).

2. Notation of Pledge.  (a) The Issuing Bank hereby appoints the Custodian as its agent to receive and hold Pledged Bonds for the benefit of the Issuing Bank.  Upon the application of any drawing under the Letter of Credit to pay the purchase price of Bonds, such Bonds shall constitute Pledged Bonds, shall be owned by the Pledgor and registered in the name of the Issuing Bank or its designee or nominee as pledgee and delivered to the Custodian to be held for the benefit of the Issuing Bank.  The Custodian shall release such Pledged Bonds only in accordance with Section 5 hereof.

(b) The parties hereby acknowledge and agree that if the ownership of the Bonds or a portion thereof is maintained as a fully registered Bond registered in the name of The Depository Trust Company, New York, New York (“DTC”), or its nominee (“Book-Entry Form”), all references herein to the “holding” and “release” of Pledged Bonds shall relate to the recording of beneficial ownership of Pledged Bonds.

(c) The Custodian shall be responsible for instructing the Bond Trustee or other bond registrar under the Bond Indenture to effect any changes on the bond registration books necessary for recording of ownership and pledging of Pledged Bonds or beneficial interests in Pledged Bonds.

3. Payments on the Bonds; Voting Rights.  (a) If, while this Pledge Agreement is in effect, the Pledgor shall become entitled to receive or shall receive any payment, including, without limitation, any payment of interest, principal or proceeds of sale in respect of the Pledged Bonds, the Pledgor agrees to accept the same as the Issuing Bank’s agent and to hold the same in trust on behalf of the Issuing Bank and to deliver the same forthwith to the Custodian for payment to the Issuing Bank.  All sums of money so paid in respect of the Pledged Bonds which are received by the Pledgor and paid to the Issuing Bank shall be first credited as set forth in (and subject to the provisions of) the Reimbursement Agreement.

(b) During such time as the Bonds are pledged to the Issuing Bank under the terms of this Pledge Agreement, the Issuing Bank shall be entitled to exercise all of the rights of an owner of Bonds with respect to voting, consenting and directing DTC, as if the Issuing Bank were the owner of such Bonds, and the Pledgor hereby grants and assigns to the Issuing Bank all such rights.

4. Collateral.  All Pledged Bonds, and all income therefrom and proceeds thereof, are herein collectively sometimes called the “Collateral.”

5. Release of Pledged Bonds.  (a) Upon payment (full or partial) to the Issuing Bank, or the Bond Trustee on behalf of the Issuing Bank, of any Obligations, other than payments from the proceeds of a remarketing of the Bonds, and otherwise when required pursuant to Section 3 of the Reimbursement Agreement, the Issuing Bank agrees to

4

release from the lien of this Pledge Agreement the Pledged Bonds from the pledge and security interest created herein, and to instruct the Custodian in writing to release and transfer to the order of the Pledgor, Pledged Bonds in a principal amount equal to the amount of the repayment allocable to principal of such drawing; provided, however, that the Issuing Bank shall not be obligated to release Pledged Bonds in an amount less than the minimum denomination permitted under the Bond Indenture for the Bonds (except in a situation in which the total amount of Pledged Bonds held by the Issuing Bank is less than such minimum denomination).  Upon payment to the Issuing Bank (or the Bond Trustee on behalf of the Issuing Bank) as aforesaid, any notation on the book-entry records of the Bonds evidencing the pledge of such Bonds to the Issuing Bank shall be removed.  If the Pledged Bonds have been remarketed pursuant to the Bond Indenture, so long as no Event of Default or Default then exists, the Issuing Bank shall also release to the purchaser of the Bonds from the pledge and security interest created by this Pledge Agreement a principal amount of Pledged Bonds equal to the principal amount of Bonds purchased by such purchaser.  Bonds shall be released under this Pledge Agreement (i) upon notice from the Pledgor or the Remarketing Agent to the Issuing Bank specifying the principal amount of Bonds purchased or to be delivered to such purchaser, and (ii) upon receipt by the Bond Trustee (on behalf of the Issuing Bank) of remarketing proceeds with respect to such remarketed Bonds, all in accordance with the Bond Indenture.  The proceeds of any such remarketing shall be delivered to the Issuing Bank on the same day as the Pledged Bonds are released from the lien and security interest of this Pledge Agreement in immediately available funds by depositing such proceeds with __________________________ through the Federal Reserve Wire System to ABA No. ____________ at the Federal Reserve Bank of New York for credit of ___________________, Attn:  ___________________, Account No. ____________, RE:  Kentucky Utilities, Reference: Letter of Credit No. ____________, or as otherwise directed by the Issuing Bank.

(b) Upon an acceleration of all Bonds pursuant to the Bond Indenture and payment to the Issuing Bank of all amounts due on the Pledged Bonds, upon the request of the Issuing Bank, the Custodian shall be authorized to, and shall, cancel all Pledged Bonds held hereunder; provided, however, that such cancellation shall not constitute a release of the Pledgor’s obligations to the Issuing Bank with respect to the Bank Obligations.

6. Event of Default.  The term “Event of Default” shall mean an Event of Default as defined in the Reimbursement Agreement.

7. Rights of the Issuing Bank.  The Issuing Bank shall not be liable for failure to collect or realize upon the Bank Obligations, the Collateral or any collateral security or guaranty therefor, or any part thereof, or for any delay in so doing, nor shall the Issuing Bank be under any obligation to take any action whatsoever with regard thereto or in respect of preserving rights against prior parties.  If an Event of Default or event which with notice or lapse of time or both would become an Event of Default has occurred and is continuing, the Issuing Bank may thereafter, without notice, exercise all rights, privileges or options pertaining to the Pledged Bonds as if it were the absolute owner thereof, upon such terms and conditions as it may determine, all without liability except to account for property

5

actually received by it, but the Issuing Bank shall not have any duty to exercise any of the aforesaid rights, privileges or options nor shall the Issuing Bank be responsible for any failure to do so or delay in so doing.

8. Remedies.  At any time that an Event of Default has occurred and is continuing as a result of all or any portion of the Bank Obligations owing to the Issuing Bank not being paid when due, the Issuing Bank, without demand of performance or other demand, advertisement or notice of any kind (except the notice specified below of time and place of public or private sale) to or upon the Pledgor or any other person (each of which demands, advertisements or notices are hereby expressly waived), may forthwith instruct the Custodian to transfer to the Issuing Bank all or any portion of the Collateral relating to the Pledged Bonds, or may forthwith collect, receive, appropriate and realize upon the Collateral relating to the Pledged Bonds, or any part thereof, and may forthwith sell, assign, give option or options to purchase, contract to sell or otherwise dispose of and deliver said Collateral, or any part thereof, in one or more parcels at public or private sale or sales, at any exchange, broker’s board or at any of the Issuing Bank’s offices or elsewhere upon such terms and conditions and at such prices as it may deem advisable in its discretion, exercised in a commercially reasonable manner, for cash or on credit or for future delivery without assumption of any credit risk, with the right to the Issuing Bank upon any such sale or sales, public or private, to purchase the whole or any part of said Collateral so sold, free of any right or equity of redemption in the Pledgor, which right or equity is hereby expressly waived and released to the fullest extent permitted under law.  The Issuing Bank shall apply all the net proceeds of any such collection, recovery, receipt, appropriation, realization or sale, after deducting all reasonable costs and expenses of every kind incurred therein or incidental to the care, safekeeping or otherwise of any and all of the Collateral in any way relating to the rights of the Issuing Bank hereunder, including reasonable attorneys’ fees and legal expenses, to the payment in whole or in part, of the Bank Obligations owing to the Issuing Bank in such order as prescribed in the Reimbursement Agreement (with the Pledgor remaining liable for any deficiency remaining unpaid after such application), and only after so applying such net proceeds and after the payment by the Issuing Bank of any other amount required by any provision of Law, including, without limitation Section 9-504(1)(c) (or any successor section thereto) of the Uniform Commercial Code of the State of New York, shall the Issuing Bank apply the surplus, if any, to the account of the Pledgor.  The Pledgor agrees that the Issuing Bank need not give more than ten (10) business days’ notice of the time and place of any public sale or of the time after which a private sale or other intended disposition is to take place and that such notice is reasonable notification of such matters.  In addition to the rights and remedies granted to the Issuing Bank in this Pledge Agreement and in any other instrument or agreement securing, evidencing or relating to any of the Bank Obligations, the Issuing Bank shall have all the rights and remedies of a secured party, and the Pledgor shall have all the rights of a debtor, under the Uniform Commercial Code of the State of New York.  The Pledgor further agrees that the Pledgor shall be liable for the deficiency if the proceeds of any sale or other disposition of the Collateral relating to the Pledged Bonds are insufficient to pay all amounts to which the Issuing Bank is entitled, and the reasonable fees of any attorneys reasonably employed by the Issuing Bank to collect such deficiency.  The parties hereto acknowledge that, following any such sale or other disposition of Collateral relating to the Pledged Bonds which is not accompanied by a reinstatement in full of the

6

Letter of Credit (to the extent necessary to provide the required principal and interest coverage of such Pledged Bonds), the then rating assigned by any Rating Agency on the Bonds may be withdrawn and may not apply to such Pledged Bonds.

9. Representations and Warranties of the Pledgor.  The Pledgor hereby represents and warrants that:

(a) on the date of notation of the pledge to the Issuing Bank of any Pledged Bonds on the records of DTC and the deposit of the Pledged Bonds via book-entry into an account maintained by the Issuing Bank at DTC (the “Pledge Date”), neither the Pledgor, the Remarketing  Agent, the Bond Trustee nor any other Person will have any right, title or interest in and to the Pledged Bonds (other than those rights described herein and in the Bond Indenture);

(b) it has, and on the Pledge Date will have, full power, authority and legal right to pledge all of its rights, title and interest in and to the Pledged Bonds pursuant to this Pledge Agreement; and

(c) assuming compliance by the Custodian with Section 2 hereof, the pledge and assignment of the Pledged Bonds pursuant to this Pledge Agreement will create a valid first lien on and a first perfected security interest in, all right, title or interest of the Pledgor in or to such Pledged Bonds, and the proceeds thereof, subject to no prior pledge, lien, mortgage, hypothecation, security interest, charge, option or encumbrance or to any agreement purporting to grant to any third party a security interest in the property or assets of the Pledgor which would include the Pledged Bonds.

10. No Disposition, Etc.  Subject to the provisions of Section 5 hereof and subject to the Bond Indenture and Remarketing Agreement, without the prior written consent of the Issuing Bank, the Pledgor agrees that it will not sell, assign, transfer, exchange or otherwise dispose of, or grant any option with respect to, the Collateral relating to the Pledged Bonds, nor will it create, incur or permit to exist any pledge, lien, mortgage, hypothecation, or security interest therein, or any proceeds thereof, except for the lien and security interest provided for by this Pledge Agreement.  The Pledgor hereby covenants and agrees that it will defend the Issuing Bank’s right, title and security interest in and to the Pledged Bonds relating to the Letter of Credit and the proceeds thereof against the claims and demands of all persons whomsoever.

11. Sale of Collateral.   (a) The Pledgor recognizes that the Issuing Bank may be unable to effect a public sale of any or all of its Pledged Bonds by reason of certain prohibitions contained in the Securities Act of 1933, as amended (the “Securities Act”), and applicable state securities laws, but may be compelled to resort to one or more private sales thereof to a restricted group of purchasers who will be obliged to agree, among other things, to acquire such securities for their own account for investment and not with a view to the distribution or resale thereof.  The Pledgor acknowledges and agrees that any such private sale may result in prices and other terms less favorable to the seller than if such sale were a public sale and, notwithstanding such circumstances, agrees that any such private sale shall

7

be deemed to have been made in a commercially reasonable manner provided that the private sale is made in a commercially reasonable manner for private sales.  The Issuing Bank shall be under no obligation to delay a sale of any of the Pledged Bonds for the period of time necessary to permit the Pledgor to register such securities for public sale under the Securities Act, or under applicable state securities laws, even if the Pledgor would agree to do so.  Notwithstanding anything contained in this Section 11, the Pledgor shall not be required to register such securities for public sale under the Securities Act or any applicable state securities laws.

(b) Subject to the other terms of this Pledge Agreement, the Pledgor further agrees to do or cause to be done all such other acts and things as may be reasonably necessary to make such sale or sales of any portion or all of the Pledged Bonds valid and binding and in compliance with any and all applicable laws, regulations, orders, writs, injunctions, decrees or awards of any and all courts, arbitrators or governmental instrumentalities, domestic or foreign, having jurisdiction over any such sale or sales, all at the Pledgor’ expense.  The Pledgor further agrees that a breach of any of the covenants contained in this Section 11 will cause irreparable injury to the Issuing Bank, that the Issuing Bank has no adequate remedy at law in respect of such breach and, as a consequence, agrees that each and every covenant contained in this Section shall be specifically enforceable against the Pledgor.  The Pledgor further acknowledges the impossibility of ascertaining the amount of damages which would be suffered by the Issuing Bank by reason of a breach of any of such covenants and, consequently, agrees that, if the Issuing Bank shall sue for damages for breach, it shall pay, as liquidated damages and not as a penalty, an amount equal to the par value plus accrued interest on the Pledged Bonds relating to the Issuing Bank on the date the Issuing Bank shall demand compliance with this Section (less an amount equal to the par value plus accrued interest on any Pledged Bonds sold between the date the Issuing Bank shall have demanded compliance with this Section and the date of payment of such liquidated damages), and the Issuing Bank agrees to release its lien on all of its unsold Pledged Bonds to the Pledgor upon payment of such liquidated damages; in no event shall such liquidated damages exceed the amount of the then outstanding Bank Obligations owing to the Issuing Bank plus all amounts which remain available for draw under its Letter of Credit (it being agreed that any such liquidated damages in respect of the undrawn Letter of Credit shall be held in trust for the parties hereto for payment as such losses in respect thereof are incurred by the Issuing Bank and shall be returned to the Pledgor to the extent a loss in respect thereof is not incurred by the Issuing Bank prior to the expiration of the Letter of Credit).

(c) The Pledgor and the Issuing Bank acknowledge that, following any such sale or other disposition of Collateral relating to the Pledged Bonds which is not accompanied by a reinstatement in full of the Letter of Credit (to the extent necessary to provide the required principal and interest coverage of such Pledged Bonds), the then rating assigned by any Rating Agency on the Bonds may be withdrawn and may not apply to such Pledged Bonds.

8

12. Further Assurances.  The Pledgor agrees that at any time and from time to time upon the written request of the Issuing Bank, the Pledgor will execute and deliver such further documents and do such further acts and things as the Issuing Bank may reasonably request in order to effect the purposes of this Pledge Agreement.

13. Severability.  Any provision of this Pledge Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

14. No Waiver; Cumulative Remedies.  The Issuing Bank shall not by any act, delay, omission or otherwise be deemed to have waived any of its rights or remedies hereunder and no waiver shall be valid unless in writing, signed by the Issuing Bank, and then only to the extent therein set forth.  A waiver by the Issuing Bank of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy which the Issuing Bank would otherwise have on any future occasion.  No failure to exercise nor any delay in exercising on the part of the Issuing Bank, of any right, power or privilege hereunder, shall operate as a waiver thereof; nor shall any single or partial exercise of any right, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, power or privilege.  The rights and remedies herein provided are cumulative and may be exercised singly or concurrently, and are not exclusive of any rights or remedies provided by law.  Time is of the essence in the interpretation and performance of this Pledge Agreement.

15. Amendments; Applicable Law.  None of the terms or provisions of this Pledge Agreement may be altered, modified or amended except by an instrument in writing, duly executed by the Issuing Bank, the Custodian and the Pledgor.  This Pledge Agreement and all obligations of the Pledgor hereunder shall be binding upon the successors and assigns of the Pledgor, and shall, together with the rights and remedies of the Issuing Bank hereunder, inure to the benefit of the Issuing Bank and its successors and assigns.  This Pledge Agreement shall be governed by, and be construed, enforced and interpreted in accordance with, the internal laws of the State of New York.

16. Term.  This Pledge Agreement shall remain in full force and effect for so long as the Letter of Credit is in effect or any amount is owed to the Issuing Bank under the Reimbursement Agreement or any amount is owed pursuant to the Reimbursement Agreement.

17. The Custodian.  (a) The Custodian shall not be subject to any liability hereunder with respect to Collateral held in its custody, except for its gross negligence or willful misconduct.

(b) To the extent permitted by law from legally available funds, the Pledgor agrees to indemnify the Custodian and its officers, agents, directors and employees against any loss, claim, liability or expense, reasonably incurred without gross

9

negligence or willful misconduct on the part of the Custodian or such person, arising out of or in connection with this Pledge Agreement, including any of its duties as Custodian hereunder, including the reasonable costs and expenses of defending itself from any claim or liability in connection herewith.  Notwithstanding the foregoing, the Custodian shall have all of the rights (including indemnification rights), benefits, privileges and immunities granted to the Bond Trustee under the Bond Indenture, all of which are incorporated herein mutatis mutandis.  The provisions of this paragraph shall survive the termination of this Pledge Agreement or the resignation or removal of the Custodian.  At the reasonable request and expense of the Pledgor, the Custodian shall cooperate in making any investigation and defense of any indemnified claim or demand and shall assert appropriately the rights, privileges and defenses which are available to the Custodian in connection therewith.

(c) In the event of its resignation or removal as the Bond Trustee under the Bond Indenture, the Custodian shall resign or be removed under this Pledge Agreement, and the successor trustee appointed under the Bond Indenture shall be appointed by the Issuing Bank as the successor Custodian under this Pledge Agreement.  Upon the acceptance of any appointment as Custodian hereunder by a successor Custodian, such successor Custodian shall thereupon succeed to and become invested with all the rights, powers, privileges and duties of the retiring Custodian, and the resignation or removal of the retiring Custodian shall be effective as of such date.  After the effective date of any retiring Custodian’s resignation or removal as Custodian hereunder, the provisions of this Section 17 shall remain applicable to it as to any actions taken or omitted to be taken by it while it was Custodian under this Pledge Agreement.

(d) The Custodian has executed this Pledge Agreement solely as Custodian for the Issuing Bank in accordance with the terms hereof and hereby agrees not to exercise any right or remedy, including a right of set-off, it may have at any time with respect to any of the Collateral, except in accordance with the provisions of this Pledge Agreement or the written instructions of the Issuing Bank.

(e) The Custodian has executed this Pledge Agreement solely in connection with its role as Bond Trustee under the Bond Indenture, and in the event of any conflict between the terms of the Bond Indenture and this Pledge Agreement as to the duties of the Custodian, the terms of the Bond Indenture shall control.

18. Notices.  Notices given to the Pledgor or the Issuing Bank pursuant to this Pledge Agreement shall be delivered to such address and through such means as shall be provided in the Reimbursement Agreement or to such other address as any party may specify in a notice to the other parties.  Notwithstanding anything herein to the contrary, notices to release Pledged Bonds may be made by telecopy and each such notice shall be promptly confirmed in writing.  Notices given to the Custodian pursuant to this Pledge Agreement shall be addressed as follows:

[TRUSTEE]
[Address]

10

Attn:

[SIGNATURE PAGES IMMEDIATELY FOLLOW]

11

IN WITNESS WHEREOF, the parties hereto have executed this Custody, Pledge and Security Agreement as of the date first above written.

KENTUCKY UTILITIES COMPANY, as the Pledgor By: Name: Title:

[ISSUING BANK], as Issuing Bank By: Name: Title:

2

[CUSTODIAN], as Custodian By: Name: Title:

3

EXHIBIT B

Form of Assignment and Assumption Agreement

This Assignment and Assumption (the “Assignment and Assumption”) is dated as of the Effective Date set forth below and is entered into by and between [the] [each]1 Assignor identified on the Schedules hereto as “Assignor” [or “Assignors” (collectively, the “Assignors” and each] an “Assignor”) and [the] [each]2 Assignee identified on the Schedules hereto as “Assignee” or “Assignees” (collectively, the “Assignees” and each an “Assignee”).  [It is understood and agreed that the rights and obligations of [the Assignors] [the Assignees]3 hereunder are several and not joint.]4  Capitalized terms used but not defined herein shall have the meanings given to them in the Credit Agreement identified below (the “Credit Agreement”), receipt of a copy of which is hereby acknowledged by [the] [each] Assignee.  The Standard Terms and Conditions set forth in Annex 1 attached hereto are hereby agreed to and incorporated herein by reference and made a part of this Assignment and Assumption as if set forth herein in full.

For an agreed consideration, [the] [each] Assignor hereby irrevocably sells and assigns to [the Assignee] [the respective Assignees], and [the] [each] Assignee hereby irrevocably purchases and assumes from [the Assignor] [the respective Assignors], subject to and in accordance with the Standard Terms and Conditions and the Credit Agreement, as of the Effective Date inserted by the Administrative Agent as contemplated below (a) all of [the Assignor’s] [the respective Assignors’] rights and obligations in [its capacity as a Lender] [their respective capacities as Lenders] under the Credit Agreement and any other documents or instruments delivered pursuant thereto to the extent related to the amount and percentage interest identified below of all of such outstanding rights and obligations of [the Assignor] [the respective Assignors] under the letter of credit facility identified below (including any letters of credit included in such facilities) and (b) to the extent permitted to be assigned under applicable law, all claims, suits, causes of action and any other right of [the Assignor (in its capacity as a Lender)] [the respective Assignors (in their respective capacities as Lenders)] against any Person, whether known or unknown, arising under or in connection with the Credit Agreement, any other documents or instruments delivered pursuant thereto or the loan transactions governed thereby or in any way based on or related to any of the foregoing, including, but not limited to, contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity related to the rights and obligations sold and assigned pursuant to clause (a) above (the rights and obligations sold and assigned by [the] [any] Assignor to [the] [any] Assignee pursuant to clauses (a) and (b) above being referred to herein collectively as, the “Assigned Interest”).  Each such sale and assignment is without recourse to [the] [any] Assignor and, except as expressly provided in this Assignment and Assumption, without representation or warranty by [the] [any] Assignor.

_____________________________________________

1
For bracketed language here and elsewhere in this form relating to the Assignor(s), if the assignment is from a single Assignor, choose the first bracketed language.  If the assignment is from multiple Assignors, choose the second bracketed language.

2
For bracketed language here and elsewhere in this form relating to the Assignee(s), if the assignment is to a single Assignee, choose the first bracketed language.  If the assignment is to multiple Assignees, choose the second bracketed language.

3	Select as appropriate.
4	Include bracketed language if there are either multiple Assignors or multiple Assignees.

1.   Assignor:                      See Schedule attached hereto

2.   Assignee:                      See Schedule attached hereto

3.   Borrower:                      Kentucky Utilities Company

4.   Administrative Agent:  Banco Bilbao Vizcaya Argentaria, S.A., New York Branch, as the administrative agent under the Credit Agreement

5.           Credit Agreement:  The $198,309,583.05 Amended and Restated Letter of Credit Agreement dated as of August 16, 2012 by and among Kentucky Utilities Company, as Borrower, the Lenders party thereto, Banco Bilbao Vizcaya Argentaria, S.A., New York Branch, as Administrative Agent and Sumitomo Mitsui Banking Corporation, New York Branch, as Issuing Lender(as amended, amended and restated, supplemented or otherwise modified)

6.           Assigned Interest: See Schedule attached hereto

[7.          Trade Date:  ______________________]5

REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

_____________________________________________
     5   To be completed if the Assignor(s) and the Assignee(s) intend that the minimum assignment amount is to be determined as of the Trade Date.

Effective Date:  _____________, 20____

[TO BE INSERTED BY ADMINISTRATIVE AGENT AND WHICH SHALL BE THE EFFECTIVE DATE OF RECORDATION OF TRANSFER IN THE REGISTER THEREFOR.]

The terms set forth in this Assignment and Assumption are hereby agreed to:

ASSIGNOR

[NAME OF ASSIGNOR]

By: ________________________________________
Title:

ASSIGNEE

See Schedule attached hereto

[Consented to and]6 Accepted:

BANCO BILBAO VIZCAYA ARGENTARIA, S.A., NEW YORK BRANCH,
as Administrative Agent

By ________________________________________
Title:

[Consented to:]7

KENTUCKY UTILITIES COMPANY

By ________________________________________
Title:

[Consented to]:

SUMITOMO MITSUI BANKING CORPORATION, NEW YORK BRANCH
as Issuing Lender

By ________________________________________
Title:

[Consented to]:8

[ISSUING LENDER]
as Issuing Lender

By ________________________________________
Title:

_____________________________________________

6	To be added only if the consent of the Administrative Agent is required by the terms of the Credit Agreement.

7	To be added only if the consent of the Borrower is required by the terms of the Credit Agreement.

8	To be added only if there are additional Issuing Lenders.

SCHEDULE

To Assignment and Assumption

By its execution of this Schedule, the Assignee(s) agree(s) to the terms set forth in the attached Assignment and Assumption.

Assigned Interests:

Aggregate Amount of Commitment for all Lenders9	Amount of Commitment Assigned10	Percentage Assigned of Commitment11
$	$	%

[NAME OF ASSIGNEE]12                                                                           [and is an Affiliate of [identify Lender]]13

_____________________________

9	Amount to be adjusted by the counterparties to take into account any payments or prepayments made between the Trade Date and the Effective Date.

10	Amount to be adjusted by the counterparties to take into account any payments or prepayments made between the Trade Date and the Effective Date.

11	Set forth, to at least 9 decimals, as a percentage of the Commitment of all Lenders thereunder.

12	Add additional signature blocks, as needed.

13	Select as applicable.

ANNEX 1 to Assignment and Assumption

AMENDED AND RESTATED LETTER OF CREDIT AGREEMENT
DATED AS OF AUGUST 16, 2012
BY AND AMONG
KENTUCKY UTILITIES COMPANY, AS BORROWER,
THE LENDERS PARTY THERETO
BANCO BILBAO VIZCAYA ARGENTARIA, S.A., NEW YORK BRANCH,
AS ADMINISTRATIVE AGENT
STANDARD TERMS AND CONDITIONS FOR ASSIGNMENT AND ASSUMPTION

1.           Representations and Warranties.

1.1 Assignor.  [The] [Each] Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of [the] [the relevant] Assigned Interest, (ii) [the] [such] Assigned Interest is free and clear of any lien, encumbrance or other adverse claim and (iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby; and (b) assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with the Credit Agreement or any other Loan Document, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan Documents or any collateral thereunder, (iii) the financial condition of the Borrower, any of its Subsidiaries or Affiliates or any other Person obligated in respect of any Loan Document or (iv) the performance or observance by the Borrower, any of its Subsidiaries or Affiliates or any other Person of any of their respective obligations under any Loan Document.

1.2.  Assignee.  [The] [Each] Assignee (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement, (ii) it meets all requirements of an Eligible Assignee under the Credit Agreement (subject to receipt of such consents as may be required under the Credit Agreement), (iii) from and after the Effective Date, it shall be bound by the provisions of the Credit Agreement as a Lender thereunder and, to the extent of the Assigned Interest, shall have the obligations of a Lender thereunder, (iv) it has received a copy of the Credit Agreement, together with copies of the most recent financial statements delivered pursuant to Section 6.01 thereof, as applicable, and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Assumption and to purchase [the] [the relevant] Assigned Interest on the basis of which it has made such analysis and decision independently and without reliance on the Administrative Agent or any other Lender, and (b) agrees that (i) it will, independently and without reliance on the Administrative Agent, [the] [any] Assignor or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents, and (ii) it will perform in accordance with their terms all of the obligations that by the terms of the Loan Documents are required to be performed by it as a Lender.

2.           Payments.  From and after the Effective Date, the Administrative Agent shall make all payments in respect of the Assigned Interest (including payments of principal, interest, fees and other amounts) to the Assignor for amounts that have accrued to but excluding the Effective Date and to the Assignee for amounts that have accrued from and after the Effective Date.

3.           General Provisions.  This Assignment and Assumption shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns.  This Assignment and Assumption may be executed in any number of counterparts, which together shall constitute one instrument.  Delivery of an executed counterpart of a signature page of this Assignment and Assumption by telecopy shall be effective as delivery of a manually executed counterpart of this Assignment and Assumption.  This Assignment and Assumption shall be governed by and construed in accordance with the internal laws of the State of New York.

EXHIBIT D

Form of Letter of Credit Request

 ______________, ____

[Insert details of Issuing Lender]

Ladies and Gentlemen:

This notice shall constitute a “Letter of Credit Request” pursuant to Section 3.03 of the $198,309,583.05 Letter of Credit Agreement dated as of April 29, 2011 (the “Credit Agreement”) among Kentucky Utilities Company, the lending institutions party thereto from time to time and Banco Bilbao Vizcaya Argentaria, S.A., New York Branch, as Administrative Agent.  Terms defined in the Credit Agreement and not otherwise defined herein have, as used herein, the respective meanings provided for therein.

The undersigned hereby requests that _______________ 14  issue a [Standby] Letter of Credit on _______________, ________ 15 in the aggregate amount of $________________.  [This request is to extend a Letter of Credit previously issued under the Credit Agreement; Letter of Credit No. __________.]

The beneficiary of the requested Standby Letter of Credit will be ________________ 16 and such Standby Letter of Credit will be in support of _____________________ 17 and will have a stated termination date of ___________________18.

Copies of all documentation with respect to the supported transaction are attached hereto.

_____________________________

14	Insert name of Issuing Lender.

15	Must be a Business Day.

16	Insert name and address of beneficiary.

17	Insert a description of the obligations, the name of each agreement and/or a description of the commercial transaction to which this Letter of Credit Request relates.

18	Insert the last date upon which drafts may be presented (which may not be later than the fifth Business Day prior to the Termination Date).

KENTUCKY UTILITIES COMPANY

By: _____________________________
Name:
Title:

APPROVED:

[ISSUING LENDER]

By: _____________________________
Name:
Title: